Exhibit 10.7

MASTER LEASE

Between

VTR Hillcrest MC Tulsa, LLC, VTR Hillcrest HS Tulsa, LLC, VTR Bailey MC, LLC,

VTR Heart Hospital, LLC, VTR Lovelace WH, LLC, VTR Lovelace Westside, LLC, VTR

Lovelace Roswell, LLC, VTR Lovelace MC & Rehab, LLC, VTR Hillcrest Claremore,

LLC and VTR Baptist SA, LLC, each a Delaware limited liability company,

as “Landlord”

and

Each of the Entities Identified on Schedule 1,

as “Tenant”

August 4, 2015

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	6.6.	Granting of Easements; Certain Subleases and Licenses	25

7.	Representations and Warranties		26
	7.1.	By Tenant	26
	7.2.	By Landlord	26

8.	Events of Default; Remedies		27
	8.1.	Events of Default	27
	8.2.	Remedies	30

9.	Obligations of Tenant on Expiration or Early Termination of the Lease		35
	9.1.	Surrender of Possession, Transition	35
	9.2.	Tenant Property	37
	9.3.	Use of Legacy Tradenames	39
	9.4.	Management of Terminated/Dispossessed Premises	40
	9.5.	Holding Over	40
	9.6.	Survival	41

10.	Certain Landlord Rights		41
	10.1.	Intentionally Omitted	41
	10.2.	Entry and Examination of Records	41
	10.3.	Estoppel Certificates	41
	10.4.	Conveyance Release	42
	10.5.	Landlord’s Financing	42

11.	Assignment and Subletting		43
	11.1.	Prohibition on Transfer	43
	11.2.	Effect of Transfers	44
	11.3.	Permitted Transfers	44
	11.4.	Minor Subleases	47
	11.5.	Rights of Landlord	48
	11.6.	Transfer Defined	48

12.	Damage and Destruction		48
	12.1.	Notice of Property Loss	48
	12.2.	Intentionally Omitted	49
	12.3.	Destruction	49
	12.4.	Restoration	49
	12.5.	Disbursement of Insurance Proceeds	50
	12.6.	Insufficient Proceeds/Risk of Loss	50
	12.7.	Excess Proceeds	50
	12.8.	Landlord’s Inspection	50
	12.9.	Not Trust Funds	51
	12.10.	Waiver	51
	12.11.	Facility Mortgagee	51

13.	Condemnation		51
	13.1.	Total Taking	51

	13.2.	Partial Taking	51
	13.3.	Restoration	52
	13.4.	Temporary Taking	52
	13.5.	Waiver	52

14.	Indemnification by Tenant		52
	14.1.	Indemnity	52
	14.2.	Indemnity Claims Process	53
	14.3.	Guaranteed Leases	54
	14.4.	Survival of Indemnity	54

15.	Combination of Leases and New Leases		54
	15.1.	Combination of Leases	54
	15.2.	New Lease	54

16.	Confidentiality		54
	16.1.	Obligations of Confidence	54
	16.2.	Permitted Disclosures	54
	16.3.	Confidential Information Defined	55
	16.4.	Injunctive Relief	56
	16.5.	Suspension Period	56
	16.6.	Disclosure Notice	56

17.	Miscellaneous		57
	17.1.	Attorneys’ Fees	57
	17.2.	Non-Recourse	57
	17.3.	General REIT Provisions	57
	17.4.	Waiver of Jury Trial	58
	17.5.	Notices	58
	17.6.	Interpretation	59
	17.7.	Time of the Essence	59
	17.8.	Severability	59
	17.9.	General Terms	59
	17.10.	Governing Law	59
	17.11.	Anti-Terrorism Representations	60
	17.12.	Discretion	60
	17.13.	Right of First Offer/Refusal	61
	17.14.	No Recourse	62
	17.15.	Memorandum of Lease	62
	17.16.	Operating Lease Treatment	62
	17.17.	Work in Progress	63

18.	Indemnification by Landlord		63
	18.1.	Indemnity	63
	18.2.	Indemnity Claims Process	63
	18.3.	Survival of Indemnity	64

19.	New Mexico Reorganization		64
	19.1.	HELC Bonds and LHS Services Promissory Notes	64
	19.2.	Restructuring	64
	19.3.	Additional Acknowledgements	65

EXHIBITS AND SCHEDULES

Defined Terms	A

Real Property Legal Description	B

Intentionally Omitted	C

Intentionally Omitted	D

Lease Guaranty	E

Financial, Management and Regulatory Reports	F

Restrictive Covenant	G

Combination of Leases and New Leases; Tenant’s Proportionate Shares	H

SPE Requirements	I

Tenant Organizational Chart	J

Facility Information	Schedule 1

Wiring Instructions	Schedule 4.7

Existing Ground Leases	Schedule 5.12.1

Alterations	Schedule 6.5.1

Guaranteed Leases	Schedule 14.3

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MASTER LEASE

This Master Lease (this “Lease”) is entered into as of August 4, 2015 (the “Effective Date”) by and between VTR Hillcrest MC Tulsa, LLC, VTR Hillcrest HS Tulsa, LLC, VTR Bailey MC, LLC, VTR Heart Hospital, LLC, VTR Lovelace WH, LLC, VTR Lovelace Westside, LLC, VTR Lovelace Roswell, LLC, VTR Lovelace MC & Rehab, LLC, VTR Hillcrest Claremore, LLC and VTR Baptist SA, LLC, each a Delaware limited liability company (individually and collectively, “Landlord”), and each of the entities identified on Schedule 1-B (individually and collectively, “Tenant”).

Now, therefore, in consideration of the mutual covenants, conditions and agreements set forth in this Lease, Landlord and Tenant hereby agree as follows:

1. Defined Terms. For all purposes of this Lease, (a) except as otherwise expressly provided or unless the context otherwise requires, all accounting terms not otherwise defined in this Lease have the meanings assigned to them under GAAP and (b) words whose initial letters are capitalized are defined terms. When used in this Lease, defined terms shall have the meaning set forth on Exhibit A to this Lease or as defined in context elsewhere in this Lease and include the plural as well as the singular.

2. Premises; Single Lease.

2.1. Premises. Subject to the Permitted Encumbrances and the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property and real property interests described on Exhibit B, the improvements located thereon and the fixtures located thereon or affixed thereto (the collective description included in each Part of Exhibit B, each a “Facility”, and collectively, the “Facilities”), with each such Facility to be used to conduct a business of the type described on Schedule 1 hereinafter referred to as the “Business”, and for ancillary services related thereto. All of the real property and Facilities are hereinafter collectively referred to as the “Premises”.

2.2. Single Lease. Tenant and Landlord acknowledge and agree that this Lease constitutes a single, indivisible lease of all of the Premises, and together the Premises constitute a single economic unit. Landlord has agreed to all the provisions of this Lease, including Minimum Rent, Additional Rent and other amounts payable based on the intent to lease all of the Premises as a single and inseparable transaction, and such provisions would have been materially different had the parties intended to enter into separate leases or a divisible lease. Tenant hereby knowingly waives and relinquishes all of its rights under Section 365 (11 U.S.C. §365) of the Federal Bankruptcy Code or any successor or replacement thereof or any analogous state or federal law, to assume, reject or assign, selectively or individually, the right to lease any of the Facilities covered by this Lease separately from the other Facilities covered by this Lease.

3. Term. The initial term (the “Initial Term”) of this Lease shall commence, with respect to each Facility, on the Effective Date and shall end at 11:59:59 p.m. (applicable local time) on the last day of the calendar month in which the 20th anniversary of the Effective Date occurs. Provided there is not an existing or continuing Event of Default under this Lease as of the date of delivery of the Renewal Notice (as hereinafter defined) or at the expiration of the

Initial Term and subject to the terms of Section 3.5 of Exhibit H, Tenant shall have the option to extend this Lease for one (1) renewal term (the “Renewal Term”) of ten (10) years, commencing upon the expiration of the Initial Term, upon the terms and conditions of this Lease. When used in this Lease, the “Term” includes the Initial Term and the Renewal Term for which Tenant has extended this Lease pursuant to this Section 3 and any extension by Landlord pursuant to Section 9.1.4 and any extension pursuant to Section 5.8. To exercise the option as to the Renewal Term, subject to the terms of Section 3.5 of Exhibit H, Tenant shall deliver to Landlord notice (the “Renewal Notice”) of Tenant’s intention to exercise such option no earlier than 36 months, and no later than 12 months, before the end of the Initial Term.

4. Rent.

4.1. Minimum Rent, Adjustments.

4.1.1. Minimum Rent. During the Term, Tenant shall pay to Landlord as minimum rent (“Minimum Rent”) the amounts set forth in this Section 4.1. The Minimum Rent for the first Lease Year shall be $105,000,000.00. Minimum Rent shall be increased during the Term pursuant to Section 4.1.2, shall be payable in advance in 12 equal monthly installments on the first day of each month during the Term (and a pro rata portion thereof on the first day of the Term), and shall be in addition to all other amounts payable by Tenant to Landlord under this Lease. As of the Effective Date, Schedule 1 includes, with respect to each Tenant and each Facility, a Tenant’s Proportionate Share (the “Tenant’s Proportionate Share”), which represents each Tenant’s allocable share of the Minimum Rent obligations in this Lease. Schedule 1 also indicates the applicable Market for each Facility.

4.1.2. Adjustments to Minimum Rent. At the beginning of the second Lease Year and continuing at the beginning of each Lease Year thereafter during the Term and Renewal Term, the Minimum Rent for such Lease Year shall be an amount equal to the sum of:

4.1.2.1. the annual Minimum Rent that was in effect with

respect to the Premises as of the end of the immediately preceding Lease Year, plus

4.1.2.2. the product of the annual Minimum Rent referenced in Section 4.1.2.1 above multiplied by the lesser of (i) the product of the CPI Increase calculated for such Lease Year multiplied by 4, and (ii) 2.5%. For the avoidance of doubt, the CPI Increase cannot be a negative number.

4.1.3. Intentionally Omitted.

4.1.4. Additional Adjustment of Minimum Rent. If the Premises are owned by a real estate investment trust or an entity owned directly or indirectly by a real estate investment trust (other than a taxable real estate investment trust subsidiary), then Landlord and Tenant agree that all Minimum Rent paid to Landlord under this Lease shall qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue of 1986, as amended (the “Code”) and any regulations promulgated thereunder. Should the Code or such regulations, or interpretations of them by the Internal Revenue Service, be changed in a manner which causes the Landlord to have reasonable doubt that any or all of the Minimum Rent qualifies as “rent from real property” for the purposes of Section 856(d) of the Code and such

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regulations, other than by reason of the application of Section 856(d)(2)(B) of the Code, then Landlord shall have the right to adjust Minimum Rent so that it will qualify, provided however that any adjustments permitted pursuant to this Section 4.1 shall be made so as to produce the equivalent (in economic terms) Minimum Rent as payable prior to the adjustment, and for the avoidance of doubt, no such changes will have the effect of increasing, in the aggregate, Tenant’s payment obligations under this Lease.

4.2. Additional Rent. In addition to Minimum Rent, Tenant shall pay and discharge as and when due and payable the following and other amounts payable by Tenant to Landlord under this Lease other than Minimum Rent (any costs or expenses paid or incurred by Landlord on behalf of Tenant that constitute Additional Rent shall be reimbursed by Tenant to Landlord within 10 days after the presentation by Landlord to Tenant of reasonably detailed invoices for such Additional Rent, but not more frequently than once per month unless an Event of Default shall have occurred, in which event Landlord may demand such reimbursement at any time and such amounts shall be due immediately upon demand) (collectively, “Additional Rent”):

4.2.1. Taxes; Other Charges. Tenant shall pay and discharge all Taxes and Other Charges assessed against the Premises and/or the Business payable during the Term with respect to the Term and/or any prior period unless such Taxes or Other Charges are Landlord Indemnified Losses, prior to delinquency or imposition of any fine, penalty, interest or other cost (“Penalty”). Tenant may pay the Taxes and Other Charges in permitted installments (whether or not interest accrues on the unpaid balance) when due and before any Penalty. Tenant shall use commercially reasonable efforts to, and prior to the occurrence of an Event of Default, Tenant has the sole right in good faith to, protest or contest (a “Protest”) in whole or in part (1) the amount or payment of any Taxes or Other Charges and (2) the existence, amount or validity of any Lien by appropriate proceedings sufficient to prevent its collection or other realization and the sale, forfeiture or loss of any portion of the Premises or Rent to satisfy it (as long as Tenant provides Landlord with reasonable security to assure the foregoing), and to the extent Tenant elects or is obligated to undertake a Protest, Tenant shall diligently prosecute any such Protest at its sole cost and expense and pay such Taxes, Other Charges or Liens before the imposition of any Penalty. Following the occurrence of an Event of Default, Landlord shall have the right, at its option, to initiate or control the prosecution of any such Protest. Landlord will cooperate fully in any Protest that involves an amount assessed against it. Any refunds from any taxing authority in respect of any Tax or Other Charge applicable to a period of time for which Tenant is responsible for payment of Taxes and Other Charges hereunder shall be the property of Tenant. To the extent that Landlord receives such refunds, it shall promptly remit them to Tenant. To the extent necessary, Landlord will provide to Tenant on an annual basis the appropriate letter of agency authority or power of attorney to permit Tenant and its representatives to appear before the appropriate taxing body and to Protest Taxes that are the obligation of Tenant under this Lease.

4.2.2. Insurance Premiums. Tenant shall pay all premiums for the insurance coverage required by Section 5.1.

4.2.3. Intentionally Omitted.

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4.2.4. Other Landlord Expenses. Tenant shall pay, on behalf of Landlord, or reimburse Landlord for, all reasonable, documented out-of-pocket costs or expenses paid or incurred by Landlord, including reasonable attorneys’ fees (collectively, such expenses, “Other Landlord Expenses”), in connection with any of the following activities undertaken by, or on behalf of, Landlord under this Lease:

4.2.4.1. Following any Event of Default, the review by Landlord or its representatives of (A) any notices, reports or other information required to be submitted to Landlord by Tenant pursuant to this Lease or (B) any invoices, bills, receipts or other documents required to be reviewed by Landlord, in its reasonable discretion, to monitor Tenant’s compliance with the terms of this Lease in respect of Taxes, utility charges, insurance premiums or any other provisions under this Lease requiring Tenant to make payments to any third party;

4.2.4.2. Any inspection performed by Landlord or any of its representatives of the Premises pursuant to any inspection rights granted under this Lease, provided Landlord shall be entitled to reimbursement for any such inspection only once in any 12-month period exclusive of any inspection rights relative to any restoration work performed on account of any Property Loss or Condemnation or following any Event of Default; provided, however, that such costs or expenses paid by Tenant plus the costs and expenses borne by Tenant in respect of each Compliance Review under to Section 5.18.5 shall not exceed $10,000 in the aggregate in any 12-month period (the “Inspection Fee Cap”);

4.2.4.3. The review, execution, negotiation or delivery of any consent, waiver, estoppel, subordination agreement or approval requested of Landlord by Tenant under this Lease, including any request for consent to Alterations, or any so-called “landlord’s waiver”;

4.2.4.4. The review by Landlord or its representatives of any Plans and Specifications or Restoration Plans and Specifications for projects in excess of $500,000 after Tenant’s expenditure of the Required Capital Expenditure Amount for the subject Lease Year, provided, however, that such costs or expenses paid by Tenant shall not exceed $10,000 per individual project, or of any request by Tenant for any other approval or consent hereunder, or any waiver of any obligation of Tenant; and

4.2.4.5. Any assistance provided by Landlord at Tenant’s request in connection with a Protest pursuant to Section 4.2.1.

4.2.5. Late Charges. The late payment of Rent or other amounts due under this Lease will cause Landlord to lose the use of such money and incur administrative and other expenses not contemplated under this Lease. While the exact amount of the foregoing is extremely difficult to ascertain, the parties agree that, as a reasonable estimate of fair compensation to Landlord, if any Rent or other amount is not paid within (1) five days after the due date for such payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to 5% of such delinquent amounts and (2) 10 days after the due date for such payment, such unpaid amount shall accrue interest from such due date at the Agreed Rate until paid.

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4.3. Security Deposit.

4.3.1. Concurrently herewith, Tenant shall deposit with Landlord the amount of one-half (1/2) of one (1) month’s Minimum Rent (the “Security Deposit”). The aggregate Security Deposit applicable to this Lease shall be allocated ratably to each of the Facilities based upon each Facility’s allocable Minimum Rent (“Allocable Security Deposit”). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant and may be used by the Landlord in an amount equal to the Allocable Security Deposit relative to any non-performance at a specific Facility or Facilities. To the extent that the Security Deposit is in the form of cash, interest thereon shall accrue for the benefit of Tenant. Landlord shall not be required to hold the Security Deposit in an interest-bearing account, but for purposes of the immediately preceding sentence, the Security Deposit shall be deemed to accrue interest at a rate per annum equal to 0.5%. At Tenant’s election, the Security Deposit shall take the form of either (i) a cash deposit or (ii) an unconditional and irrevocable letter of credit in the amount of one-half (1/2) of one (1) month’s Minimum Rent (the “Letter of Credit Amount”) (such letter of credit and any amendment or replacement thereof being the “Letter of Credit”). The Security Deposit shall be delivered to Landlord concurrently with the execution of this Lease by Tenant and Landlord and held by Landlord without liability for insurance (unless required by applicable law) as security for the performance of Tenant’s obligations hereunder. The Security Deposit shall be the property of Landlord, provided that in the event it is ever determined by a court of competent jurisdiction that the Security Deposit is the property of Tenant, then to the extent permitted by applicable law, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in, and an express contractual Lien upon, all of Tenant’s right, title and interest in and to the Security Deposit and all products and proceeds thereof. Landlord shall not be required to segregate the Security Deposit in a separate account and may commingle the Security Deposit with other assets of Landlord or its Affiliates. The Security Deposit is not an advance payment of rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by applicable law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Minimum Rent or Additional Rent. If Landlord uses any portion of the Security Deposit, Tenant, within five (5) business days after written demand from Landlord, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within forty-five (45) days after the latest to occur of: (a) the full and final payment of Minimum Rent, Additional Rent, and all other amounts and obligations due hereunder; (b) the expiration of this Lease; and (c) the date Tenant surrenders the Property to Landlord in accordance with the terms hereof.

4.3.2. Any letter of credit provided hereunder shall be in a form and issued by a financial institution (the “Bank”) reasonably acceptable to Landlord. Landlord hereby approves Bank of America, N.A., as the initial issuer of any letter of credit. Tenant shall promptly provide a substitute letter of credit in a form and from a financial institution reasonably acceptable to Landlord, in the event any of the following occurs: (i) the credit rating of the Bank falls below a short term Fitch Rating credit rating of “F2” or below a long term Fitch Rating credit rating of “BBB”; (ii) the Bank is no longer considered to be well capitalized under the prompt corrective action rules of the FDIC (or any successor agency); or (iii) the Bank is declared insolvent, placed into receivership or otherwise closed for any reason by the FDIC (or any successor agency). In the event that Fitch ceases publishing bank credit ratings, Landlord shall substitute a comparable credit rating service such as Moody’s or Standard & Poor’s and comparable credit ratings as published by such service.

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4.3.3. No condition or term of this Lease shall be deemed to render the letter of credit conditional to justify the issuer of the letter of credit in failing to honor a drawing upon such letter of credit in a timely manner. Tenant agrees and acknowledges that (a) the letter of credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the letter of credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the letter of credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code or otherwise.

4.4. Intentionally Omitted.

4.5. Guaranty. On the date of this Lease, Tenant shall cause to be delivered to Landlord the Lease Guaranty in the form attached to this Lease as Exhibit E made by Guarantor guaranteeing all of Tenant’s obligations under this Lease (such Lease Guaranty, and any other guaranty of all or any part of Tenant’s obligations under this Lease, each as amended from time to time, individually and collectively, the “Lease Guaranty”).

4.6. Absolute Net Lease. All Rent payments shall be absolutely net to Landlord, free of any and all Taxes, Other Charges, and operating or other expenses in connection with the Premises and its operation (except for any expenses expressly allocated to Landlord under this Lease), all of which shall be paid by Tenant. Tenant shall continue to perform its obligations under this Lease even if Tenant claims that it has been damaged by Landlord or Landlord has defaulted hereunder. Thus, Tenant shall at all times remain obligated under this Lease without any right of set-off, abatement or deduction of any kind. Tenant’s sole right to recover damages against Landlord under this Lease shall be to prove such damages in a separate action or in a counterclaim to an action brought by Landlord.

4.7. Payment Method. All Rent and other payments to Landlord shall be paid by wire transfer pursuant to wire instructions set forth on Schedule 4.7. Landlord may, by written notice to Tenant at any time and from time to time, elect to require that Tenant pay Rent (or portions thereof designated by Landlord) owing hereunder (a) by wire transfer and pursuant to any different wiring instructions that Landlord may from time to time provide to Tenant, (b) at such place or to such Person(s) as Landlord from time to time may designate in writing, or (c) to a lock box. If any payment owing hereunder shall be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day.

5. Operating Covenants.

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5.1. Insurance.

5.1.1. General Requirements.

5.1.1.1. All insurance provided for in this Lease shall (A) be maintained under valid and enforceable policies issued by insurers approved to do business in the state or states where the Premises are located and having general policyholders and financial ratings of not less than “A-” and “VII”, respectively, in the then current A.M. Best’s Insurance Report, (B) name Landlord, any Facility Mortgagee and any Ground Lessor and their respective Affiliates, shareholders, directors, officers, employees, property managers, agents, representatives and assigns (“Landlord Parties”) as additional insureds (with the exception of Tenant’s workers’ compensation/employer’s indemnity insurance and crime), and for the property insurance referenced in Section 5.1.2.1, Section 5.1.2.2, Section 5.1.2.3 and Section 5.1.2.4, name the Landlord as the owner and name the Landlord and any Facility Mortgagee, if applicable, as loss payable beneficiaries, (C) cover all of Tenant’s operations at the applicable Facility or Facilities, (D) in the event any insurance policy is cancelled or provide not less than 30 days’ prior written notice to Landlord (10 days in the event of non-payment of premium), (E) with the exception of crime coverage, be primary and provide that any insurance maintained by Landlord Parties for the Premises is excess and noncontributing with Tenant’s insurance, (F) be written on an “occurrence based” policy, unless otherwise provided in this Section 5.1; and (G) include a waiver of subrogation and all rights of recovery (1) that is in favor and for the benefit of Landlord Parties (2) for any claim or liability arising from Tenant’s operations at, or occupation and use of, the Premises or other actions covered by any such policy.

5.1.1.2. Tenant shall provide Landlord: (A) for any policy described in Section 5.1.2.1-5.1.2.4; an ACORD 28 Evidence of Commercial Property Insurance Certificate of Insurance (“COI”); (B) evidence of any National Flood Insurance Policy(ies), if such policies are in place; (C) an annual statement of the total insured property values for the Facility or Facilities covered under Section 5.1.2.1-5.1.2.4, as well as, an annual statement of total insured property values for Tenant’s entire portfolio grouped by zip code; and (D) for any policy other than those described in Section 5.1.2.1-5.1.2.4, a satisfactory ACORD 25 (05/2014/01) edition COI, in each case evidencing the existence of the insurance required by this Lease and showing the interest of Landlord Parties prior to the commencement of the Term and, for any renewal policy, evidence of renewal will be provided prior to expiration of the policy and a COI will be provided no later than 5 Business Days after renewal. In addition, Landlord may require that Tenant provide a complete copy of the related policy within 60 days after renewal.

5.1.1.3. Tenant may satisfy the requirements for insurance coverage under this Lease through coverage under a so-called blanket policy or policies of insurance carried and maintained by Tenant.

5.1.2. Required Policies. During the Term, Tenant shall maintain the following insurance at its sole cost and expense, including any policy deductibles or self-insured retentions, and any claims thereunder shall be adjudicated by and at the expense of Tenant, its insurance carrier or a third party administrator approved by the insurance carrier:

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5.1.2.1. Property insurance coverage with respect to each Facility or Facilities against loss or damage from all causes under standard “all risk” or “special perils” property insurance coverage with an agreed amount endorsement (such that the insurance carrier(s) has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), without exclusion for fire, lightning, windstorm, hail, water damage, explosion, smoke damage, scheduled mobile equipment (if any), sprinkler leakage, flood (subject to an annual aggregate sublimit of $200,000,000 except $10,000,000 for locations wholly or partially within special flood hazard areas (at SFHA), areas of 100 year flooding as defined by the Federal Emergency Management Agency (FEMA), and $25,000,000 per occurrence for the peril of Named Storm in tier 1 counties), vandalism, earthquake (subject to an annual aggregate sublimit of $200,000,000 other than $10,000,000 for earth movement in all of the following States combined: California, Alaska, Hawaii, and or Puerto Rico; $25,000,000 for all earth movement in pacific northwest earthquake zone counties; $25,000,000 for all earth movement in new Madrid earthquake zone counties), terrorism, malicious mischief or any other risks normally covered under an extended coverage endorsement, in amounts that are not less than 100% of the full replacement cost of such Facility, subject to a 1,000,000,000 limit of liability, including all Alterations, and all Tenant Personal Property associated therewith (including the cost of demolition, debris removal and increased cost of construction);

5.1.2.2. If any Facility contains steam boilers, steam pipes, steam engines, steam turbines or other high pressure vessels, machinery and equipment breakdown insurance with an agreed amount endorsement (such that the insurance carrier(s) has/have accepted the amount of coverage and has agreed that there will be no co-insurance penalty), covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping, and machinery, elevators, and escalators, if any, and other similar equipment installed in such Facility, in an amount equal to 100% of the full replacement cost of such Facility, subject to an equipment breakdown sublimit of $ 100,000,000, which policies shall insure against physical damage to and loss of occupancy and use of such Facility arising out of an accident, explosion, or breakdown covered thereunder;

5.1.2.3. Business interruption and extra expense coverage (A) with respect to each Facility for loss of time element on an actual loss sustained basis or, but no less than 12 months, covering perils consistent with the requirements of Section 5.1.2.1 (B) with an agreed amount endorsement (such that the insurance carrier(s) has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), (C) providing that any covered loss thereunder shall be payable to Tenant, and (D) containing an extended period indemnity endorsement that provides that the continued loss of income will be insured until such income returns to the same level it was prior to the loss or the expiration of not fewer than six months after the date of the completed repairs;

5.1.2.4. Builder’s risk insurance coverage, carried by the Tenant or contractor, at all times during which Alterations or structural construction or repairs are being made with respect to any Facility, and only if the coverage under Section 5.1.2.1 above does not otherwise apply, secured and written on a completed value form, (a) on a non-reporting basis, (b) covering all risks insured against pursuant to Section 5.1.2.1 above, (c) with respect to any standalone builder’s risk policies, with an agreed amount endorsement (such that the insurance carrier(s) has accepted the amount of coverage and has agreed that there will be no co-insurance penalty) and (d) covering the interests of Landlord and Tenant and their respective architects, engineers, contractors and subcontractors.

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5.1.2.5. Healthcare Umbrella Liability policy that includes commercial general liability insurance coverage with respect to each Facility including, but not limited to, premises operations, products and completed operations liability, host liquor liability, broad form property damage (with the explosion, collapse, and underground damage exclusions deleted), contractual liability for insured contracts, vicarious independent contractors liability, personal injury and advertising injury coverage and coverage against claims for bodily injury, death, personal and advertising injury, medical expenses, and property damage occurring on, in or about such Facility, affording the Landlord Insured Parties defense and indemnity protection, including healthcare professional liability coverage on either an ISO, or its equivalent, occurrence or claims-made form with respect to each Facility for damages for bodily injury, death or otherwise on account of professional services rendered or which should have been rendered, with no exclusion for patient abuse or sexual molestation. The policy will be in a minimum amount of not less than $22,000,000 each occurrence/$22,000,000 annual aggregate.

5.1.2.6. Workers’ compensation insurance coverage with respect to each Facility for injuries or occupational illness sustained by Tenant’s employees in the course of their employment and otherwise consistent with all applicable statutory and Legal Requirements and employer’s liability coverage with limits of not less than $1,000,000 each accident, $1,000,000 bodily injury due to disease each employee and $1,000,000 bodily injury due to disease policy limit. In the alternative, for facilities where State law allows self-insurance for workers’ compensation, Tenant may self-insure consistent with all applicable statutory and Legal Requirements and secure Excess workers’ compensation and employer’s liability coverage with limits of not less than $1,000,000 per occurrence. For facilities that are in a state where workers compensation and employers liability is not required, the Tenant may maintain an Employer’s Indemnity policy with respect to injuries or occupational illness sustained by Tenant’s employees in the course of their employment and otherwise consistent with all applicable statutory and applicable Legal Requirements with a total policy limit of not less than $5,000,000 combined single limit per covered employee/$25,000,000 combined single limit per occurrence. If facilities have any employees required to be enrolled in a State Monopolistic Fund, Tenant will maintain compliance with the Monopolistic Fund requirements.

5.1.2.7. Motor vehicle liability insurance for all owned and non-owned vehicles, including any rented and/or leased vehicles, covering bodily injury, including death, and property damage with limits not less than $1,000,000 each accident, including garagekeepers legal liability, subject to a $75,000 sub-limit, except emergency vehicle limits shall be $2,000,000 each accident.

5.1.2.8. Umbrella/excess liability insurance in addition to underlying coverage in an amount not less than $65,000,000 each occurrence and $65,000,000 annual aggregate, on terms generally consistent with the healthcare liability umbrella policy (including commercial general liability insurance and healthcare professional liability policy), motor vehicle liability policy and employer’s liability policy except non-subscription policy(ies) required under this Section 5.1.2 and covering all claims typically covered by an umbrella/excess liability policy;

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5.1.2.9. Crime insurance against employee dishonesty, with limits not less than $15,000,000 for employee dishonesty and $5,000,000 for coverage for third parties;

5.1.2.10. Contingent Aviation Liability for the operation or use of non-owned aircraft, maximum seating not to exceed 60 seats, with a combined single limit for bodily injury and property damage liability including passengers with a limit of $10,000,000 each occurrence and $500,000 each occurrence for Physical Damage Liability, $10,000,000 each occurrence Aviation Premises Liability, $10,000,000 each offense and in the annual aggregate Personal Injury Liability, $1,000,000 any one aircraft/any one occurrence Care, Custody and Control, and $50,000 any one fire for Fire Legal Liability; and

5.1.2.11. Environmental Liability insurance (including limited mold coverage) with limits not less than Site Liability of $2,000,000 per occurrence/$2,000,000 policy aggregate; Storage Tanks $1,000,000 per occurrence/$2,000,000 annual aggregate.

5.1.2.12. Deductibles/self-insured retentions for the above policies shall not be greater than a $ 250,000 deductible/self-insured retention for property insurance with a 5% of Total Insurable Values (TIV) of the damaged location deductible/self-insured retention for high hazard wind, a $500,000 Building, $500,000 Contents and $250,000 all other loss deductible/self-insured retention for high hazard flood and a $250,000 deductible/self-insured retention for earthquake coverage except 5% of TIV of the damaged location for CA, HI, AK, PR, subject to a minimum $250,000; 2% of TIV of the damaged location for New Madrid EQ Zone Counties or Pacific Northwest EQ Zone Counties, subject to a minimum $250,000; a $500,000 deductible/self-insured retention for workers’ compensation/employer’s liability; a $250,000 deductible/self-insured retention for motor vehicle liability; a $250,000 deductible/self-insured retention for crime; and a $3,000,000 each claim deductible/self- insured retention for commercial general liability/healthcare professional liability; a $250,000 deductible for environmental liability and a $250,000 deductible for contingent aviation liability.

5.1.3. Greater Coverage. Notwithstanding anything in this Section 5 to the contrary, Landlord may, from time to time, and upon not less than 60 days prior written notice to Tenant, require Tenant to obtain and maintain higher liability limits or additional insurance coverages to the extent that such coverages are (i) reasonably necessary to address new or increased risks associated with changes in the operations of Tenant or the Facilities, (ii) available at commercially reasonable rates, and (iii) customarily carried by owners or operators of facilities similar in size and, if relevant to the coverage in question, similar geographic location, to the Facilities.

5.1.4. Claims Made Policies’ Requirements. With respect to crime, Tenant may provide coverage on a Discovery Form basis. With respect to the commercial general liability and healthcare professional liability insurance coverage required by Section 5.1.2.5, Tenant may obtain and maintain commercial general liability and healthcare professional liability insurance on a claims-made basis, provided, however, that (1) the retroactive date for Facilities leased as of the Effective Date of this Lease must precede the Effective Date, (2) upon the expiration or termination of this Lease as it relates to, or with

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respect to any closed and discontinued operation at any Facility, Tenant shall keep in force the commercial general liability and healthcare professional liability insurance policies required under this Lease that relate to any such Facility for, or shall secure an extended reporting period on such policies that has a term of, at least four (4) years after such expiration or termination of this Lease or closing and discontinuation of operations, as applicable, which shall name Landlord Insured Parties as additional insureds, (3) if the retroactive date is advanced or the policy is cancelled or not renewed and not replaced with a similar policy with the same retroactive date, Tenant must secure an extended reporting period for such retroactive-date-advanced, cancelled or non-renewed policy covering the Facility(ies) to which such policy applies or applied of not less than four (4) years following the date such policy’s retroactive date was advanced or such policy was cancelled or not renewed which shall name Landlord Insured Parties as additional insureds; and (4) the obligations referenced in clauses (2) and (3) of this Section 5.1.4 shall survive the expiration or termination of this Lease.

5.1.5. Business Continuity. Tenant has in place, and shall maintain at all times, a disaster recovery plan. Tenant has previously provided a written description of such plan to Landlord. Tenant shall notify Landlord promptly following any material change to such plan, which notice shall contain a reasonably detailed description of the revised plan with the same level of detail as such written description.

5.2. Insurance Coverage by Contractors and Other Vendors.

5.2.1. General Requirements. Tenant shall request certificates of insurance from any contractors, service providers, and vendors that provide maintenance or repairs on or in the Premises, or that provide supplies and inventory to a Facility, in either case in an amount exceeding $5,000,000 per year (collectively, “Service Providers”), which certificates (1) evidence valid and enforceable policies issued by insurers approved to do business in the state where the applicable Facility or Facilities are located and having general policyholders and financial ratings of not less than “A-” and “VII”, respectively, in the then current A.M. Best’s Insurance Report; (2) name Landlord and Tenant as additional insureds by endorsement on Service Provider’s commercial general liability insurance policy; (3) are written on an occurrence policy form; (4) are primary and provide that any insurance maintained by Tenant or Landlord for the Premises is excess and noncontributing with Service Provider’s insurance; and (5) provide a waiver of subrogation and all rights of recovery against and in favor of Tenant and Landlord.

5.2.2. Limits of Coverage. Tenant shall request that Service Providers have and maintain (a) commercial general liability insurance coverage with limits of not less than (i) $1,000,000 for each occurrence, (ii) $5,000 for medical payments to any one person, (iii) $1,000,000 for personal/advertising injury, (iv) $2,000,000 general annual aggregate, and (v) $2,000,000 in the aggregate for products and completed operations; (b) workers’ compensation coverage with respect to each Facility for injuries or occupational disease sustained by Service Provider’s employees in the course of their employment and otherwise consistent with all applicable statutory and Legal Requirements and employer’s liability coverage with limits not less than $1,000,000 each accident, $1,000,000 bodily injury due to disease each employee and $1,000,000 bodily injury due to disease policy limit, and (c) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, covering bodily injury, including death, and property damage with a combined single limit of $1,000,000 each accident.

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5.3. Permitted Use; Qualified Care. Tenant shall continuously use and occupy each Facility during the Term (a) for its Primary Intended Use and for ancillary services relating thereto, and (b) for no other purpose; provided, however, that a Facility may temporarily close as a result of a casualty loss, condemnation, temporary construction or conversion of licensed beds to a higher acuity category, in the case of each of the foregoing closure circumstances, so long as Tenant is in compliance with the requirements of the Lease applicable to such events.

5.4. Tenant Property. Tenant shall obtain and install all items of furniture, fixtures (excluding Excluded Landlord Property), supplies, inventory and equipment as are reasonably necessary to operate or historically have been used in each Facility in compliance with this Lease and in material compliance with all applicable Legal Requirements (“Tenant Personal Property”) and shall, at its expense, replace Tenant Personal Property as reasonably necessary for the aforesaid operation. Any fixtures (other than Tenant Personal Property) installed at any Facility shall be the property of Landlord, whenever such fixtures may be or may have been installed.

5.5. Authorizations. The Authorizations for any Facility shall, to the maximum extent permitted by Legal Requirements, relate and apply exclusively to such Facility. In jurisdictions where the Authorizations are issued to a Tenant or its subtenant, as the Facility operator, Tenant agrees that, if required by Landlord and to the extent permitted by applicable law, Tenant shall reasonably cooperate with Landlord to transfer all of Tenant’s rights in connection with such Authorizations to Landlord or a successor operator, as applicable, upon the expiration or termination of this Lease, at Landlord’s sole cost and expense (except that following a termination due to an Event of Default, such costs and expenses shall be borne by Tenant). Except as provided above in connection with a transfer to Landlord, all inspection fees, costs and charges associated with owning or holding the Authorizations or with any modification to the Authorizations shall be borne solely by Tenant. Any reimbursements or other payments received pursuant to any Authorizations with respect to the period of time prior to any transfer thereof to Landlord or successor operator shall be the sole property of the Tenant. This Section 5.5 shall survive the expiration or earlier termination of this Lease.

5.6. Compliance with Legal and Insurance Requirements.

5.6.1. Except as otherwise permitted by this Lease, Tenant shall keep all Authorizations and Facility Provider Agreements in full force and effect, provided that Landlord shall cooperate with Tenant, at Tenant’s cost and expense, to the extent reasonably required by Tenant to satisfy the foregoing.

5.6.2. Tenant and the Premises shall comply in all material respects with all Authorizations and other Legal Requirements and all CC&R’s applicable to the Business or the Premises and, to the extent applicable, all Third Party Payor Program requirements.

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5.6.3. Tenant shall not take or omit to take any action that would in any way violate any Authorization material to the operation of any Facility as a healthcare facility or other certificate of occupancy affecting any Facility, result in the complete or partial closure of any Facility (other than any closure (a) in connection with Alterations or construction permitted or required by the terms of this Lease, (b) in connection with a casualty or condemnation, (c) made to improve the performance or financial viability of a Facility or Tenant and consented to by Landlord pursuant to Section 8.1.3.2 or (d) of an immaterial portion of a Facility), or result in the permanent termination of Tenant’s ability to operate any Facility.

5.7. Preservation of Business. Tenant acknowledges that a fair return to Landlord on, and protection of its investment in, the Premises is dependent on Tenant’s dedication to the Business, without impairment of its value due to similar businesses of Tenant and its Affiliates in the geographical area of each Facility. Tenant further acknowledges that the diversion of patients, practitioners or patient care activities from any Facility to other facilities owned or operated by Tenant or another Ardent Party may have a material adverse effect on the value and utility of such Facility. Therefore, Tenant shall, and shall cause all of its Affiliates to, comply with the restrictive covenants set forth on Exhibit G to this Lease.

5.8. Hazardous Materials.

5.8.1. Tenant’s use of the Premises shall comply in all material respects with all applicable Hazardous Materials Laws. If any Environmental Activities occur or are suspected to have occurred causing the release of Hazardous Materials on or about the Premises, any violation of any Hazardous Materials Laws occur or are suspected to have occurred or if Tenant has received notice of any Hazardous Materials Claim related to any portion of the Premises, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual problem through the removal of Hazardous Materials or otherwise, and upon Landlord’s approval of the remediation plan, remedy any such problem to the reasonable satisfaction of all applicable Governmental Authorities, in accordance with all Hazardous Materials Laws. If any of the foregoing are Landlord Environmental Conditions or result in Landlord Indemnified Losses, then Tenant’s obligations under this Section 5.8.1 shall be at Landlord’s sole cost and expense (subject to any limitations set forth in Article X of the Purchase Agreement, if applicable, and any further expense above and beyond such limitations shall remain Tenant’s responsibility).

5.8.2. Tenant shall promptly notify Landlord of any of the following: (a) any violation of any Hazardous Materials Laws related to the use of the Premises; (b) Hazardous Materials Claims against Tenant or any portion of the Premises; (c) remedial action in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any portion of the Premises; and (d) Tenant’s discovery of any occurrence or condition on or in the vicinity of any portion of the Premises that materially increases the risk that any portion of the Premises or any occupant of the Premises will be exposed to Hazardous Materials. Tenant shall promptly notify Landlord, and provide it with copies of, all communications to or from Tenant, any Governmental Authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any portion of the Premises (other than routine communications in the ordinary course of business).

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5.8.3. Notwithstanding any other provision of this Lease to the contrary, if any Hazardous Materials are discovered on, under or about any portion of the Premises in violation of any Hazardous Materials Law (excluding any Landlord Environmental Condition or any violation of any Hazardous Materials Law or any Hazardous Materials which existed on, under or about any portion of the Premises as of the Effective Date that result in Landlord Indemnified Losses), the Term shall be automatically extended (unless Landlord otherwise elects in its sole and absolute discretion) and this Lease shall remain in full force and effect until the earlier to occur of the completion of all remedial action required by Hazardous Materials Laws (excluding ongoing monitoring and reporting actions), or the date specified in a notice from Landlord to Tenant terminating this Lease (which date may be subsequent to the date upon which the Term was to have expired). Landlord shall have the right, at Tenant’s sole cost and expense (including Landlord’s reasonable attorneys’ fees and costs) and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims that Tenant is required to indemnify Landlord against under the terms of this Lease.

5.8.4. Notwithstanding any other provision of this Lease to the contrary, in no event shall Tenant have any liability or responsibility with respect to, including, without limitation, any liability or responsibility to indemnify or reimburse the Landlord Indemnified Parties or their successors, or assigns, for any Landlord Indemnified Losses or Landlord Environmental Condition; provided that, if directed by Landlord, Tenant shall cure, detoxify, decontaminate or remediate any such environmental condition at Landlord’s cost and expense, and in the case of any Landlord Indemnified Losses, subject to the limitations set forth in Article X of the Purchase Agreement, if applicable, and any further Losses above and beyond such limitations shall remain Tenant’s responsibility.

5.9. Required Operating Experience and History. Tenant covenants and agrees that, at all times during the Term, each Person who is a member of Senior Management of Guarantor shall have sufficient operating experience and history as determined by Tenant in the exercise of its good faith judgment. As used in this Lease, “Senior Management of Guarantor” shall mean the positions of Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of Guarantor.

5.10. Financial, Management and Regulatory Reports. Tenant shall provide Landlord with the reports listed and other information or documentation listed or otherwise described on Exhibit F within the time frames described therein. All financial information provided shall be prepared in accordance with GAAP, consistent with past practice and shall be submitted electronically in a form reasonably acceptable to Landlord. If Tenant or any Guarantor becomes subject to any reporting requirements of the Securities and Exchange Commission during the Term, it shall concurrently deliver to Landlord such reports as are delivered pursuant to applicable securities laws.

5.11. Compliance with SPE Requirements. Tenant shall comply with the Special Purpose Entity Requirements (“SPE Requirements”) set forth on Exhibit I.

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5.12. Negative Covenants.

5.12.1. Amendment of Existing Ground Leases. No Tenant shall amend or modify any of the Existing Ground Leases without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s discretion.

5.12.2. Change in Business or Organizational Status. No Tenant shall make any material change in the scope or nature of its business objectives or operations, or undertake or participate in activities other than in continuance of the Business for the Primary Intended Use and for ancillary services relating thereto. No Tenant shall allow itself to be dissolved, voluntarily or involuntarily.

5.12.3. Affiliate Transactions and Payments. No Tenant shall enter into any transaction with an Affiliate of any Tenant or any of the partners, members or shareholders of any Tenant except (provided no Monetary Default or any other Event of Default that is not a Non-Terminable Event of Default is continuing) in the ordinary course of business and on terms that are no less favorable to any Tenant than would be obtained in a comparable arm’s-length transaction with a third party that is not an Affiliate. After the occurrence of an Event of Default and until such Event of Default is cured (if curable), unless (i) the Event of Default is not a Monetary Default; (ii) the Event of Default would not reasonably be expected to have a material adverse effect on Facilities whose Consolidated EBITDAR is more than five percent (5%) of Consolidated EBITDAR of all of the Facilities; and (iii) Tenant is diligently pursuing a cure of such Event of Default, no Tenant shall make any payments, dividends or distributions (including dividends, liquidating distributions or cash flow distributions, in cash or otherwise “Restricted Payments”) to any Guarantor or any Ardent Party, or any shareholder, member, partner or other equity interest holder of any Tenant, any Guarantor or any Ardent Party, in each case, other than any such payments, dividends or distributions (a) from one Tenant to another Tenant or to Landlord, (b) distributions made for the sole purpose of allowing equity holders (including, but not limited to, equity holders of Guarantor) to satisfy their pass through income tax obligations with respect to income allocable to Tenant (as applicable), (c) which constitute payment for reasonable and documented pass-through operating expenses and other obligations, and (d) consisting of intercompany payments to satisfy any financing obligations of Tenant that are not prohibited by this Lease, provided, however, for the avoidance of doubt, in no event shall such payments be used to satisfy financing obligations of any Affiliate of Tenant unless such Affiliate is a Tenant Control Party. Notwithstanding the foregoing, Tenant’s ability to make Restricted Payments shall be subject in all respects to the terms and provisions of Section 5.15 of this Lease.

5.12.4. Assets; Investing. No Tenant shall purchase or own any property other than property necessary for, or incidental to, the operation of the applicable Facility for its Primary Intended Use and for ancillary services relating thereto. No Tenant shall purchase or otherwise acquire, hold, or invest in securities or other investments (whether Capital Stock or instruments evidencing indebtedness) of any Person other than as permitted by the SPE Requirements. No Tenant shall make loans or advances to any Person, except for physician recruitment loans consistent with Legal Requirements and cash balances temporarily invested in short-term or money market securities and except for loans to Tenant Related Parties and loans, advances, adjustments and write-offs to settle claims with patients in the ordinary course of business. No Tenant may sell, transfer or otherwise dispose of any Capital Stock in any other Tenant.

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5.12.5. Waste. No Tenant shall commit or suffer to be committed any waste on any of the Premises, nor shall any Tenant cause or permit any nuisance thereon.

5.12.6. Debt Cancellation; Other Indebtedness; Guaranties. No Tenant shall cancel or otherwise forgive or release any claim or debt owed to any Tenant by any Person, except (a) for adequate consideration and in the ordinary course of such Tenant’s business, (b) in a manner consistent with the indigent care policies of Tenant, as applicable or (c) in connection with a physician recruitment loan made consistent with applicable Legal Requirements; provided, however, Tenant, without further approval from Landlord, may reasonably address, adjust and settle claims with patients in the ordinary course of business. Except for any financing that is not restricted by Section 5.17 or for the endorsement of negotiable instruments for collection in the ordinary course of business, no Tenant shall create, incur, assume, or permit to exist (1) any indebtedness other than (A) trade debt incurred in the ordinary course of Tenant’s business and (B) purchase money financing and capitalized equipment leases for the acquisition of personal property or (2) any guarantee of any loan or other indebtedness.

5.12.7. Intentionally Omitted.

5.12.8. Use Specific Negative Covenants. No Tenant shall do any of the following:

5.12.8.1. Transfer any Authorizations to any third party or any location other than a Facility operated by such Tenant or as otherwise required by the terms of this Lease nor pledge any Authorizations as collateral security for any loan or indebtedness except as required or permitted by the terms of this Lease;

5.12.8.2. Rescind, withdraw, revoke, terminate, relinquish, allow to expire without renewal or otherwise materially limit the nature, tenor or scope of any Authorization necessary for a Facility to continue to operate for the applicable Primary Intended Use; or

5.12.8.3. Amend or otherwise reduce, by consent, acquiescence or otherwise, any Facility’s licensed bed capacity, or the number or type of licensed beds, authorized by the Authorizations applicable to such Facility, or apply for approval of any of the foregoing amendments or changes; provided, however, that any of the following shall be permitted: (i) any such changes or amendments in connection with any Alterations or initiatives the purpose of which is to increase the Consolidated EBITDAR if such Alteration, initiative, or related series of Alterations and/or initiatives do not result in a permanent loss of Authorizations required for a Facility to operate for its Primary Intended Use or a permanent reduction of licensed beds in excess of 10% of a Facility’s total licensed beds, (ii) any such changes in connection with any Alterations or initiatives that do not result in a permanent loss of Authorizations required for a Facility to operate for its Primary Intended Use or a permanent reduction of licensed beds in excess of 10% of a Facility’s total licensed beds, (iii) any transfer

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of Authorizations or licensed beds to another Facility or (iv) combining licensed beds under an existing Authorization for such licensed beds even if such combination results in a permanent reduction in total licensed beds for a Facility, provided, however, that in no event shall the aggregate number of licensed beds for all Facilities as a result of such combination be reduced by more than 10% of the total licensed beds at the smallest of the Facilities affected by any such combination.

5.13. Furnish Information. Tenant shall promptly notify Landlord of any condition or event of which it has actual knowledge that constitutes a material breach of any term, condition, warranty, representation or provision of this Lease or any other agreement between Landlord or its Affiliates and any Tenant, any Guarantor or any of their Affiliates, and of any material adverse change in the financial condition of any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor and of any Event of Default. Additionally, Tenant shall notify Landlord within five (5) Business Days after receipt of any formal or informal written notice or advice from its insurance carrier, reinsurance provider, accountants, actuary, any Governmental Authority, or any Third Party Payor Program provider of any increase of 10% or more in Tenant’s reserves for expenses relating to malpractice or professional liability claims or any increase of 10% or more in the premium costs for malpractice or professional liability insurance.

5.14. Further Assurances. Each party hereto shall, upon request of the other party hereto from time to time, execute, deliver, and furnish such documents as may be reasonably necessary to consummate fully the transactions contemplated under this Lease.

5.15. Financial Covenant. The following financial covenant shall be satisfied throughout the Term:

5.15.1. Portfolio Coverage Ratio. As of the last day of each Test Period, commencing with the calendar quarter ending December 31, 2015, the Portfolio Coverage Ratio shall not be less than 2.2 to 1.0.

5.15.2. Notwithstanding anything to the contrary contained herein or in the Lease Guaranty, in the event the requirements of Section 5.15.1 or Section 10 of the Lease Guaranty are not met, from the first day of the applicable calendar quarter until the expiration of the tenth (10th) Business Day subsequent to the applicable financial statements for Tenant and/or Guarantor for the applicable fiscal quarter are required to be delivered, then Tenant and/or Guarantor, as applicable, shall have the right to cure such default by receiving an equity contribution to the capital of Tenant and/or Guarantor, as applicable, within thirty (30) days after the applicable financial statements for Tenant and/or Guarantor, as applicable, for the applicable fiscal quarter are delivered to Landlord (collectively, the “Cure Right”), and upon the receipt by Tenant and/or Guarantor of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, the Portfolio Coverage Ratio, Consolidated Guarantor Fixed Charge Coverage Ratio and/or the Consolidated Guarantor Leverage Ratio shall be recalculated giving effect to a pro forma adjustment by which Combined Facility EBITDARM and/or Consolidated EBITDAR of Tenant and/or Guarantor as applicable, shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Portfolio Coverage Ratio, Consolidated Guarantor Fixed Charge Coverage Ratio and/or the Consolidated Guarantor Leverage Ratio by an amount equal to the Cure Amount; provided, that

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(i) a Cure Right shall not be available to Tenant or Guarantor more than two (2) of any given four (4) consecutive fiscal quarter periods, (ii) no more than twelve (12) Cure Rights shall be available after the Effective Date; and (iii) Tenant and Guarantor shall not be permitted to make any payments, dividends or distributions of the Cure Amount to any Guarantor or any Ardent Party, or any shareholder, member, partner or other equity interest holder of any Tenant, any Guarantor or any Ardent Party (other than any such payments, dividends or distributions (a) from one Tenant to another Tenant or to Landlord, (b) distributions made for the sole purpose of allowing equity holders (including, but not limited to, equity holders of Guarantor) to satisfy their pass through income tax obligations with respect to income allocable to Tenant and/or Guarantor (as applicable), and (c) payments made pursuant to the terms of a Permitted Financing), until such time as the Portfolio Coverage Ratio, Guarantor Fixed Charge Coverage Ratio and/or the Consolidated Guarantor Leverage Ratio then subject to cure, without giving effect to the Cure Amount, shall have been satisfied for a period of two (2) consecutive Test Periods following Tenant’s and/or Guarantor’s failure to meet the requirements of Section 5.15.1 and/or Section 10 of the Lease Guaranty, as applicable. Following payment of the Cure Amount as provided above, Tenant and/or Guarantor, as applicable, shall be deemed to have satisfied the requirements of the Portfolio Coverage Ratio, Consolidated Guarantor Fixed Charge Coverage Ratio and/or the Consolidated Guarantor Leverage Ratio, as applicable, solely for the Test Period giving rise to the breach.

5.15.3. As used in this Section 5.15, the term “Test Period” shall mean each period of 12 calendar months that ends on the last day of each calendar quarter following the Effective Date; provided that, Combined Facility EBITDARM for the fiscal quarter ended September 30, 2014 shall be deemed $62,510,102, Combined Facility EBITDARM for the fiscal quarter ended December 31, 2014 shall be deemed $87,190,200 and Combined Facility EBITDARM for the fiscal quarter ended March 31, 2015 shall be deemed $74,328,309; provided further that, Consolidated EBITDAR for the fiscal quarter ended September 30, 2014 shall be deemed $55,047,113, Consolidated EBITDAR for the fiscal quarter ended December 31, 2014 shall be deemed $75,978,434 and Consolidated EBITDAR for the fiscal quarter ended March 31, 2015 shall be deemed $63,876,164.

5.16. No Impairment. The obligations of Landlord and Tenant under this Lease shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant under this Lease shall continue to be payable in all events unless and to the extent such sums have been fully paid by Tenant.

5.17. Permitted Financing. Tenant shall not obtain, guaranty, assume, suffer to exist, be an obligor under or incur any Funded Indebtedness with respect to any Facility (or its operations) (“Permitted Financing”) unless (a) such Permitted Financing relates solely to assets wholly-owned (directly or indirectly) and Controlled (directly or indirectly) by Guarantor, (b) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.10 hereunder, the Portfolio Coverage Ratio, the Consolidated Guarantor Fixed Charge Coverage Ratio and the Consolidated Guarantor Leverage Ratio, in each case, recomputed on a Pro Forma Basis giving effect to the incurrence of such Permitted Financing, shall be in compliance with the applicable requirements under the financial covenants contained in Section 5.15 of this Lease and Section 10 of the Lease Guaranty, (c) Landlord and the lender or lenders for the Permitted Financing have entered into an intercreditor or other

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similar agreement governing the relative rights and remedies of each of Landlord and the lender or lenders in form and substance reasonably satisfactory to Landlord and such lender or lenders (such agreement is a “Relative Rights Agreement”); provided that such Relative Rights Agreement shall not be required to be entered into if the Funded Indebtedness (i) has a principal amount of less than $5,000,000 individually and the aggregate amount of principal for Funded Indebtedness at the time of such incurrence is less than $15,000,000 or (ii) is a Capital Lease, and (d) no Monetary Default or Event of Default exists (or would result therefrom) under this Lease immediately after giving effect to the consummation of any such Permitted Financing. As of the Effective Date, Tenant has entered into that certain Term Loan Credit Agreement by and among Ardent Legacy Holdings, Inc., a Delaware corporation, Ardent Legacy Acquisitions, Inc., a Delaware corporation, AHS Legacy Operations LLC, a Delaware limited liability company, formerly known as AHS Newco 14, LLC, and AHS New Mexico Holdings, Inc., a New Mexico corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Term Loan Lenders”), Bank of America, N.A. as sole administrative and collateral agent for the Term Loan Lenders and Merrill Lynch, Pierce, Fenner & Smith Incorporated as a lead arranger and bookrunner which provides for a term loan facility in an original principal amount of $250 million (the “Term Credit Agreement”), and that certain ABL Credit Agreement by and among Ardent Legacy Holdings, Inc., a Delaware corporation, Ardent Legacy Acquisitions, Inc., a Delaware corporation, AHS Legacy Operations LLC, a Delaware limited liability company, formerly known as AHS Newco 14, LLC, and AHS New Mexico Holdings, Inc., a New Mexico corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “ABL Lenders”), Bank of America, N.A. as sole administrative and collateral agent for the ABL Lenders and Merrill Lynch, Pierce, Fenner & Smith Incorporated as a lead arranger and bookrunner which provides for a revolving loan facility in an original principal amount of $100 million (the “Revolving Credit Agreement” and, together with the Term Credit Agreement, the “Closing Date Credit Agreements”). As of the Effective Date, Landlord hereby acknowledges that (y) the Relative Rights Agreement executed concurrently herewith satisfies the requirements of this Section 5.17(c) (it being acknowledged that the same form of Relative Rights Agreement in connection with any future financings or refinancings may not so satisfy the requirements of Section 5.17(c), and (z) Tenant has represented to Landlord in a written certification delivered to Landlord on or prior to the Effective Date that, after giving effect to the Closing Date Credit Agreements, Sections 5.17(a), (b), and (d) of this Lease have not been breached.

5.18. Health Care Related Matters.

5.18.1. Tenant shall maintain all records that are required to be maintained by any Governmental Authority or any Third Party Payor Program. All such records shall be complete and accurate in all material respects and shall materially comply with, and be maintained in material compliance with, all Legal Requirements and all conditions of participation, conditions of payment, contracts, standards, policies, manuals, procedures and other requirements of all applicable Third Party Payor Programs.

5.18.2. Tenant shall timely file all material cost reports, cost statements, documents, notices and other reports required to be filed by any Governmental Authority or any Third Party Payor Program. All such filings shall be complete and accurate in all material respects and shall materially comply with all Legal Requirements and all conditions of participation, conditions of payment, contracts, standards, policies, manuals, procedures and other requirements of all applicable Third Party Payor Programs.

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5.18.3. All documentation, coding, billing and collection practices of Tenant, and of any billing or collection agent acting on behalf of any Tenant, shall be in material compliance with all applicable Legal Requirements and all conditions of participation, conditions of payment, contracts, standards, policies, manuals, procedures and other requirements of all applicable Third Party Payor Programs. Tenant shall document, code, bill and process claims for reimbursement and report and refund any overpayments received from Third Party Payor Programs in material compliance with all applicable Legal Requirements and Third Party Payor Programs, including the terms of all Facility Provider Agreements. Any undisputed overpayment owing to any Governmental Payor (or its authorized designee) shall be timely repaid to such Governmental Payor (or its authorized designee) in accordance with the Legal Requirements applicable to such Governmental Payor program. No such overpayment shall be retained by Tenant or the Facilities in any manner that could constitute a violation of the Federal False Claims Act (31 U.S.C. §§ 3729-3733), or any similar state or local statute or regulation.

5.18.4. None of Tenant, Guarantor, any Affiliate of Tenant or Guarantor, nor any director, member, officer, employee, agent, subtenant or licensee of Tenant, Guarantor or any Affiliate of Tenant or Guarantor, shall directly or indirectly offer, pay, solicit or accept any remuneration, whether in cash or in kind, to or from any customer, patient, or patient family member, supplier, contractor, referral source or other third party to obtain business or otherwise induce or reward referrals for or the purchase or use of any health care item or service to the extent prohibited by any Legal Requirement, including 42 U.S.C. §§ 1320a-7, 1320a-7a or 1320a-7b or any regulations promulgated thereunder, or any similar state or local statute or regulation, and the same results in either liabilities comprising more than $30,000,000 in the aggregate at any given time with respect to any one or more violations or exclusion from participation in any Governmental Payor program.

5.18.5. Tenant shall (and shall cause Guarantor and each of Tenant’s Affiliates and Guarantor’s Affiliates to) maintain and abide by a Compliance Program and shall permit and reasonably cooperate with any Compliance Review; provided, however, that Landlord shall conduct no more than one Compliance Review per calendar year, provide Tenant reasonable advanced notice of each Compliance Review and take commercially reasonable efforts to ensure that any Compliance Review not disrupt Tenant’s or Guarantor’s business operations; provided further that the costs and expenses borne by Tenant in respect of each Compliance Review plus the costs and expenses paid by Tenant under Section 4.2.4.2 shall not exceed the Inspection Fee Cap. Tenant’s Compliance Program shall actively promote compliance with all applicable Legal Requirements.

5.19. Intentionally Omitted

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6. Condition and Maintenance of the Premises.

6.1. Acceptance “AS IS”. Tenant has examined the condition of title to and thoroughly investigated the Premises, has concluded that the Premises are in good order and repair and satisfactory for its purposes hereunder, no improvements or modifications to them are required in order to conduct the Business and, subject to the representations, covenants, terms, provisions and obligations contained in the Purchase Agreement, accepts them on an “AS IS” basis and assumes all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. Tenant expressly understands and agrees that any inspection by or on behalf of Landlord of the business conducted at the Premises or of the Premises is for Landlord’s sole and exclusive benefit and is not directly or indirectly for the benefit of, nor should be relied in any manner upon by, Tenant, its patients or any other third party. EXCEPT FOR REPRESENTATIONS OF “SELLER” EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, AND SUBJECT TO THE TERMS AND PROVISIONS (INCLUDING LIMITATIONS ON LIABILITY) SET FORTH THEREIN, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR OTHERWISE, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

6.2. No Liens.

6.2.1. Subject to the provisions of Section 4.2 governing a permitted Protest by Tenant, Tenant will not, directly or indirectly, create, incur, assume, suffer or allow to exist, and will promptly discharge at its expense, any Lien upon Tenant Property, any of the Premises or in respect of the Rent, except for the following:

6.2.1.1. Permitted Encumbrances;

6.2.1.2. Liens for those Taxes of Landlord that Tenant is not required to pay hereunder;

6.2.1.3. Liens for Taxes or for sums resulting from noncompliance with Legal Requirements as long as (A) the same are not yet delinquent or (B) such Liens are in the process of being protested as permitted by Section 4.2;

6.2.1.4. Liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed in good faith or not yet delinquent, provided that (A) such reserve or other appropriate provisions as shall be required by Legal Requirements or GAAP shall have been made therefor and (B) any such Liens are in the process of being contested as permitted by Section 4.2;

6.2.1.5. Liens that are expressly the responsibility of Landlord under this Lease;

6.2.1.6. Liens granted by the Closing Date Credit Agreements and the loan documents executed in connection therewith as of the Effective Date; and

6.2.1.7. Liens granted in Tenant Property in connection with a Permitted Financing.

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6.2.2. Notwithstanding anything in Section 6.2.1 to the contrary, Tenant shall bond over any Lien affecting any Premises if (i) such Lien secures an amount payable in excess of $5,000,000 or (ii) any applicable Facility Mortgagee so requests.

6.3. Tenant’s Maintenance Obligations. At all times during the Term, Tenant shall at its sole cost and expense (except as otherwise expressly set forth herein) (a) keep and maintain the Premises in the same or a better condition as exists as of the Effective Date, (b) promptly make all repairs (interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen) necessary to keep each Facility, including, but not limited to, all mechanical systems and components thereof and all roof and other structural components, in the same or better condition as exists as of the Effective Date and in substantial compliance with all applicable Legal Requirements, including, if applicable, certification for participation in Third Party Payor Programs, and (c) keep and maintain all Tenant Personal Property in the same or better condition as exists as of the Effective Date, and repair and replace such property consistent with prudent industry practice, in each case, ordinary wear and tear and casualty excepted.

6.4. Required Capital Expenditures.

6.4.1. In order to assure the maintenance of the Premises in a condition of reasonable quality, Tenant shall expend, in the first Lease Year, a minimum of $20,000,000, and in each Lease Year thereafter, a minimum of such increased amount as will be calculated in accordance with the next following sentence (such $20,000,000, and any such increased amount as calculated in accordance with the next following sentence is the “Required Capital Expenditure Amount”) on Capital Expenditures. At the beginning of the second Lease Year and continuing at the beginning of each Lease Year thereafter during the Term and Renewal Term, the Required Capital Expenditure Amount for such Lease Year will be an amount equal to the sum of (i) the Required Capital Expenditure Amount that was in effect as of the end of the immediately preceding Lease Year, plus (ii) the product of the Required Capital Expenditure Amount referenced in the preceding clause (i) multiplied by the CPI Increase calculated for such Lease Year. Within 90 days following the end of each Lease Year (and within 90 days following the expiration or termination of this Lease), Tenant shall deliver to Landlord a report (a “Capital Expenditures Report”), certified as true, correct and complete by Tenant pursuant to an Officer’s Certificate, summarizing and describing in reasonable detail all of the Capital Expenditures made by Tenant during the preceding Lease Year (or partial Lease Year, if applicable), on both an aggregate basis and broken down for each Facility, and such receipts and other information as Landlord may reasonably request relative to the Capital Expenditures made by Tenant during the applicable Lease Year (or Partial Lease Year, if applicable).

6.4.2. “Capital Expenditures” means, with respect to a Facility, expenditures to Persons not affiliated with Tenant (unless on arm’s-length terms and in compliance with Section 5.12.3) for (1) repairs, replacements, maintenance, refurbishments or improvements at such Facility that are “capital expenditures” (as defined under GAAP) (provided however, that “Capital Expenditures” shall not include: (A) purchases of inventory or supplies, (B) Financed Alterations, and (C) monies expended by Tenant pursuant to Section 12) (2) purchases of equipment and software used at or in connection with the operation of the Facilities and (3) other improvements to such Facility as approved by Landlord in its sole and absolute discretion.

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6.5. Alterations.

6.5.1. Permitted Alterations. Tenant may alter, improve, exchange, modify or expand the Facilities (collectively, “Alterations”) from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises; provided however, that: (i) any Alterations in excess of $10,000,000 with respect to any individual Facility in any rolling 12-month period shall require Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed; and (ii) any Financed Alterations shall require Landlord’s prior consent, which shall not be unreasonably withheld, conditioned or delayed; provided further, that any Alterations to the Premises must satisfy the requirements set forth in Sections 4.04 (2) and (3) of Revenue Procedure 2001-28 (Internal Revenue Bulletin No. 2001-19). Notwithstanding the preceding, Landlord acknowledges that as of the Effective Date Tenant has undertaken the following Alterations and, as such, those Alterations do not require Landlord’s consent under this Section 6.5.1: (a) BSA Emergency Department Project; and (b) the Harrington Cancer Center replacement project; both of which are described in further detail on Schedule 6.5.1.

6.5.2. Ownership. All Alterations funded by Tenant (other than those related to Tenant Personal Property) shall immediately become a part of the Premises and, the property of Landlord upon the Termination/Dispossession Date, although during the Term, Tenant shall be deemed the tax owner of such Alterations (as well as the owner of Alterations relating to Tenant Personal Property). Except to the extent that Landlord in its discretion agrees to provide financing for Financed Alterations pursuant to this Section 6.5, the cost of all Alterations or other purchases, whether undertaken pursuant to a Legal Requirement or otherwise, shall be borne solely by Tenant.

6.5.3. Requirements for All Alterations. The following shall apply and shall be in addition to and not in lieu of any other requirements that Landlord may impose on Tenant in connection with the making of any Alterations:

6.5.3.1. All Alterations shall be done in a good and workmanlike manner using comparable-class materials in material compliance with all Legal Requirements and Insurance Requirements;

6.5.3.2. Tenant shall not commence any construction until it shall have procured and paid for all municipal and other governmental permits and authorizations required therefor (as well as any permits or approvals required in connection with any Permitted Encumbrance);

6.5.3.3. Prior to the commencement of any Alterations, any contractors or subcontractors working in or on the Premises in connection with any such Alterations shall have delivered to Tenant certificates of insurance that evidence the coverage required by Section 5.2;

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6.5.3.4. Such construction shall not impair the structural strength of any component of the applicable Facility or overburden or impair the operating efficiency of the electrical, water, plumbing, HVAC or other building systems of any such Facility;

6.5.3.5. During such construction, Tenant shall make any necessary arrangements to ensure adequate parking exists at all times during construction of such Alterations, and following completion of such construction, the parking that is located on the Premises adjoining the applicable Facility shall remain adequate for the operation of such Facility for its Primary Intended Use and in no event shall such parking be less than is required by any applicable Legal Requirements; and

6.5.3.6. If the Alterations require Landlord’s approval under Section 6.5.1, Tenant shall provide Landlord with the following prior to commencing any Alterations:

6.5.3.6.1. Tenant’s licensed architect or engineer shall certify to Landlord that the Plans and Specifications conform to and comply in all material respects with all applicable Legal Requirements and all Insurance Requirements related to building, subdivision and zoning and shall not impair the structural strength of any component of the applicable Facility or overburden or impair the operating efficiency of the electrical, water, plumbing, HVAC or other building systems of any such Facility; and

6.5.3.6.2. Tenant shall have submitted to Landlord a written proposal describing in reasonable detail such proposed Alteration and shall provide to Landlord for approval such plans and specifications, Authorizations, construction budgets and other information (collectively, the “Plans and Specifications”) as Landlord shall request, showing in reasonable detail the scope and nature of the proposed Alteration.

6.5.4. Delivery of As-Built Drawings. Promptly following the completion of any Alterations that required Landlord’s prior consent, to the extent applicable to such Alterations, Tenant shall deliver to Landlord (1) “as built” drawings of any Alterations included therein, certified as accurate by the licensed architect or engineer selected by Tenant to supervise such work and (2) a certificate from Tenant’s licensed architect or engineer certifying to Landlord that such Alterations have been completed in compliance with the Plans and Specifications and in material compliance with all applicable Legal Requirements.

6.5.5. Certificate of Occupancy. If a new or revised certificate of occupancy for any component of the applicable Facility is required as a result of any Alteration, Tenant shall obtain such certificate in material compliance with all applicable Legal Requirements and furnish a copy of the same to Landlord promptly upon receipt thereof.

6.5.6. Landlord’s Joining into Permit Applications. At Tenant’s request, Landlord shall join in the application for any permits or authorizations referenced in Section 6.5.3.2 hereof whenever such action is necessary; provided, however, that (1) any such joinder shall be at no liability, out-of-pocket cost or expense to Landlord and (2) any Plans and Specifications required to be filed in connection with any such application that require the approval of Landlord shall have been approved by Landlord.

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6.5.7. Financing Option. During each of the first five years of the Term, Landlord shall, at Tenant’s request, offer financing to Tenant for up to $30,000,000 per year of (i) expenditures relating to Alterations not including appliances or personal property, (ii) the acquisition and/or development of a healthcare facility that will, upon acquisition, become a part of the Premises and be a Facility that is leased by Tenant hereunder, (iii) uninsured losses expended by Tenant pursuant to Section 12.6, (iv) restoration costs expended by Tenant pursuant to Section 13, or (v) expenditures relating to the BSA Emergency Department Project (each such Alteration obtained in connection with such financing being referred to herein as “Financed Alterations”). In the event that Tenant elects to avail itself of such financing, or such acquired Facility, as applicable, Tenant shall enter into with Landlord, forthwith, and in any event prior to disbursement or advance of any of the cost of such Financed Alteration, (i) at Landlord’s option, if applicable, a construction development and completion agreement or a construction loan agreement and a purchase agreement, which shall set forth Landlord’s then standard terms and conditions respecting such disbursements or advances (as may be modified by mutual agreement of Landlord and Tenant) and (ii) an amendment to this Lease, providing for increases in Minimum Rent with respect to the applicable Facility equal to the product of (y) the amount disbursed by Landlord on account of the Financed Alteration times (z) 7.5%. Any such Alterations shall immediately become a part of the Premises upon completion and shall not count toward the requirements set forth in Section 6.4 above. Tenant shall pay all reasonable and documented third party costs, fees and expenses (including fees and costs of outside attorneys) incurred by Landlord in connection with the review of the Financed Alteration and with the preparation, negotiation and execution of all documents related thereto. Notwithstanding anything to the contrary contained herein, Financed Alterations shall include only non-recurring expenditures, including without limitation the addition of a patient tower, refurbishment of an emergency room, and other structural changes to the Premises that may be required by Legal Requirements.

6.6. Granting of Easements; Certain Subleases and Licenses. Landlord shall not have the right (except as required by order of applicable Governmental Authority or to comply with the terms of Permitted Encumbrances in effect as of the Effective Date), without obtaining Tenant’s prior written consent, with respect to any of the Premises, to: (1) grant easements or CC&R’s, (2) release existing easements or CC&R’s that are for the benefit of any part of the Premises, (3) dedicate or transfer unimproved portions of the Premises for road, highway or other public purposes, (4) execute petitions to have any part of the Premises annexed to any municipal corporation or utility district, (5) execute amendments to any easements, covenants and restrictions affecting any part of the Premises, or (6) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interests in the Premises). For the purpose of the foregoing, Tenant shall be deemed to have withheld its consent reasonably if Tenant determines, in Tenant’s reasonable judgment, that such action will result in more than an immaterial interference with Tenant’s conduct of business at the applicable Facility. Notwithstanding the foregoing, Landlord shall have the right, without obtaining Tenant’s consent, to take any of the actions described above in lieu of condemnation or other requirement imposed by a governmental authority having jurisdiction over the applicable Facility, provided that such action is not more burdensome to

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Tenant than such condemnation or other requirement. Any revenue derived from any easement or other instrument described in this Section 6.6 that is entered into in lieu of condemnation or other governmental requirement shall be allocated between Landlord and Tenant in proportion to the relative extent to which such easement or instrument affects the value of the fee interest versus the value of Tenant’s leasehold interest, as reasonably agreed to by Landlord and Tenant.

7. Representations and Warranties.

7.1. By Tenant. Tenant hereby makes the following representations and warranties, as of the Effective Date (except as otherwise specifically set forth below), to Landlord and acknowledges that Landlord is granting this Lease in reliance upon such representations and warranties. Tenant’s representations and warranties shall survive the expiration or termination of this Lease:

7.1.1. Each Tenant is duly organized, validly existing and in good standing under the Legal Requirements of the state in which it was formed. Each Tenant is qualified to do business in and is in good standing under the Legal Requirements of the Situs State(s) of each Facility that it operates.

7.1.2. Each Tenant has the power and authority to execute, deliver and perform this Lease. Each Tenant has taken all requisite action necessary to authorize the execution, delivery and performance of such Tenant’s obligations under this Lease. This Lease constitutes a legal, valid and binding obligation of each Tenant enforceable in accordance with its terms.

7.1.3. The execution, delivery and performance of this Lease by Tenant do not and will not (1) require any consent, approval, authorization, order or declaration of, or any filing or registration with, any court, any Governmental Authority or any other Person, (2) conflict with, and do not and will not result in a breach of, any Tenant Organizational Documents, and (3) violate any Legal Requirements, order, writ, injunction or decree, statute, rule or regulation, applicable to any Tenant or any of the Facilities or the Premises.

7.2. By Landlord. Landlord hereby makes the following representations and warranties, as of the Effective Date (except as otherwise specifically set forth below), to Tenant and acknowledges that Tenant is executing this Lease in reliance upon such representations and warranties. Landlord’s representations and warranties shall survive the expiration or termination of this Lease:

7.2.1. Landlord is duly organized, validly existing and in good standing under the Legal Requirements of the state in which it was formed. Landlord is qualified to do business in and is in good standing under the Legal Requirements of the Situs State(s) of each Facility that it owns.

7.2.2. Landlord has the power and authority to execute, deliver and perform this Lease. Landlord has taken all requisite action necessary to authorize the execution, delivery and performance of Landlord’s obligations under this Lease. This Lease constitutes a legal, valid and binding obligation of Landlord enforceable in accordance with its terms.

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7.2.3. The execution, delivery and performance of this Lease by Landlord does not and will not (1) require any consent, approval, authorization, order or declaration of, or any filing or registration with, any court, any Governmental Authority or any other Person, (2) conflict with, and does not and will not result in a breach of, any Landlord Organizational Documents, and (3) violate any Legal Requirements, order, writ, injunction or decree, statute, rule or regulation, applicable to Landlord or any of the Facilities or the Premises.

8. Events of Default; Remedies.

8.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of Tenant, and there shall be no cure period therefor except as otherwise expressly provided herein, it being understood that any notice of default delivered by Landlord shall not comprise a valid notice unless such notice sets forth the specific subsection of this Section 8.1 under which the default has occurred and identifies the event or circumstance giving rise to the default in reasonable detail; provided, however, in no event shall Landlord’s failure to identify the correct subsection or properly detail the event or circumstance giving rise to such default be deemed a waiver of such default, and Landlord may issue any number of additional or supplemental notices to correct any such deficiencies:

8.1.1. Tenant’s failure to pay when due any Rent, Taxes, Other Charges or other required payments or deposits and such failure continues for more than (i) five (5) Business Days after Landlord notifies Tenant in writing of such failure with respect to the payment of Minimum Rent, Taxes or insurance premiums, or (ii) ten (10) Business Days after Landlord notifies Tenant in writing of such failure with respect to any payment not covered by the foregoing clause (i); provided, however, that in the event Landlord has given a written notice of payment or deposit failure under this Section 8.1.1 for two separate payments or deposits within a period of less than twelve (12) consecutive months, the phrase “Landlord notifies Tenant of such failure” in each of the foregoing clauses (i) and (ii) shall be deemed replaced with “the due date therefor” until the requirement of Landlord to give such a notice would not result in Landlord having to give a third notice during a period of less than twelve (12) consecutive months;

8.1.2. Tenant fails to observe or perform any term, covenant or other obligation of Tenant set forth in Section 5.10 and (other than with respect to delivery of annual financial information, for which there shall be no cure period) such failure continues for more than ten (10) days after Landlord notifies Tenant in writing of such failure; provided that such failures shall occur no more than two (2) times in any twelve month period;

8.1.3. The occurrence of any of the following (each such event, a “Regulatory Event”):

8.1.3.1. revocation of any material Authorization required for the operation of any Facility for its Primary Intended Use due to Tenant’s breach of applicable laws or regulations;

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8.1.3.2. closure of all or substantially all of any Facility or the Business for a period of thirty (30) consecutive days unless such closure was (A) made with the prior consent of Landlord, (B) in connection with Alterations or construction permitted or required by the terms of this Lease, (C) in connection with a casualty or condemnation, (D) to improve the performance or financial viability of a Facility or Tenant and consented to by Landlord or (E) of an immaterial portion of a Facility;

8.1.3.3. any material suspension, termination, exclusion or other limitation is imposed or placed upon Tenant or any portion of the Premises or the Business by any Governmental Authority or Governmental Payor pursuant to any applicable Legal Requirements and such suspension, termination, exclusion or limitation (A) persists for more than thirty (30) days and (B) restricts Tenant or any Facility from being reimbursed for any healthcare services provided to, or admitting, patients (e.g., an admissions ban or non-payment for new admissions by a Governmental Payor resulting from an inspection survey);

8.1.3.4. Tenant or any Tenant Related Party enters into any corporate integrity agreement, settlement or consent decree or deferred prosecution agreement with any Governmental Authority or Governmental Payor that materially limits the ability of Tenant or such Tenant Related Party to admit patients (e.g., an admissions ban or non-payment for new admissions resulting from an inspection survey) and such limitation extends for more than thirty (30) days;

provided that any such Regulatory Event shall not constitute an Event of Default hereunder in the event that Tenant is able to fully cure the event or circumstance giving rise to, and eliminate or otherwise reverse, the Regulatory Event and restore the operational status of Tenant or the Facility, as applicable, within ninety (90) days after the occurrence of such Regulatory Event (inclusive of any time periods set forth above) (the “Regulatory Cure Period”), and during such Regulatory Cure Period Tenant provides Landlord with regular written updates (not less than bi-weekly) regarding the status of Tenant’s cure efforts.

8.1.4. The occurrence of any of the following:

8.1.4.1. The intentional use of any material portion of the Premises other than for the Primary Intended Use and for ancillary services relating thereto;

8.1.4.2. Any material misrepresentation by Tenant under this Lease or material misstatement or omission of fact in any written report, notice or communication from Tenant or any Guarantor to Landlord with respect to Tenant, any Guarantor, the Premises or the Business; provided, however, if such material misrepresentation or material misstatement or omission of fact was made without Tenant’s knowledge and was not intentional, and the circumstances giving rise to such material misrepresentation or material misstatement or omission of fact are subject to cure, Tenant shall have ten (10) Business Days from written notice thereof to cure such material misrepresentation or material misstatement or omission of fact; or

8.1.4.3. (i) Any Tenant’s failure to maintain in full force and effect the insurance coverages required by Section 5.1 or failure to comply with the requirements of Section 11.1, or (ii) any Tenant’s failure to perform or comply with the provisions of Section 5.1 (other than failure to maintain insurance in full force and effect as required by clause (i)

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above), Section 5.11, Section 5.12, Section 5.17 or Section 11 (other than Section 11.1) (subject to any applicable notice and cure periods provided for therein; provided, however, solely with respect to this clause (ii) of this Section 8.1.4.3 if no such notice and cure periods are specified therein, and solely to the extent such failure is susceptible to cure, such failure shall not constitute an Event of Default hereunder if Tenant cures such failure within the earlier of (x) thirty (30) days of receipt of written notice of such failure from Landlord or (y) the date on which Tenant becomes aware of such failure).

8.1.5. Any Governmental Authority or Governmental Payor assesses a fine or penalty against (subject to the resolution of any appeals thereof), or enters into a corporate integrity agreement, settlement agreement or consent decree or deferred prosecution agreement with, Tenant or any Tenant Related Party that imposes a payment or fine upon Tenant or such Tenant Related Party in excess of $30,000,000 either individually or in the aggregate over the course of any 12 month period and such payment or fine (a) does not constitute a Landlord Indemnified Loss and (b) does not arise from the Underlying Claim, the New Mexico Qui Tam Litigation or any matter disclosed on the Company Disclosure Schedule; provided, however, the foregoing shall constitute a Non-Terminable Event of Default rather than an Event of Default provided Tenant or such Tenant Related Party, as applicable, is making periodic payments in satisfaction of the foregoing obligations in accordance with the terms provided in such agreement;

8.1.6. The occurrence of (i) a default under (a) any Material Financing (other than the Closing Date Credit Agreements), (b) any guaranty of a Material Lease (other than the Lease Guaranty) or Material Financing (other than the Closing Date Credit Agreements), (c) any successor or replacement credit agreement or guaranty to any of the foregoing, or (d) any future Material Lease, future Material Financing or future guaranty of any Material Lease (other than a future Lease Guaranty) or Material Financing, and, in the case of clauses (a)- (d) above, which default is not cured within any applicable cure or grace period thereunder, and pursuant to which the lender or landlord thereunder, as applicable, exercises Material Remedies with respect to such default, (ii) an acceleration of the maturity date under either of the Closing Date Credit Agreements, or (iii) a default under the Lease Guaranty, or any future Lease Guaranty, which default is not cured within any applicable cure period thereunder;

8.1.7. (a) The entry of any final and non-appealable judgment against Tenant or any Guarantor (i) in excess of $30,000,000 that is uninsured, (ii) remains unsatisfied or not stayed or superseded for more than 90 days, (iii) does not constitute a Landlord Indemnified Loss and (iv) does not relate to the Underlying Claim, the New Mexico Qui Tam Litigation or any matter disclosed on the Company Disclosure Schedule, or (b) the recording of any judgment or abstract of judgment against Tenant or any Guarantor or any writ of attachment or execution, or other like process, against the assets of Tenant or any Guarantor, in each case (i) in excess of $30,000,000, (ii) remains unsatisfied or not stayed or superseded for more than 90 days, (iii) does not constitute a Landlord Indemnified Loss and (iv) does not relate to the Underlying Claim, the New Mexico Qui Tam Litigation or any matter disclosed on the Company Disclosure Schedule; provided, however, the foregoing shall constitute a Non-Terminable Event of Default rather than an Event of Default provided Tenant or Guarantor, as applicable, is making periodic payments in satisfaction of the foregoing obligations in accordance with the terms provided in the judgment or notice;

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8.1.8. The conviction of, or plea of no contest or nolo contendere by, Tenant or any Tenant Related Party with respect to any felony relating to the ownership or operation of healthcare facilities;

8.1.9. (1) Any Tenant or Guarantor generally fails to pay its debts as they become due, or admits in writing its inability to pay its debts generally, or makes an assignment of all or substantially all of its property for the benefit of creditors, (2) a receiver, trustee or liquidator is appointed for any Tenant or Guarantor or any of its property (unless, within three Business Days following such appointment, Tenant or Guarantor notifies Landlord in writing that it intends to cause such appointment to be discharged and such discharge is diligently prosecuted to completion within 60 days after the date of such appointment), (3) the filing by any Tenant or Guarantor of a voluntary petition under any federal bankruptcy or state Legal Requirements to be adjudicated as bankrupt or for any arrangement or other debtor’s relief, or (4) the involuntary filing of such a petition against any Tenant or Guarantor by any other party (unless, within three Business Days after such filing, Tenant or Guarantor notifies Landlord in writing that it intends to cause such petition to be dismissed, such dismissal is diligently prosecuted and such petition is dismissed within 90 days after filing); or

8.1.10. Tenant’s failure to perform or comply with any other provision of this Lease that does not require the payment or deposit of money or is not otherwise referenced in Sections 8.1.1 through 8.1.9, unless:

8.1.10.1. within ten days after Landlord delivers to Tenant a notice of default, Tenant gives Landlord notice of its intent to cure such default; and

8.1.10.2. Tenant cures such default either within (A) 30 days after such notice from Landlord or (B) 180 days after such notice from Landlord only if (1) such default cannot with due diligence be cured within 30 days because of the nature of the default or delays beyond the control of Tenant, (2) a cure after such period will not materially and adversely affect any portion of the Premises or any material portion of the Business, and (3) Tenant uses its commercially reasonable efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof.

8.2. Remedies.

8.2.1. General. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the Legal Requirements of the state or states in which the Premises are located that are available to a lessor or landlord of real and personal property following a default by its lessee or tenant, and as to the Tenant Property, all remedies granted under the Legal Requirements of such state(s) to a secured party under its Uniform Commercial Code. Landlord shall use commercially reasonable efforts to mitigate its damages under this Lease but, so long as Landlord has exercised such commercially reasonable efforts, shall not be responsible or liable for any failure to relet any of the Premises or to collect any rent due upon any such reletting. Tenant shall pay Landlord, immediately upon demand, all expenses incurred by it in obtaining possession and reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers.

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8.2.2. Termination Right. Upon the occurrence of an Event of Default, Landlord, in its sole discretion, may terminate immediately (1) this Lease with respect to all of the Premises or (2) this Lease with respect to any Facility at or with respect to which the Event of Default exists, by delivery to Tenant of notice of Landlord’s intent to terminate (any termination under such clause (2), a “Limited Termination Election”). Upon delivery of any such notice of termination, all of Tenant’s rights under this Lease shall cease as to the particular portion of the Premises specified in such notice, and if less than all of the Premises are identified in the notice, the provisions of Section 8.2.10 shall apply. Without limiting the foregoing, if Landlord makes a Limited Termination Election, the deletion of the applicable Facility from this Lease shall be absolutely without limitation of each Tenant’s continuing obligation (on a joint and several basis) for the damages and other amounts owing on account of the Event of Default giving rise to the deletion from this Lease of such Facility or the termination of this Lease as to such Facility. Notwithstanding anything to the contrary herein, in the case of an Event of Default described in Section 8.1.3, Section 8.1.8 or Section 8.1.10 , (i) that solely relates to one or more single Facilities and that would not involve the creation of a lien against any Ardent Party other than the Tenants of such Facilities (ii) that would not cause a material adverse effect with respect to Facilities comprising more than 20% of Combined Facility EBITDARM for the most recently reported 12 month period, it being agreed that for purposes of such calculations, Consolidated EBITDAR shall be adjusted on a pro forma basis for any Specified Transactions occurring during such period as if such Specified Transaction had occurred as of the first day of such period, and (iii) so long as Tenant is in compliance with the Portfolio Coverage Ratio and Guarantor is in compliance with the Consolidated Guarantor Fixed Charge Coverage Ratio and Consolidated Guarantor Leverage Ratio, taking into account the removal of such Facilities on a Pro Forma Basis for the reduction of Consolidated EBITDAR for the entirety of the measured period (such Facilities, the “Terminable Facilities”), Landlord shall only be permitted to exercise the foregoing remedies and terminate this Lease as to the Terminable Facilities and/or exercise any other remedies available to it under this Lease, but shall not have the right to terminate the Lease as to any Facilities other than the Terminable Facilities on account of such Event of Default; provided, however, following the termination of this Lease as to any two (2) Facilities, upon the occurrence of any subsequent Event of Default, Landlord shall be entitled to either (I) terminate this Lease in its entirety as contemplated above or (II) exercise the foregoing remedies and terminate this Lease solely as to the Terminable Facilities, and exercise any and all other remedies available to Landlord. Following the termination of this Lease as to any Terminable Facility, (x) to the extent Landlord exercises its right to accelerate the payment of Minimum Rent with respect to such Terminable Facility (which right, for the avoidance of doubt, Landlord may only exercise in connection with the termination of this Lease as to any Terminable Facility), thereafter the Minimum Rent payable shall be reduced by an amount equal to the Allocated Facility Rent for such Terminable Facility (provided that the foregoing Rent reduction shall in no way prevent Landlord from suing for damages in accordance with this Section 8), (y) for the purpose of determining the Portfolio Coverage Ratio, the Minimum Rent shall be deemed to be reduced by an amount equal to the Allocated Facility Rent for such Terminable Facility (regardless of whether or not Landlord exercises its right to accelerate the payment of Minimum Rent with respect to such Terminable Facility) and (z) Tenant shall have no further obligation to perform and observe all of the terms, covenants and conditions of this Lease that it would be otherwise required to undertake as tenant and operator of such Terminable Facility. Notwithstanding anything to the contrary herein, Landlord shall not be entitled to (a)

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terminate this Lease with respect to all or any portion of the Premises, or (b) dispossess Tenant from all or any portion of the Premises, with respect to any Non-Terminable Event of Default (including Tenant’s failure to cure any such Non-Terminable Event of Default). “Non-Terminable Event of Default” means an Event of Default by Tenant resulting from Tenant’s failure to comply with Section 5.6.2, Section 5.8, 5.12.8 or the occurrence of events described in Section 8.1.2, Section 8.1.5 or Section 8.1.7 beyond any applicable grace and cure periods (with respect to Section 8.1.5 and Section 8.1.7, subject to the requirements that the applicable fine or judgment is being paid as described in such Sections) unless any such Events of Default at any given time, taken as a whole, (i) would reasonably be likely to result in (A) the imminent forfeiture of Landlord’s title to the applicable Facility, or (B) a material adverse effect with respect to Facilities that, in the aggregate, for the most recently ended fiscal year comprised more than ten percent (10%) of Combined Facility EBITDARM for all of the Facilities for such period, it being agreed that for purposes of such calculations, Consolidated EBITDAR shall be adjusted on a Pro Forma Basis for any Specified Transactions occurring during such periods as if such Specified Transaction had occurred as of the first day of such period, in which event such breach beyond applicable grace and cure periods shall be subject to all rights and remedies contained herein including the right of termination. For the avoidance of doubt, to the extent that facts or circumstances giving rise to a Non-Terminable Event of Default separately constitute an Event of Default that is not a Non-Terminable Event of Default, such Event of Default shall not be limited by the immediately preceding sentence.

8.2.3. Other Remedies. Without limiting the foregoing, Landlord shall have the right (but not the obligation) to do any of the following upon the occurrence of an Event of Default: (1) sue for specific performance of any covenant of Tenant as to which it is in breach; (2) enter upon and dispossess Tenant from any portion of the Premises and sue for money damages by reason of Tenant’s breach, including, if the Lease is terminated as to such portion of the Premises, the present value (discounted at the Discount Rate) of all Rent and other monetary sums scheduled to become due and owing or payable by Tenant under this Lease after the date of such Event of Default for the entire remaining Term (excluding any unexercised renewal option), less the fair and reasonable rental value of such portion of the Premises for such remaining Term as proven by Tenant, and all obligations and liabilities of Tenant under this Lease that survive such termination or dispossession; (3) elect to leave this Lease in place and sue for Rent and other money damages as the same come due, and (4) before or after repossession of any portion of the Premises pursuant to clause (2) above and whether or not this Lease has been terminated, relet any portion of the Premises to such tenant or tenants, for such terms (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as Landlord may determine in its sole discretion and collect and receive any rents payable by reason of such reletting. Notwithstanding anything to the contrary contained herein, to the extent Landlord exercises any right to accelerate the payment of Rent due under this Lease, Landlord shall promptly upon receipt thereof reimburse Tenant for any rents received in connection with reletting the Premises or any portion thereof after deduction from such rents received of Landlord’s outstanding damages.

8.2.4. Receivership. Following any Event of Default and to the extent permitted by applicable Legal Requirements, Landlord may petition any appropriate court for the appointment of a receiver to take possession of all or any part of the Premises, to manage the operation of all or any part of the Premises, to collect and disburse all rents, issues, profits and

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income generated thereby and to the extent applicable and possible, to preserve or replace any affected license or provider certification for all or any part of the Premises and/or otherwise to substitute the licensee or provider certificate holder (a “Receivership”). If Landlord commences a Receivership, the applicable receiver shall be paid a reasonable fee for its services and all such fees and other expenses of such Receivership shall be paid by Tenant in addition to the Rent otherwise due to Landlord hereunder. Nothing contained in this Section 8.2.4 shall comprise a waiver of Tenant’s right to contest the appointment of a receiver in accordance with applicable Legal Requirements.

8.2.5. Remedies Cumulative; No Waiver. No right or remedy conferred upon or reserved to Landlord under this Lease is exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given under this Lease or now or hereafter existing at law or in equity. Any notice or cure period under this Lease shall run concurrently with any notice or cure period required under applicable Legal Requirements. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment of any similar or different breach (future or otherwise) by Tenant. Landlord’s receipt of any Rent or other sum due under this Lease (including any late charge) with knowledge of any breach shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be effective unless expressed in a writing signed by it. Notwithstanding anything in this Lease to the contrary, the Sale of the Premises (or any part thereof) by Landlord following an Event of Default shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises (or any part thereof) or rejection of this Lease or in any way impair Landlord’s rights upon Tenant’s default, including Landlord’s right to damages.

8.2.6. Performance of Tenant’s Obligations. During the continuance of an Event of Default, the Landlord, without waiving or releasing Tenant from any obligations or default under this Lease, after delivering written notice to Tenant, may make such payment or perform such act for the account and at the expense of Tenant, and enter upon any portion of the Premises for the purpose of taking all such action as Landlord may deem to be reasonably necessary or appropriate. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by Landlord or its representatives, together with interest at the Agreed Rate from the date of the making of such payment or the incurring of such costs and expenses, shall be payable by Tenant to Landlord upon Landlord’s demand.

8.2.7. Application of Funds. Notwithstanding anything in this Lease to the contrary, any payments, deposits, escrows, Property Loss Insurance Proceeds or Awards received or held by Landlord under any of the provisions of this Lease may, following any Event of Default and at Landlord’s option, in its sole discretion, be applied to Tenant’s obligations in the order that Landlord in its sole discretion may determine.

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8.2.8. Tenant’s Waiver; Mitigation. In connection with the exercise by Landlord of any of its remedies under this Section 8.2, including the termination of this Lease, in whole or in part, Tenant waives, to the maximum extent permitted by applicable Legal Requirements, (1) any right of redemption, re-entry or repossession, (2) the benefit of any moratorium laws or any laws now or hereafter in force exempting property from liability for rent or for debt, and (3) any other right provided to Tenant under applicable Legal Requirements relating to a breach of or Event of Default under this Lease, including any rights to cure such breach or Event of Default. In connection with the exercise by Tenant of any of its remedies under this Agreement, in whole or in part, Landlord waives, to the maximum extent permitted by applicable Legal Requirements, any and all rights provided to lessors of real property under applicable Legal Requirements relating to this Lease, other than as expressly set forth in this Lease.

8.2.9. Limitation on Certain of Tenant’s Remedies. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold, delay or condition Landlord’s consent or approval under this Lease, or in any case where Landlord’s reasonableness in exercising its judgment is in issue, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Tenant be entitled to any monetary damages for a breach of any such covenant or unreasonable exercise of judgment, and Tenant hereby specifically waives the right to any monetary damages or other remedies in connection with any such breach or unreasonable exercise of judgment. Without limitation of the foregoing and notwithstanding anything in this Lease to the contrary, Tenant agrees that no breach or default by Landlord under this Lease shall excuse Tenant from performing, or constitute a defense to Tenant’s performance of, any duty, liability or obligation of Tenant under this Lease and in no event shall any breach or default by Landlord under this Lease entitle Tenant to terminate this Lease, or abate Rent, in whole or in part.

8.2.10. Deletion of Facility. If this Lease is terminated as to one or more Facilities (but not all of the Facilities) pursuant to Section 8.2.2 or in connection with a Property Loss or Condemnation, the provisions of this Section 8.2.10 shall be applicable. Without necessity of any further action of the parties, this Lease shall terminate as to the Facility or Facilities (the “Deleted Facility” or the “Deleted Facility or Facilities”) being removed from this Lease, and the Deleted Facility or Facilities shall be separated and removed from this Lease, as of the applicable termination date (e.g., as of the date of Landlord’s delivery of a notice of termination (in the case of a partial termination of this Lease under Section 8.2.2) or as of the Date of Taking (in the case of a partial termination of this Lease under Section 13.2)) (such date, the “Property Removal Date”). As of the applicable Property Removal Date, this Lease shall be amended automatically (and without any further action by the parties) to (1) remove the Deleted Facility or Facilities from this Lease, (2) exclude the Deleted Facility or Facilities from the definition of the Premises, and (3) reduce the Minimum Rent payable under this Lease by the Allocated Facility Rent previously allocated to the Deleted Facility or Facilities (based upon the Tenant’s Proportionate Share(s) of such Deleted Facility or Facilities and as described in Section 4.1 of Exhibit H). Promptly (and in any event within 10 days after delivery of Landlord’s request therefor), Tenant shall execute and deliver to Landlord such instruments as Landlord may from time to time request reflecting the elimination of any Deleted Facility or Facilities from this Lease on the terms described above and such other amendments that Landlord determines are reasonably necessary to effect the deletion of the Deleted Facility or Facilities from this Lease (provided any such amendments do not increase Tenant’s obligations or decrease Tenant’s rights with respect to the remaining Facilities).

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8.2.11. Limited Remedy Events of Default. Notwithstanding anything to the contrary herein contained, or any other provisions of this Lease or any other concurrent transaction document, if Landlord is exercising remedies due solely to the Events of Default described in Sections 8.1.4.3 (but solely to the extent such Event of Default results from the failure to perform or comply with Sections 5.11 (but solely to the extent such Event of Default relates to a breach of Exhibit I, subsection (8)), 5.12.3(ii) or 5.17(b)), 8.1.6 and 8.1.10 (but solely to the extent such Event of Default results from the failure to perform or comply with Section 5.15) (“Limited Remedy Events of Default”), the aggregate amount Tenant shall be required to pay to Landlord from and after the date of the occurrence of such Limited Remedy Event of Default (the “Occurrence Date”) shall not exceed the sum of (i) (A) 89.9% of the fair market value of the Premises as of the Effective Date less (B) the sum of the present value as of the Effective Date (using an annual discount rate equal to the incremental borrowing rate of Guarantor under GAAP (the “Discount Rate”)) of all Minimum Rent and Additional Rent received as of the Occurrence Date, (ii) any amounts of Taxes and Other Charges which are due and payable or have accrued under this Lease through the Occurrence Date, and (iii) any amounts of Taxes and Other Charges which are due and payable or have accrued under this Lease after the Occurrence Date while or so long as the Tenant remains in possession of the Premises after any Limited Remedy Event of Default that relates to insurance, utilities, repairs, maintenance, environmental maintenance, remediation and compliance and other customary costs and expenses of operating and maintaining the Premises in substantial compliance with the terms of this Lease. In the event of a conflict between the provisions under this Section 8.2.11 and any other provision of this Lease or any other concurrent transaction document, the provisions contained in this Section 8.2.11 shall prevail.

8.2.12. Existing Conditions. Notwithstanding anything to the contrary herein contained, or any other provisions of this Lease or any other concurrent transaction document, if an event, fact or condition exists as of the Effective Date that would constitute a breach of a representation or warranty of “Seller” under the Purchase Agreement (or which would have constituted a breach of a representation or warranty of “Seller” under the Purchase Agreement if the same had not been disclosed on the Company Disclosure Schedule) and an Event of Default under this Lease (any such event, fact or condition is a “Subject Condition”), then (a) the Subject Condition shall not constitute an Event of Default as of the Effective Date, and (b) Tenant shall use commercially reasonable efforts to cure the Subject Condition as promptly as possible.

9. Obligations of Tenant on Expiration or Early Termination of the Lease.

9.1. Surrender of Possession, Transition.

9.1.1. On the expiration of the Term, or earlier termination of this Lease, as it relates to the Premises or a portion thereof, or on the dispossession of Tenant from the Premises or a portion thereof (the Premises or portion thereof as to which this Lease has so expired or terminated, or as to which Tenant has been so dispossessed, is herein referred to as the “Terminated/Dispossessed Premises”, and the date of any such expiration or termination, or dispossession, as to particular Terminated/Dispossessed Premises is herein referred to as the “Termination/Dispossession Date” for such Terminated/Dispossessed Premises), Tenant shall deliver to Landlord or its designee (1) possession of the Terminated/Dispossessed Premises in a

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neat and clean condition and in as good a condition as existed as of the Effective Date for such Terminated/Dispossessed Premises, ordinary wear and tear and casualty loss (to the extent Tenant is not responsible for restoration or reimbursement of such casualty loss pursuant to the terms and provisions of this Lease) excepted, (2) a fully operational facility at the Terminated/Dispossessed Premises, including, at Tenant’s sole cost, any Alterations identified and required by a change of ownership inspection survey for the transfer of operation of the Terminated/Dispossessed Premises to Landlord or its designee, other than Alterations necessitated by the specific nature, plans and future operations of the replacement operator’s business as distinct from Tenant’s Business and (3) to the extent permitted by applicable law, all patient charts and records along with appropriate patient consents if necessary and copies of all its books and records relating to the Business and the Terminated/Dispossessed Premises.

9.1.2. Tenant shall not at any time after the Termination/Dispossession Date, as to any Terminated/Dispossessed Premises, seek to transfer, surrender, allow to lapse, or grant any security or other interest in and to any of the Authorizations relating to any portion of the Business or such Terminated/Dispossessed Premises. Tenant shall not commence to wind up and terminate the operations of any Facility or relocate the patients of any Facility to any other health care facility (any such wind up, termination or relocation, a “Facility Termination”), without, as to the affected Facility, first giving written notice to Landlord of Tenant’s intention to commence such wind up, termination and/or relocation, which notice may not be given sooner than 90 days prior to the expiration of the Term, and provided that, if, within 30 days after receipt of any such notice from Tenant, Landlord notifies Tenant in writing that it intends to transfer the operations of such affected Facility to a new operator or may desire to have Tenant continue to operate such Facility during a Reimbursement Period, then Tenant shall continue to operate such Facility until the earliest of the dates described in Section 9.1.4.

9.1.3. At the time of Tenant’s surrender of any Terminated/Dispossessed Premises to Landlord or its designee, Tenant shall reasonably cooperate fully with Landlord or its designee in transferring, if legally permissible, all necessary Authorizations for Landlord or its designee, and Tenant shall comply with reasonable requests for an orderly transfer of (1) the Business and all Authorizations and Governmental Payors’ certifications relating to such Terminated/Dispossessed Premises, (2) possession of such Terminated/Dispossessed Premises, and (3) Patient Information to the extent it can lawfully be transferred. Subject to all applicable Legal Requirements, Tenant hereby assigns, effective upon the applicable Termination/Dispossession Date, all rights to operate such Terminated/Dispossessed Premises to Landlord or its designee and all rights to apply for or otherwise obtain Authorizations, and all other nonproprietary Tenant Intangible Property relating to all or any portion of such Terminated/Dispossessed Premises.

9.1.4. In connection with the transfer of the operations of any Terminated/Dispossessed Premises to a new operator, upon notice from Landlord, Tenant shall operate such Terminated/Dispossessed Premises in accordance with the terms of this Lease until the earliest to occur of (1) the date on which such successor operator shall assume operation of such Terminated/Dispossessed Premises, (2) the date that is 120 days after the applicable Termination/Dispossession Date with respect to such Terminated/Dispossessed Premises, or (3) the date that is 90 days after Landlord notifies Tenant that it may commence a Facility Termination with respect to such Terminated/Dispossessed Premises; provided, however, Landlord shall work diligently and in good faith to transition operations of the Facilities to any such new operator upon the termination or expiration of this Lease, or as soon as is reasonably practicable thereafter.

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9.1.5. If Tenant operates any Terminated/Dispossessed Premises at Landlord’s request after the Termination/Dispossession Date applicable to such Terminated/Dispossessed Premises, then, from and after the applicable Termination/Dispossession Date as to such Terminated/Dispossessed Premises and until the earliest to occur of the dates described in Section 9.1.4 relative to such Terminated/Dispossessed Premises (the “Reimbursement Period”),

9.1.5.1. if this Lease was terminated with respect to, and Tenant was dispossessed from, such Terminated/Dispossessed Premises (1) Landlord shall provide Tenant with an operating budget that is consistent with and takes into account Tenant’s operations during the 12 -month period preceding the commencement of the Reimbursement Period, (2) Landlord shall include in the aforesaid operating budget, and Tenant shall continue to pay during the Reimbursement Period, all Rent that would have been owing under this Lease as to such Terminated/Dispossessed Premises if this Lease had not expired or terminated as to, and/or Tenant had not been dispossessed from, such Terminated/Dispossessed Premises (based upon the Tenant’s Proportionate Shares of such Terminated/Dispossessed Premises and as described in Section 4 of Exhibit H), and (3) provided that this Lease was not terminated with respect to, and Tenant was not dispossessed from, such Terminated/Dispossessed Premises due to an Event of Default, and provided further that no Default Event or Event of Default is then existing, Landlord shall reimburse Tenant for any operating deficits with respect to such Terminated/Dispossessed Premises that Tenant may be required to fund out-of-pocket on account of operating losses and expenses of such Terminated/Dispossessed Premises incurred by Tenant by reason of, or arising out of compliance with, such budget with respect to the Reimbursement Period applicable to such Terminated/Dispossessed Premises; and

Any reimbursement required under this Section 9.1.5 shall be due from Landlord to Tenant within 5 days after request by Tenant, provided that Tenant shall furnish such documentation of any costs, operating deficits, losses and expenses (as applicable) as Landlord may reasonably request. The terms of this Section 9.1 shall survive the expiration or earlier termination of this Lease and/or any dispossession of Tenant from any part of the Premises.

9.2. Tenant Property.

9.2.1. Subject to Section 2.3 of the Relative Rights Agreement, upon the expiration or earlier termination of this Lease with respect to, or the dispossession of Tenant from, any Terminated/Dispossessed Premises (unless such termination is the result of Tenant’s purchase of such Terminated/Dispossessed Premises), Landlord or its designee (“Personal Property Purchaser”) shall have the right (“Disposition Option”), but not the obligation, to purchase all of the Tenant Personal Property relating to such Terminated/Dispossessed Premises other than Tenant’s proprietary software, Tenant’s trademarks, Tenant’s accounts receivable, Tenant’s contracts with its Affiliates and any other of Tenant’s contracts or leases determined by Personal Property Purchaser (collectively, the “Purchased Tenant Personal Property”), free of any Lien; provided that Tenant shall use commercially reasonable efforts to obtain the consent of

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any third party to a contract or lease to be assumed by Personal Property Purchaser. Landlord shall exercise the Disposition Option by providing Tenant written notice (the “Exercise Notice”) within three (3) months following the earlier to occur of (i) Landlord’s receipt of a written notice from a lender under a Permitted Financing stating that such lender has accelerated the maturity date of the Permitted Financing and/or intends to commence an enforcement action with respect to the Permitted Financing, or (ii) the effective date of termination of this Lease with respect to, or dispossession of Tenant from, the Terminated/Dispossessed Premises. Landlord acknowledges and agrees that neither Tenant’s proprietary software nor, Tenant’s trademarks nor, Tenant’s accounts receivable are to be transferred to Landlord pursuant to this Section 9.2.

9.2.2. The purchase price for the Purchased Tenant Personal Property shall be an amount equal to the fair market value of the Purchased Tenant Personal Property as determined in accordance with this Section 9.2, provided that in no event shall there be given any value to the Authorizations necessary or desirable for Tenant’s use of any portion of the Terminated/Dispossessed Premises, including any Governmental Payor’s certifications, any applicable certificate of need or other similar certificate, and the exclusive right to transfer, move, or apply for the foregoing and manage the Business conducted at any portion of the Premises (including the right to make any change of any nature to the Authorizations). The fair market value of the Purchased Tenant Personal Property (“FMV PP”) means, as of the applicable date as of which FMV PP is to be determined, the fair market value of the Purchased Tenant Personal Property that a willing, comparable, third party tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable third party tenant would accept, at arm’s length for personal property comparable to the Purchased Tenant Personal Property, acquired as a going concern. The FMV PP shall be in such amount as agreed to by the parties, or failing such agreement within 30 days after Landlord’s delivery of the Exercise Notice, as established pursuant to the following appraisal process.

9.2.3. Each party shall within 10 days after written demand by the other select one MAI Appraiser to participate in the determination of FMV PP. Within 10 days of such selection, the MAI Appraisers so selected by the parties shall select a third MAI Appraiser. The three selected MAI Appraisers shall each determine the FMV PP within 30 days of the selection of the third appraiser. Each party shall pay the fees and expenses of any MAI Appraisers retained by such party pursuant to this Section 9.2 and shall pay 50% of the fees and expenses of the third MAI Appraiser.

9.2.4. If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the FMV PP, in accordance with the provisions of this Section 9.2, and the FMV PP so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third MAI Appraiser within the time period set forth in Section 9.2, then either party may, at Tenant’s expense, request that the American Arbitration Association or any successor organization thereto appoint a third MAI Appraiser meeting the qualifications set forth below within 20 days after such request, and both parties shall be bound by any appointment so made within such 20 day period. If no such third MAI Appraiser shall have been appointed in such manner within such 20 day period or within 90 days after either party’s demand for the selection of MAI Appraisers as provided in this Section 9.2, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by the court.

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9.2.5. Within five days after completion of the third MAI Appraiser’s appraisal, all three MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the FMV PP. If a majority is unable to determine the FMV PP at such meeting, the three appraisals of shall be averaged by adding them together and dividing their total by three. The resulting quotient shall be the FMV PP. If, however, either or both of the low appraisal or the high appraisal are more than 10% lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be averaged by adding them together and dividing their total by two, and the resulting quotient shall be the FMV PP. If both the lower appraisal and the higher appraisal are disregarded as provided herein, the middle appraisal shall be the FMV PP. In any event, the result of the foregoing appraisal process shall be final and binding.

9.2.6. For purposes of this Section 9.2, “MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Purchased Tenant Personal Property is located and who has substantial experience in performing appraisals of facilities similar to the Terminated/Dispossessed Premises (and related Purchased Tenant Personal Property) and holds the Appraisal Institute’s MAI designation, or, if such organization no longer exists or certifies appraisers, such successor organization or such other organization as is approved by Landlord in its reasonable discretion.

9.2.7. The parties shall use their commercially reasonable efforts to consummate the purchase and sale of the Purchased Tenant Personal Property within 90 days following the determination of the FMV PP pursuant to reasonable and customary transaction documents. Prior to the consummation of the purchase and sale of the Purchased Tenant Personal Property, Tenant shall, at its expense, take any actions reasonably necessary to discharge any applicable Lien (other than those in favor of Landlord) on the Purchased Tenant Personal Property and shall cooperate in all reasonable respects to transfer to Personal Property Purchaser all of Tenant’s interest in the Authorizations necessary or desirable for Personal Property Purchaser’s use of any portion of the Terminated/Disposed Premises, including Governmental Payor’s certifications, any applicable certificate of need or other similar certificate and the exclusive right to transfer, move or apply for the foregoing and manage the Business conducted at any portion of the Premises (including the right to make any change of any nature to the Authorizations).

9.3. Use of Legacy Tradenames. Without limitation of the other provisions of this Section 9 and notwithstanding anything to the contrary contained in this Lease, Tenant agrees to allow Landlord or its designee operator, at its option and at no cost to Landlord or any such designee, to continue to use, in its signage, marketing and advertising materials, operations and otherwise, any or all name(s) (including tradenames) associated with the operation of a particular Terminated/Dispossessed Premises and related Facilities as a going concern for up to 120 days following (i) the expiration or termination of this Lease as it applies to such Terminated/Dispossessed Premises and Facilities and (ii) the vacation from, and surrender of, such Terminated/Dispossessed Premises and Facilities by Tenant in accordance with this Section 9 and the other requirements of this Lease, provided that (x) any such designee is approved in

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advance in writing by Tenant (such approval not to be unreasonably withheld, conditioned or delayed) and (y) Landlord shall protect, indemnify, defend and save harmless Tenant, its directors, officers, shareholders, members, agents and employees (collectively, the “Tenant Indemnified Parties”) for, from, against and regarding any and all liability, expense, loss, cost, deficiency, fine, penalty or damage of any kind or nature, (including reasonable attorneys’ fees, and including from any suits, claims or demands) on account of any matter or thing, action or failure to act arising out of or in connection with the foregoing use of such signage, marketing and advertising materials, operations and otherwise, any or all name(s) (including tradenames), by Landlord or its designee, as applicable. At the end of such 120 day period, or upon sooner written notice from Landlord to Tenant, Tenant shall, promptly and at its expense, remove its aforesaid name(s) from all signs and other leased improvements at such Terminated/Dispossessed Premises and Facilities and repair any damage to such signs or other leased improvements caused by such removal. Landlord acknowledges and agrees that Tenant, not Landlord, owns the aforesaid names and that neither Landlord nor any designee of Landlord may use the same except as described in this Section 9.3 or as otherwise agreed in writing by Tenant.

9.4. Management of Terminated/Dispossessed Premises. Commencing on the applicable Termination/Dispossession Date as to any Terminated/Dispossessed Premises, Landlord or its designee, upon notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Business at such Terminated/Dispossessed Premises, and Tenant agrees to cooperate fully to accomplish the transfer of such management and operation without interrupting the operation of such Business to the extent allowable by Legal Requirements, provided that Tenant shall not be obligated to pay any application, licensing, transfer fees or other similar costs payable to a Governmental Authority that are commonly paid for or incurred by an applicant for Authorizations necessary to manage and operate the Business. Tenant shall, to the extent permissible by applicable law, permit Landlord or its designee to operate such Business under Tenant’s Authorizations pending the issuance of new Authorizations to Landlord or its designee, provided that Landlord shall protect, indemnify, defend and save harmless the Tenant Indemnified Parties for, from, against and regarding any and all liability, expense, loss, cost, deficiency, fine, penalty or damage of any kind or nature, (including reasonable attorneys’ fees, and including from any suits, claims or demands) on account of any matter or thing, action or failure to act arising out of or in connection with the foregoing use of such Authorizations by Landlord or its designee, as applicable. Tenant shall not commit any act that would reasonably be likely to result in the premature forfeiture of any material Authorizations related to any portion of any Terminated/Dispossessed Premises, and Tenant shall comply with all reasonable requests for an orderly transfer of all Authorizations related to the Terminated/Dispossessed Premises, any Governmental Payor’s certifications and possession of the Terminated/Dispossessed Premises at the time of any such surrender.

9.5. Holding Over. This Section 9.5 shall not apply in the case of any Terminated/Dispossessed Premises as to which Tenant has been dispossessed without Landlord having terminated this Lease as it applies to such Terminated/Dispossessed Premises, and, in any such case, notwithstanding anything to the contrary in this Section 9.5 or elsewhere in this Section 9, Landlord shall retain all of its money damages and other rights and remedies on account of any such dispossession or any Event of Default allowing such dispossession. If Tenant shall for any reason remain in possession of any portion of the Terminated/Dispossessed

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Premises after the applicable Termination/Dispossession Date, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental on the first day of each month one and one-half times the total of the monthly Minimum Rent payable with respect to the Terminated/Dispossessed Premises as of the end of the last Lease Year (determined on the basis of the Tenant’s Proportionate Share(s) of such Terminated/Dispossessed Premises, as described in Section 4 of Exhibit H) plus Additional Rent and all additional charges accruing during the month, and all other sums payable by Tenant pursuant to this Lease, with respect to such Terminated/Dispossessed Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after any applicable Termination/Dispossession Date, nor shall anything contained herein be deemed to limit Landlord’s remedies.

9.6. Survival. All representations, warranties, covenants and other obligations of Landlord and Tenant under this Lease shall survive any applicable Termination/Dispossession Date.

10. Certain Landlord Rights.

10.1. Intentionally Omitted.

10.2. Entry and Examination of Records. Subject to applicable Legal Requirements, Landlord and its representatives may enter any portion of the Premises upon seven Business Days’ prior notice (or without prior notice in the event of an emergency to prevent imminent injury to person or property) to inspect any portion of the Premises for compliance with the terms of this Lease or to exhibit any portion of the Premises for sale, lease or mortgaging, or for any other reason; provided that no such notice shall be required in the event of an emergency, upon an Event of Default or to post notices of non-responsibility under any mechanic’s or materialmen’s lien Legal Requirements. Landlord shall consult with Tenant in good faith so as to ensure that no such entry shall unreasonably interfere with patients, patient care or the Business. During normal business hours, Tenant shall permit Landlord and its representatives, inspectors and consultants to examine all contracts, books, documentation of compliance with Legal Requirements and financial and other records (wherever kept) relating to the Business and Tenant’s operations at any portion of the Premises and will provide copies of all such records to Landlord upon request, subject to any confidentiality obligations to which Landlord or Tenant is bound and applicable Legal Requirements.

10.3. Estoppel Certificates. Each party hereto shall, at any time upon not less than ten (10) Business Days prior request by the other party hereto, and in no event more than twice in any twelve (12) month period, have an authorized representative execute, acknowledge and deliver to the requesting party or its designee a written statement certifying (a) that this Lease, together with any specified modifications, is in full force and effect, (b) the dates to which Rent and additional charges have been paid, (c) that the responding party is not in default and, to the knowledge of the responding party, no default by the requesting party exists or specifying any such default, and (d) as to such other matters as are reasonable and customary.

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10.4. Conveyance Release. If Landlord or any successor owner shall transfer any portion of the Premises in accordance with this Lease, it shall thereupon be released from all future liabilities and obligations under this Lease arising or accruing from and after the date of such conveyance or other transfer, which instead shall thereupon be binding upon the transferee, provided all applicable deposits with Landlord are also transferred, as necessary, provided any successor or transferee agrees in writing in favor of Tenant to be bound by such future liabilities and obligations, and, if such successor or transferee is not an Approved Landlord, to segregate, and hold in trust, any deposits held on behalf of Tenant in accordance with the terms of this Lease.

10.5. Landlord’s Financing.

10.5.1. Subordination of Lease by Tenant. Without the consent of Tenant, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Facility Mortgage upon the Premises or any portion thereof or interest therein. This Lease is and at all times shall be subject and subordinate to any such Facility Mortgage which may now or hereafter affect the Premises or any portion thereof or interest therein and to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof, provided that so long as no Event of Default shall have occurred and remains unwaived under this Lease, Tenant’s occupancy of the Premises and rights as Tenant under this Lease will not be disturbed by any foreclosure proceedings or conveyance in lieu of foreclosure related to the rights of the Facility Mortgagee under the Facility Mortgage. Further, at the time the Facility Mortgage is executed, Landlord shall use its good faith efforts to cause Facility Mortgagee to provide a non-disturbance agreement with respect to Tenant and the Premises (in a commercially reasonable form) (an “SNDA”) which shall provide, inter alia, that so long as no Event of Default shall have occurred and remains unwaived under this Lease that Tenant’s occupancy of the Premises and rights as Tenant under this Lease will not be disturbed by any foreclosure proceedings or conveyance in lieu of foreclosure related to the rights of the Facility Mortgagee under the Facility Mortgage. Except as provided above, this provision shall be self-operative and no further instrument of subordination shall be required to give it full force and effect; provided, however, that in confirmation of such subordination, Tenant shall execute promptly (and in any event within 10 Business Days) any commercially reasonable agreement (in recordable form, if requested) that Landlord or any Facility Mortgagee may request to evidence such subordination (and, in such regard, any form of such agreement that is used by agency lenders, including Fannie Mae and Freddie Mac, shall be deemed commercially reasonable for such purposes, with respect to financings provided or credit enhanced by such agency lenders). Additionally, Tenant shall cooperate, at Landlord’s cost and expense, with any Facility Mortgagee in connection with Landlord obtaining a Facility Mortgage, which cooperation shall include providing such Facility Mortgagee with information regarding the operations at the Facilities, and agreeing to be bound by and comply with such terms and agreements as are requested by the Facility Mortgagee or its servicer, provided that the terms do not increase Tenant’s obligations, or decrease Tenant’s rights, under this Lease except to a de minimis extent. In the event of a foreclosure of any Facility Mortgage or conveyance in lieu of foreclosure of any Facility Mortgage, the applicable Facility Mortgagee shall recognize the rights of Tenant under this Lease so long as no Event of Default shall have occurred under this Lease, and the foregoing obligation shall be self-operative.

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10.5.2. Modifications to Lease Requested by Lender. If Landlord proposes to grant a Facility Mortgage relative to any Facility(ies), Tenant agrees to reasonably cooperate in the process, and cause Guarantor and all Affiliates of Tenant and Guarantor (Guarantor and such Affiliates, the “Cooperating Persons”) to reasonably cooperate in such process, and shall permit Landlord and the proposed Facility Mortgagee, at Landlord’s expense, to meet with officers of Tenant at Tenant’s offices and to discuss Tenant’s business and finances and to meet with and discuss the operations at the affected Facility(ies) with the Cooperating Persons that are in charge of operations. Tenant’s and such Cooperating Persons’ cooperation shall include agreeing to be bound by and comply with such terms as are requested by the Facility Mortgagee or its servicer (including, without limitation, modifications of this Lease), provided that the terms do not increase Tenant’s obligations, or decrease Tenant’s rights, under this Lease except to a de minimis extent. Upon Landlord’s request, Tenant agrees to provide any such prospective Facility Mortgagee the information to which Landlord is entitled hereunder, provided that, if any such information constitutes Confidential Information, the provisions of Section 16 hereof shall be applicable thereto.

10.5.3. Attornment. If, upon the exercise of any remedy provided for in any Facility Mortgage Documents (or in lieu of such exercise), Landlord’s interest in the Premises or any portion thereof or interest therein is sold, conveyed, or terminated Tenant shall, in accordance with the terms of the SNDA, attorn to and recognize the new owner as Tenant’s “landlord” under this Lease or enter into a new lease substantially in the form of this Lease with the new owner. It shall be a condition of Tenant’s obligation to attorn to such new owner or superior lessor that such new owner or superior lessor recognize the rights of Tenant under this Lease.

10.5.4. Intentionally Omitted.

11. Assignment and Subletting

11.1. Prohibition on Transfer. Except to the extent the same comprises a Permitted Transfer, Tenant shall not, through one or more step transactions or tiered transactions, do any of the following (or allow any of the restricted occurrences set forth in Sections 11.1.1, 11.1.2, 11.1.3, 11.1.4 or 11.1.5 of this Section 11.1 below which are, or are not, within the control of Tenant to occur, except to the extent the same comprises a Permitted Transfer), without obtaining Landlord’s prior consent, which consent may be withheld or granted in Landlord’s sole and absolute discretion:

11.1.1. Transfer directly or indirectly all or any part of Tenant’s interest in the Premises, the Business, the Facilities, the Tenant Personal Property (except as otherwise permitted under Section 5.17), the Facility Accounts Receivable (except as otherwise permitted under Section 5.17) or Tenant’s direct right, title, or interest in and to this Lease or Tenant’s leasehold estate hereunder;

11.1.2. At any time engage the services of any Person (other than employees of Guarantor or its Affiliates) for the management or operation of all or any part of any of the Premises, Business, or the Facilities (a “Manager”), other than other than as expressly permitted by and in accordance with the terms of Section 11.3.6;

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11.1.3. Transfer all or substantially all of the assets of Tenant, Guarantor, or any Tenant Control Party;

11.1.4. Transfer directly or indirectly any stock, partnership, membership, or other equity interests (whether equity or otherwise) in any Tenant, Guarantor or any Tenant Control Party;

11.1.5. Transfer any of the assets of Tenant, Guarantor, or any Tenant Control Party if the net worth of Tenant, Guarantor, or such Tenant Control Party immediately following such transaction is not at least equal to seventy-five percent (75%) of the net worth of Tenant, Guarantor, or such Tenant Control Party immediately prior to such transaction;

11.1.6. Dissolve, merge, reorganize, recapitalize, exchange shares, or consolidate any Tenant or Guarantor;

11.1.7. Dissolve, merge, reorganize, recapitalize, exchange shares, or consolidate any Tenant Control Party if such action, directly or indirectly, results in a Change in Control of such Tenant or Guarantor; or

11.1.8. Except as otherwise permitted under Section 5.17, enter into or permit to be entered into any agreement or arrangement to do any of the foregoing or to grant any option or other right to any Person to do any of the foregoing, except if any such agreement, arrangement, option or right expressly requires Landlord’s prior consent to consummate the transaction contemplated thereby.

11.2. Effect of Transfers.

11.2.1. Effect of any Unapproved Transfer. Any purported Transfer made without the prior written consent of Landlord, except for a Transfer that does not expressly require Landlord consent and/or a Permitted Transfer, shall be absolutely null and void. If Landlord’s consent is required for, and Landlord consents in writing to, any Transfer, such Transfer shall not be effective and valid unless and until the applicable transferee executes and delivers to Landlord any and all documentation reasonably required by Landlord. Any consent by Landlord to a particular Transfer shall not constitute consent or approval of any subsequent Transfer, and Landlord’s consent shall be required in all such instances, except for a Transfer that does not expressly require Landlord consent and/or a Permitted Transfer. No consent by Landlord to any Transfer shall be deemed to release any Tenant from its obligations under or relating to this Lease and each Tenant and Guarantor shall remain fully liable for payment and performance of all obligations under this Lease or its Lease Guaranty, as the case may be.

11.2.2. Effect of Permitted Transfer. Upon the consummation of any Permitted Transfer that constitutes a Transfer of Tenant’s right, title, or interest in and to this Lease, Tenant shall be released from its obligations under or relating to this Lease.

11.3. Permitted Transfers. Notwithstanding anything in this Section 11 to the contrary, and provided that no Event of Default has occurred and is continuing, Landlord’s consent shall not be required for any of the following (each a “Permitted Transfer”):

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11.3.1. a Transfer by any Tenant of its interest and rights under this Lease to Guarantor or a Person wholly owned and Controlled by, or under common Control with, Guarantor, provided and on the conditions that Tenant and such assignee first deliver to Landlord an assignment and assumption agreement that would effectuate such transfer of Tenant’s interest in this Lease pursuant to which such assignee assumes all of Tenant’s obligations under this Lease, which agreement is in form and substance reasonably acceptable to Landlord;

11.3.2. provided the Applicable Transfer Conditions (as hereinafter defined) are satisfied, a Transfer by any Tenant of its right, title, or interest in and to this Lease to any Person (it being agreed that promptly following such Transfer Tenant shall deliver to Landlord the assignment and assumption agreement that would effectuate such transfer of Tenant’s interest in this Lease pursuant to which such assignee assumes all of Tenant’s obligations under this Lease, which agreement shall be in form and substance reasonably acceptable to Landlord;

11.3.3. other than as permitted under Section 11.3.1, provided the Applicable Transfer Conditions are satisfied, a Transfer of any stock, partnership, membership, or other equity interests in any Tenant, Guarantor, or any Tenant Control Party that would otherwise require Landlord consent under Section 11.1, to any Person. Any such Transfer may be made regardless of whether such Transfer would result in a change of this Lease or of Control of such Tenant or Guarantor (the transferee of such stock, partnership, membership, or other equity interests or, if such Transfer is effected by merger or other corporate combination, the survivor of transaction, a “Proposed Transferee”);

11.3.4. provided the Applicable Transfer Conditions are satisfied, the dissolution of any Tenant, Guarantor or any other Person or group of Persons that would otherwise require Landlord consent under Section 11.1, provided and on the conditions that upon the dissolution of Tenant, such successor to Tenant first delivers to Landlord an assumption agreement pursuant to which such successor to Tenant assumes all of Tenant’s obligations under this Lease, which agreement shall be in form and substance reasonably acceptable to Landlord;

11.3.5. an initial public offering on a nationally traded exchange (including a reverse merger into a publicly traded company, stock registration or similar arrangement) of any Tenant Control Party and any transfer of beneficial interests in such Tenant Control Party after such initial public offering (regardless of whether any one or more such transfer would otherwise result in a Change in Control of Tenant or Guarantor); and/or

11.3.6. engage the services of a Manager, so long as such Manager (i) is an Affiliate, or (ii) is not a Competitor and is engaged pursuant to a contract entered into in the ordinary course of business, consistent with past or current practices, to manage a particular service line or to perform a discrete service at one or more Facilities (but, for avoidance of doubt, not to manage or operate the Business at an entire Facility or Facilities), and with respect to each of (i) and (ii) hereof, (x) such Manager is a reputable and experienced professional manager of the applicable Primary Intended Use or the applicable service line subject to such management or service contract, and (y) any such management or service contract is subordinate by its terms, or pursuant to a written agreement acceptable to Lender, to the terms of this Lease.

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11.3.7. The “Applicable Transfer Conditions” mean the following conditions:

11.3.7.1. neither the Proposed Transferee nor any Affiliate of the Proposed Transferee is a Prohibited Person;

11.3.7.2. neither the Proposed Transferee nor any Affiliate of the Proposed Transferee is a Competitor;

11.3.7.3. Tenant has provided Landlord with (i) not less than thirty (30) days’ prior written notice of such Transfer or dissolution, and (ii) all such additional information reasonably requested by Landlord within ten (10) days of its receipt of Tenant’s notice with respect to such Transfer or dissolution, which Tenant shall provide not more than ten (10) days after such request by Landlord, provided Landlord shall first be required to enter into a commercially reasonable confidentiality agreement with respect to such Transfer before Tenant shall be obligated to disclose any information deemed confidential by Tenant, in its good faith judgment, with respect to such Transfer;

11.3.7.4. Proposed Transferee is a Person with respect to which none of the chief executive officer, chief financial officer, chief operating officer or chief compliance officer or any Person holding a reasonably equivalent position of such Proposed Transferee has been convicted of a felony relating to (A) the ownership or operation of healthcare facilities or (B) fraud and/or embezzlement;

11.3.7.5. Proposed Transferee is an Approved Operator;

11.3.7.6. Tenant delivers to Landlord copies of all documentation related to such Transfer; provided, however, that to the extent the Transfer includes assets or interests in entities other than the Tenant, the Business and the Facilities, Tenant shall be permitted to omit from the delivered documents all documents or provisions which do not relate to the Tenant, the Business and the Facilities;

11.3.7.7. Tenant shall have delivered to Landlord a certification from an officer of Tenant confirming that (A) the representations and warranties contained in Section 7.1 hereof remain true and correct on and as of the effectiveness of any such Transfer with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date), and except for changes in factual circumstances that are not prohibited hereunder, and (B) to Tenant’s knowledge, Tenant is not the subject of any investigation, proceeding, audit, inquiry, or examination by any Governmental Authority, concerning any actual or alleged material violation of any Legal Requirements that could result in a material adverse effect on Tenant, the Facilities and the Business taken as a whole;

11.3.7.8. after giving effect to the proposed Transfer, no material action would need to be taken by Tenant or Landlord pursuant to Section 17.3, provided that, if Landlord reasonably determines that any such material action would need to be taken, Landlord shall provide reasonably acceptable evidence to support its determination to Tenant within the thirty (30) day period described in Section 11.3.7.3 above, but such evidence need not conclude or prove that REIT Requirements would certainly be violated by the Transfer.

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11.3.7.9. Tenant or Proposed Transferee pays all actual out of pocket reasonable fees, costs, and expenses incurred by Landlord in connection with the proposed Transfer, including, without limitation, all reasonable legal (for outside counsel) and accounting fees whether or not the transaction is actually consummated; and

11.3.7.10. either (A) after giving effect to the proposed Transfer, (i) Tenant or Proposed Transferee, as applicable, shall remain, directly or indirectly, controlled by Guarantor, (ii) on a pro forma basis Guarantor shall satisfy, at a minimum, the financial covenants as set forth on Schedule 1 of the Guaranty and Tenant shall satisfy, or cause to be satisfied, the financial covenants set forth in Section 5.15, as evidenced by (X) documentation reasonably acceptable to Landlord or (Y) a certificate provided by an independent accounting firm and (iii) all other representations, warranties and covenants contained in the Guaranty shall remain true and correct on and as of the effectiveness of any such Transfer with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances that are not prohibited thereunder, or (B) Tenant, Guarantor or any Proposed Transferee shall have delivered or caused to be delivered a new guaranty to Landlord, in the form of the Guaranty and from an entity which is an Affiliate of the Tenant (after giving effect to the Transfer) and, after giving effect to the proposed Transfer, (x) such entity satisfies the terms and conditions of clause (A) of this Section 11.3.7.10 or (y) the long-term unsecured debt obligations of such entity are rated as “investment grade” by any of the following: (i) Standard & Poor’s Ratings Group or any successor thereto, (ii) Moody’s Investors Service, Inc. or any successor thereto, or (iii) Fitch, Inc. or any successor thereto.

11.3.7.11. after giving effect to the proposed Transfer, Tenant or Proposed Transferee, as applicable, shall comply with the SPE Requirements.

11.4. Minor Subleases.

11.4.1. Notwithstanding anything in this Lease to the contrary, and provided that no Event of Default has occurred and is continuing, Tenant may enter any sublease, license or use agreement (“Sublease”) provided (i) the aggregate space subject to all such arrangements at any given Facility is not more than fifteen percent (15%) of the total usable square feet of such Facility and (ii) such space is used for a purpose that is not inconsistent with Tenant’s use of the balance of the Facility for the Primary Intended Use and for ancillary services relating thereto and such use is not prohibited by applicable law (regardless of whether the applicable space is used for the Primary Intended Use). Prior to the execution of any Sublease, Tenant shall provide Landlord with a copy of such Sublease and identify the proposed counterparty (the “Sublessee”). Any Facility that has as its Primary Intended Use a medical office building shall not be subject to the foregoing restriction.

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11.4.2. Each Sublease entered into after the date hereof will contain a provision stating that such Sublease is expressly subject and subordinate to this Lease and obligating Sublessee to attorn to, and recognize the Landlord, at the option of Landlord, if this Lease is terminated. Further, each Sublease and the use of space subject to each Sublease shall at all times be in material compliance with all Legal Requirements and all Insurance Requirements.

11.4.3. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet any Facility on any basis that the rental to be paid by the subtenant thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the subtenant, or (ii) any other formula such that any portion of the sublease rental, if received by Landlord, would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

11.5. Rights of Landlord. If Tenant Transfers any interest in this Lease, in any of the Facilities, the Premises or the Business (including any sublet but excluding any Permitted Transfers) in violation of this Lease, Landlord may (without prejudice to or waiver of its rights) collect rent from the transferee, subtenant, or occupant. Landlord shall apply the amount collected to the Rent in this Lease required to be paid by Tenant, but such application shall not be deemed a waiver of any of Landlord’s rights under this Section 11. With respect to any Sublease other than the Excluded Leases, if the total rent and any other considerations received under the Sublease by Tenant is greater than the Minimum Rent that is allocable to the Facility to which such Sublease relates (based upon the Tenant’s Proportionate Share of such Facility and as described in Exhibit H) from time to time, Tenant shall pay to Landlord 50% of such excess received from any subtenant and such amount shall be deemed a component of the Additional Rent, provided that Tenant shall not be obligated to pay to Landlord any portion of such excess received by Tenant if the applicable Sublease is (a) in a medical office building or (b) a Sublease permitted pursuant to Section 11.4.1.

11.6. Transfer Defined. For purposes of this Lease, the term “Transfer” shall mean any sale, exchange, assignment, sublease, mortgage, hypothecation, attachment, pledge, garnishment, execution, levy, seizure, gift, transfer upon death by will, trust, or the laws of descent or intestacy, transfer in connection with bankruptcy, transfer at judicial order, transfer in connection with a divorce or other marital property settlement, transfer by operation of law, including a merger, consolidation, or share exchange, transfer of equity interests, and all other kinds of conveyances, dispositions, or alienations, whether direct or indirect (except to the extent expressly stated herein), voluntary or involuntary, to or for the benefit of any other Person.

12. Damage and Destruction.

12.1. Notice of Property Loss. If any Hospital is damaged in excess of $5,000,000 as the result of any Property Loss, (a) Tenant shall give prompt notice thereof to Landlord and any Facility Mortgagee (of which Tenant has been provided prior written notice), in no event more than five (5) Business Days after the occurrence of such Property Loss and (b) within thirty (30) days after the occurrence of such Property Loss, or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide Landlord the following information: (1) the date of the Property Loss and the identity of the Hospital experiencing the Property Loss; (2) the nature of the Property Loss; (3) a description of the damage or destruction caused by the Property Loss, the area of such Hospital damaged and the general extent of such

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damage; (4) a preliminary estimate of the cost to repair, rebuild, restore or replace such Hospital; (5) a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of such Hospital; (6) a description of the anticipated property insurance claim, including the name of the insurer, the insurance coverage limits, the deductible amounts, the expected settlement amount and the expected settlement date; and (7) a description of the business interruption claim, including the name of the insurer, the insurance coverage limits, the deductible amounts, the expected settlement amount and the expected settlement date. Tenant shall provide Landlord with copies of any and all material correspondence to and from the insurance provider(s) within five Business Days after Tenant’s receipt or submission thereof and provide any other information reasonably requested by Landlord.

12.2. Intentionally Omitted.

12.3. Destruction. If a Facility is damaged by a Property Loss, then, subject to the requirements of any Facility Mortgage secured by such Facility, Tenant shall restore such Facility in accordance with the requirements of Section 12.4, and Landlord shall make the proceeds payable by reason of the Property Loss, including from business interruption insurance (the “Property Loss Insurance Proceeds”) available to Tenant for such restoration pursuant to Section 12.5. Tenant’s obligation to commence or complete the restoration of the applicable Facility shall be conditioned upon Landlord making the Property Loss Insurance Proceeds available to Tenant for such restoration.

12.4. Restoration.

12.4.1. Commencement of Restoration. Except to the extent not otherwise required by the terms of this Section 12 , and provided the Property Loss Insurance Proceeds are made available to Tenant, within 180 days after Landlord’s delivery of notice to Tenant directing Tenant to restore a Facility damaged or destroyed by a Property Loss, Tenant shall furnish to Landlord complete plans and specifications (the “Restoration Plans and Specifications”) describing the work Tenant intends to undertake to restore the applicable Facility (the “Work”) for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. The Restoration Plans and Specifications shall be prepared in accordance with good and customary construction and design practices and bear the signed approval thereof by an architect licensed to do business in the state where the applicable Facility is located and shall be accompanied by a written estimate from Tenant’s architect containing the projected cost of completing the Work. The Restoration Plans and Specifications shall describe Work of such nature, quality and extent that, upon the completion thereof, the Facility shall be at least equal in value and general utility to its value and general utility prior to the Property Loss and shall be adequate to operate the applicable Facility for its Primary Intended Use. Tenant shall satisfy all of the terms and conditions relative to Alterations as to the Work and the Restoration Plans and Specifications.

12.4.2. Permits. Prior to the commencement of any component of the Work, Tenant shall furnish to Landlord complete copies of all permits required by any and all applicable Legal Requirements or Insurance Requirements in connection with the commencement and conduct of the component of the Work and all contracts between Tenant and its general contractor, architects, engineers and construction manager related to the component of the Work.

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12.4.3. Conduct of Work. Tenant shall perform the Work diligently and in a good, workmanlike and lien-free fashion, in accordance with the Restoration Plans and Specifications and all applicable Legal Requirements and Insurance Requirements and other requirements of this Lease.

12.5. Disbursement of Insurance Proceeds. Tenant shall use its commercially reasonable efforts to complete the Work on or prior to the estimated completion date set forth in its agreement with the general contractor. If Landlord is required or elects to apply any Property Loss Insurance Proceeds toward repair or restoration of the applicable Facility, provided Tenant is performing the Work in accordance with this Lease, Landlord shall disburse such Property Loss Insurance Proceeds as and when required by Tenant in accordance with normal and customary practice for the payment of a general contractor in connection with construction projects similar in scope and nature to the Work. Upon the completion of the Work and the furnishing of proof thereof (as evidenced by a certificate of occupancy or similar evidence issued upon an inspection by the applicable Governmental Authority), the balance of the Property Loss Insurance Proceeds payable to Tenant on account of the Work shall be paid to Tenant as and when Tenant complies with the terms of Sections 12.4.1 through 12.4.3, inclusive. Prior to any final disbursement of Property Loss Insurance Proceeds, Tenant shall satisfy all of the conditions relative to Alterations as to the Work, as well as provide evidence reasonably satisfactory to Landlord that any amounts required to be paid by Tenant in connection with such Work pursuant to Section 12.6 have been paid in full. Notwithstanding anything in this Lease to the contrary, any Facility Mortgagee may retain and disburse the Property Loss Insurance Proceeds, and Tenant shall comply with the reasonable requests and requirements of such Facility Mortgagee in connection with the Work and the disbursement of Property Loss Insurance Proceeds provided the same are commercially reasonable and do not diminish Tenant’s entitlement to such proceeds.

12.6. Insufficient Proceeds/Risk of Loss. If the Property Loss Insurance Proceeds are not sufficient to pay the costs of the Work in full, Tenant shall nevertheless remain responsible, at its sole cost and expense, to complete the Work. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Facility from any Property Loss whatsoever, whether or not insurable or insured against. Tenant shall pay any insurance deductible and any other uninsured Losses.

12.7. Excess Proceeds. Any amount by which the Property Loss Insurance Proceeds exceed the amount necessary to complete the Work shall be retained by or paid to Tenant and Tenant shall reserve such funds for future improvements of or equipment for the Facilities.

12.8. Landlord’s Inspection. While the Work is being performed, Landlord and Landlord’s representatives may, from time to time, inspect the Work and the Facility upon reasonable prior notice to Tenant, provided Tenant’s representative may accompany Landlord during such inspection. If, during such inspection or otherwise, Landlord and Landlord’s representatives determine that the Work is not being done in substantial accordance with the Restoration Plans and Specifications, this Lease or any Legal Requirements, upon receipt by Tenant from Landlord of a notice setting forth in reasonable specificity and detail any defect in the Work, Tenant will cause corrections to be made to any such defect.

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12.9. Not Trust Funds. Notwithstanding anything in this Lease or any Legal Requirements or in equity to the contrary, none of the Property Loss Insurance Proceeds, or Award on account of any Condemnation, that may be paid to Landlord as provided by this Lease shall be deemed trust funds, and Landlord shall be entitled to dispose of such Property Loss Insurance Proceeds or Award as provided in this Section 12 or in Section 13, as applicable.

12.10. Waiver. Tenant waives all statutory or common law rights to vacate the Premises, abate Rent or terminate this Lease that may arise by reason of any Property Loss or other circumstance that affects the health and safety of Tenant or any of the occupants of the Facilities.

12.11. Facility Mortgagee. Notwithstanding anything in this Lease to the contrary, if any Facility Mortgagee elects to require that any Property Loss Insurance Proceeds in connection with any Property Loss, or the Award in connection with any Condemnation, be applied by Landlord to reduce the outstanding principal balance of any loan secured by any of the Premises, Landlord shall be obligated to disburse its own funds in replacement for any Property Loss Insurance Proceeds or Award so applied by the Facility Mortgagee, and, in such event, Landlord’s own funds shall be disbursed to Tenant from time to time as, when and subject to the satisfaction of the same terms, conditions and requirements as would have governed the disbursement of the Property Loss Insurance Proceeds or Award that Landlord’s funds replace (e.g., the requirements of Section 12.5 shall continue to be required to be satisfied as a precondition to any disbursement of Landlord’s funds).

13. Condemnation.

13.1. Total Taking. If any Facility is totally taken by Condemnation, this Lease shall terminate as to such Facility on the Date of Taking, in which event the provisions of Section 8.2.10 governing the deletion of one or more Facilities from this Lease upon a Condemnation shall apply. Upon any total taking by Condemnation of any Facility, the Award shall be solely the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee estate of the affected Facility; provided, however, Tenant shall be entitled to any damages specifically attributable to reasonable removal and relocation costs included in the Award and otherwise shall have the right to pursue a separate award for its damages, provided the same does not decrease the amount of the Award payable to Landlord.

13.2. Partial Taking. If any portion of any Facility is taken by Condemnation, this Lease shall remain in effect as to such Facility if the Facility located thereon is not thereby rendered Unsuitable For Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate as to such Facility on the Date of Taking, in which event the provisions of Section 8.2.10 governing the deletion of one or more Facilities from this Lease upon a Condemnation shall apply. If, as a result of any such partial taking by Condemnation, this Lease is not terminated as provided above, Tenant’s

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obligation to make payments of Rent and to pay all other charges required under this Lease shall remain unabated during the Term notwithstanding such Condemnation. Upon any partial taking by Condemnation of any Facility, the entire Award shall belong to and be paid to Landlord, except that, subject to the rights of any Facility Mortgagees, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, amounts specifically attributable to the following: (a) Tenant Property and any reasonable removal and relocation costs included in the Award; (b) the cost of restoring the Facility or Facilities in accordance with Section 13.3; and (c) the interruption of business operations, which sum, if and to the extent received by Landlord, shall be credited against payments of Rent and other charges due from Tenant to Landlord under this Lease. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the applicable authority for business damages, relocation expenses and the taking of any Tenant Personal Property, provided that such claim shall in no way diminish the awards payable to or recoverable by Landlord in connection with such taking under any applicable insurance policy or otherwise.

13.3. Restoration. If there is a partial taking by Condemnation of any Facility and this Lease remains in full force and effect, Tenant, at its cost, shall complete all necessary restoration, which restoration activities shall be performed in accordance with the terms and conditions applicable to the Work under Section 12.

13.4. Temporary Taking. The taking of any Facility, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the Condemnor has continued for longer than two months. During any such two month period, all the provisions of this Lease shall remain in full force and effect and Rent shall continue without abatement or reduction.

13.5. Waiver. Section 13 exclusively governs Landlord’s and Tenant’s rights and obligations in the event of any Condemnation, and Tenant waives any statutory rights of termination that may arise by reason of any Condemnation.

14. Indemnification by Tenant.

14.1. Indemnity. Except in respect of Landlord Indemnified Losses, Tenant shall protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, members, agents and employees (collectively, the “Landlord Indemnified Parties”) for, from, against and regarding any and all liability, expense, loss, cost, deficiency, fine, penalty or damage (including consequential damages, but excluding, for the avoidance of doubt, punitive damages) of any kind or nature, (including reasonable attorneys’ fees, and including from any suits, claims or demands) on account of any matter or thing, action or failure to act arising out of or in connection with this Lease, the Premises or the operations of Tenant on any portion of the Premises, whether before, on or after the Effective Date, including the following:

14.1.1. any accident, injury to, or death of, persons or loss of, or damage to, property occurring on or about any Premises;

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14.1.2. any negligence or misconduct on the part of Tenant or any of Tenant’s Affiliates or their respective directors, officers, shareholders, members, contractors, agents and employees;

14.1.3. the breach by Tenant of any of its representations, warranties, covenants or other obligations in this Lease;

14.1.4. any Protest;

14.1.5. all known and unknown Environmental Activities related to Tenant’s use of any portion of the Premises, Hazardous Materials Claims or violations by Tenant of any Hazardous Materials Law with respect to any portion of the Premises;

14.1.6. any matters arising or accruing during the period in which Tenant or its Affiliates owned, operated, or managed any of the Premises;

14.1.7. the violation of any Legal Requirement or the terms of any Authorization by Tenant or any of Tenant’s Affiliates or their respective directors, officers, shareholders, members, contractors, agents and employees; and

14.1.8. upon or following the Termination/Dispossession Date, the correction of all deficiencies of a physical nature identified by, and any liability assessed or asserted by, any Governmental Authority or Third Party Payor Program as a result of or arising out of Tenant’s failure to comply with the terms of this Lease (including any overpayment to Tenant or its Affiliates under any Third Party Payor Program).

Notwithstanding anything in this Lease to the contrary, Tenant’s indemnification obligations under this Lease shall include, and extend to, any and all Losses regardless of whether the possibility of any such Losses has been disclosed to Tenant in advance, but shall not include (a) Losses to the extent directly caused by the gross negligence, willful misconduct or fraud by a Landlord Indemnified Party or (b) Landlord Indemnified Losses.

14.2. Indemnity Claims Process. Tenant shall pay any amounts that become due to Landlord under this Section 14 within 30 days after Landlord’s demand, and if not timely paid, such amounts shall bear interest at the Agreed Rate from the date of such demand until paid. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or any Landlord Indemnified Parties, with counsel reasonably acceptable to Landlord (with counsel chosen or approved by Tenant’s insurer being deemed approved), and shall not, under any circumstances, compromise or otherwise dispose of any suit, action or proceeding without obtaining Landlord’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed). Tenant shall have the right to control the defense or settlement of any claim provided that (a) Tenant shall first confirm in writing to Landlord that Tenant is obligated under this Section 14 to indemnify Landlord, (b) Tenant shall pay any and all amounts required to be paid in respect of such claim, and (c) any compromise or settlement shall require the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed provided Landlord (or the applicable Landlord Indemnified Parties) are irrevocably released from all Losses in connection with such claim as part of such settlement or compromise. Landlord, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim. If Tenant does not act promptly and completely to satisfy its indemnification obligations hereunder, Landlord may resist and defend any such claims against Landlord or any Landlord Indemnified Party at Tenant’s sole cost.

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14.3. Guaranteed Leases. The parties acknowledge and agree that there may be instances where Landlord or its Affiliates have guaranteed the obligations of Tenant or its Affiliates under certain leases, including without limitation those reflected in Schedule 14.3 (all of which are collectively referred to as the “Guaranteed Leases”). The parties agree to use their best efforts to remove Landlord or its Affiliates as guarantors of the Guaranteed Leases as promptly as practicable. Notwithstanding the foregoing, Tenant hereby agrees to indemnify and hold Landlord and its Affiliates harmless from any and all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord and its Affiliates in connection with the Guaranteed Leases.

14.4. Survival of Indemnity. The terms of this Section 14 shall survive the expiration or earlier termination of this Lease.

15. Combination of Leases and New Leases.

15.1. Combination of Leases. If Landlord or any Affiliate of Landlord is the landlord under any Other Lease, Landlord and Tenant may agree that this Lease and such Other Lease (the “Combination Lease”) be combined into a single lease pursuant to the terms of Exhibit H.

15.2. New Lease. Landlord and Tenant may agree, at any time and from time to time during the Term, to execute an amendment to this Lease pursuant to which one or more Facilities (individually, a “Transferred Facility” or collectively, “Transferred Facilities”) are separated and removed from this Lease, and, in such event, simultaneously with the execution of such amendment, Landlord and Tenant shall execute a substitute lease with respect to such Transferred Facilities pursuant to the terms of Exhibit H (a “New Lease”).

16. Confidentiality.

16.1. Obligations of Confidence. Except as otherwise provided in this Section 16, each of Tenant and Landlord (the “Disclosing Party”) shall keep confidential all Confidential Information provided to it or its agents, employees or representatives by the other party (the “Non-Disclosing Party”) and shall not, without the Non-Disclosing Party’s prior consent, disclose such information in whole or in part to any Person.

16.2. Permitted Disclosures.

16.2.1. Disclosing Party may disclose Confidential Information:

16.2.1.1. To those of Disclosing Party’s officers, directors and employees who are informed by Disclosing Party of the confidential nature of the Confidential Information and who agree, for Non-Disclosing Party’s benefit, to act in accordance with the terms and conditions of this Section 16;

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16.2.1.2. To the extent that disclosure of the Confidential Information is required by any Legal Requirement applicable to Disclosing Party, including any applicable Legal Requirement of any securities exchange on which Disclosing Party’s securities are listed or admitted for trading (a “Disclosure Law”), pursuant to the procedures set forth in Section 16.6;

16.2.1.3. In connection with any proceeding in which Disclosing Party is attempting to protect or enforce any rights or remedies in connection with this Lease, but only to the extent necessary to protect or enforce such rights or remedies;

16.2.1.4. To any Person in a confidential relationship with Disclosing Party, including Disclosing Party’s auditors, advisors, consultants, lawyers and others such as lenders, prospective lenders, purchasers and potential purchasers (and their respective auditors, advisors, consultants and lawyers); or

16.2.1.5. To the extent legally compelled to disclose any of the Confidential Information pursuant to a subpoena or other legal process having the force of law or rule or regulation of any applicable stock exchange or regulatory authority, such as the Securities and Exchange Commission.

16.2.2. Landlord (or any of its Affiliates) shall be entitled to disclose such Confidential Information as is commonly disclosed by other publicly traded landlords in the industry with respect to leases of facilities similar to the Facilities, including the name of the Tenants and the Facilities, the amount invested by Landlord in the Facilities, and the rent payable under this Lease and such Confidential Information as is required or reasonably advisable to be disclosed in connection with Landlord’s (or any of its Affiliates’) quarterly earnings results or financing activities.

16.2.3. Disclosing Party shall be responsible for any breach of this Section 16 by Disclosing Party’s officers, directors, agents and employees and for any breach of this Section 16 by any of the Persons described in Section 16.2.1.4.

16.3. Confidential Information Defined. The term “Confidential Information” means terms and provisions of this Lease and all and any data, reports, forecasts, records, agreements and other information furnished by Non-Disclosing Party or by any of its representatives or advisors to Disclosing Party that is material and proprietary, but shall not apply to any Confidential Information that (a) was known to Disclosing Party prior to Non-Disclosing Party’s disclosure of such Confidential Information to Disclosing Party (unless Disclosing Party’s knowledge was obtained confidentially or from a source that to Disclosing Party’s knowledge was not permitted to disclose such Confidential Information to Disclosing Party) or (b) becomes available to Disclosing Party on a non-confidential basis from a source (other than Non-Disclosing Party or any of its employees, agents, representatives or advisors) who to the knowledge of Disclosing Party is not prohibited from disclosing such Confidential Information to Disclosing Party by any legal, contractual or fiduciary obligation.

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16.4. Injunctive Relief. Each of Landlord and Tenant acknowledges that remedies at law may be inadequate to protect against breach of the provisions of this Section 16, and each party hereby in advance agrees that the other party shall not be obligated to establish actual damages or the inadequacy of monetary damages in seeking an injunction. Such injunctive relief will not be deemed to be the exclusive remedy for a breach by either Landlord or Tenant of the provisions of this Section 16, but will be in addition to all other rights and remedies available at law or in equity to the other party.

16.5. Suspension Period. Non-Disclosing Party shall have the right, by notice to Disclosing Party, to direct Disclosing Party to suspend, and not to deliver to Non-Disclosing Party, confidential or other information that is described in Non-Disclosing Party’s aforesaid notice (including information that, if not for Non-Disclosing Party’s notice, Disclosing Party would be required to be deliver to Non-Disclosing Party by the terms of this Lease) for a specified period of time or for a period of time terminating upon the occurrence of a specified event, including notice from Non-Disclosing Party (the information described in such a Non-Disclosing Party’s notice is herein referred to as “Suspended Information”, and the aforesaid period during which delivery is suspended is herein referred to as the applicable “Suspension Period” for such Suspended Information). During any applicable Suspension Period, Disclosing Party shall, if requested by Non-Disclosing Party, deliver any applicable Suspended Information to a third party in a confidential relationship with Non-Disclosing Party. Upon the expiration or termination of any Suspension Period, Disclosing Party will deliver to Non-Disclosing Party within three Business Days all Suspended Information that relates to such Suspension Period that Disclosing Party otherwise would have been required to deliver during such Suspension Period and shall immediately, once again, be subject to all of the information delivery requirements set forth in this Lease.

16.6. Disclosure Notice.

16.6.1. If Disclosing Party is legally compelled to disclose any Confidential Information, Disclosing Party shall promptly notify Non-Disclosing Party so that it may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Disclosing Party will furnish only that portion of the Confidential Information that Disclosing Party has been advised is legally required and Disclosing Party will exercise its reasonable efforts to attempt to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so to be furnished. In any event, Disclosing Party will cooperate with (and not oppose) any reasonable action by Non-Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information.

16.6.2. In connection with any proposed disclosure pursuant to Section 16.2.1.2, to the extent reasonably practicable, Disclosing Party shall provide Non-Disclosing Party with advance notice of the proposed disclosure and shall set forth the Confidential Information to be disclosed, the proposed date of disclosure (the “Disclosure Date”), the basis for such disclosure and the manner of such disclosure (the “Disclosure Notice”). The Disclosure Notice shall be delivered to Non-Disclosing Party no later than the Disclosure Notification Date or as soon as practicable thereafter. Disclosing Party and Non-Disclosing Party shall cooperate with one another and negotiate in good faith to seek a mutually satisfactory resolution with respect to such proposed disclosure. If Non-Disclosing Party has not, prior to the Disclosure Date, either (1) consented to the proposed disclosure (or such modified

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disclosure upon which Disclosing Party and Non-Disclosing Party may mutually agree) or (2) itself made disclosure of the Confidential Information contained in such Disclosure Notice (or such modified disclosure upon which Disclosing Party and Non-Disclosing Party may mutually agree), Disclosing Party may disclose such Confidential Information to the extent and in the manner set forth in such Disclosure Notice.

16.6.3. “Disclosure Notification Date” shall mean the latest of the following dates:    (1) five Business Days prior to the Disclosure Date; and (2) in the case of Section 16.2.1.2, such shorter period of time prior to the Disclosure Date that is reasonable (in light of the nature of the Confidential Information to be disclosed and the Disclosure Law applicable thereto).

17. Miscellaneous.

17.1. Attorneys’ Fees. If any party brings any action to interpret or enforce this Lease, or for damages for any alleged breach, the substantially prevailing party shall be entitled to recover from the non-prevailing party on demand the prevailing party’s reasonable attorneys’ fees and costs as awarded by the court in addition to all other recovery, damages and costs.

17.2. Non-Recourse. Tenant specifically agrees to look solely to Landlord’s and any successor owner’s interest in the then applicable Facilities for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord, any such successor owner, nor any officer, director, member, employee, lender, agent or Affiliate of Landlord or any such successor owner shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. Tenant shall have no recourse against any other property or assets of Landlord or any successor owner, or against any property or assets of any officer, director, member, employee, lender, agent or Affiliate of Landlord or any successor owner. Furthermore, in no event shall Landlord (original or successor) ever be liable to Tenant for any special, indirect or consequential damages suffered by Tenant from whatever cause.

17.3. General REIT Provisions. Tenant understands that, in order for Landlord’s Affiliate, Ventas, Inc., or any successor Affiliate that is a real estate investment trust (a “REIT Affiliate”) to qualify as a real estate investment trust, certain requirements (the “REIT Requirements”) must be satisfied, including the provisions of Section 856 of the Internal Revenue Code of 1986, as amended. Accordingly, Tenant agrees, and agrees to cause its Affiliates, permitted subtenants, if any, and any other parties subject to its control by ownership or contract, to reasonably cooperate with Landlord to ensure that the REIT Requirements are satisfied, including providing Landlord or any REIT Affiliate with information about the ownership of Tenant and its Affiliates. Tenant agrees, and agrees to cause its Affiliates, upon request by Landlord or any REIT Affiliate, to take all action reasonably necessary to ensure compliance with the REIT Requirements. Landlord shall fully reimburse Tenant and its Affiliates for any and all reasonable out-of-pocket costs, and expenses incurred by Tenant or its Affiliates to comply with such request by Landlord or such action; provided, however, if such request is made, or action taken, as a result of (i) an act of Tenant or Guarantor, or (ii) the continuance of an Event of Default, Landlord shall not be responsible to reimburse Tenant and its Affiliates for any such out-of-pocket costs, expenses or liabilities.

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17.4. Waiver of Jury Trial. Each party hereby waives any rights to trial by jury in any action, proceeding or counterclaim brought by either party against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including the relationship of the parties, Tenant’s use and occupancy of any portion of the Premises or any claim of injury or damage relating to the foregoing or the enforcement of any remedy.

17.5. Notices. All notices and demands, consents, approvals, requests or other commitments required or permitted to be to be given under this Lease shall be in writing (and if not in writing shall not be deemed effective) and shall be given to Landlord and Tenant at the addresses set forth below, or at such other addresses as Landlord and Tenant may hereafter specify in writing:

If to Tenant:	If to Landlord:

c/o Equity Group Investments	Ventas Realty, Limited Partnership
Two North Riverside Plaza	c/o Ventas, Inc.
Suite 600	10350 Ormsby Park Place, Suite 300
Chicago, Illinois 60606	Louisville, Kentucky 40223
Attention: Jon Wasserman	Attention: Lease Administration
Chris Nilan	Telephone: (502) 357-9000
Fax No.: (312) 454-0335	Fax No.: (502) 357-9001

With a copy to:	With a copy to:

McDermott Will & Emery LLP	c/o Ventas Realty, Limited Partnership
227 West Monroe Street	353 N. Clark Street, Suite 3300
Chicago, Illinois 60606	Chicago, Illinois 60654
Attention: John M. Callahan	Attention: Legal Department
Ankur Gupta	Telephone: (312) 660-3800
Fax No.: (312) 276-4954	Fax No.: (312) 660-3850

With a copy to	With a copy to:

Ardent Medical Services	Waller Lansden Dortch & Davis, LLP
One Burton Hills Blvd.	511 Union Street, Suite 2700
Nashville, Tennessee 37215	Nashville, Tennessee 37219
Attention: General Counsel	Attention: John D. Claybrook
Fax No.: (615) 296-6384	Brian R. Browder
Telephone: (615) 244-6380
Fax No.: (615) 244-6804

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been delivered on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

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To the extent that a party delivers a notice under this Lease in satisfaction of one obligation hereunder and such notice includes information required to be delivered pursuant to another notice obligation under this Lease, then the receiving party shall be deemed to have received notice in satisfaction of both notice obligations.

17.6. Interpretation. Because each party has been represented by counsel and this Lease has been freely and fairly negotiated, all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. Whenever the words “including”, “include” or “includes” are used in this Lease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed. Whenever the words “day” or “days” are used in this Lease, they shall mean “calendar day” or “calendar days” unless expressly provided to the contrary. Whenever the phrase “following any Event of Default” or “upon an Event of Default” or the like is used in this Lease, it shall mean “following any Event of Default that has not been waived by Landlord or is not subject to an active agreement by Landlord to forbear from exercising remedies.” The titles and headings in this Lease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Unless otherwise expressly provided, references to any “Section” mean a Section of this Lease (including all subsections) and to any “Exhibit” or “Schedule” mean an exhibit or schedule attached hereto.

17.7. Time of the Essence. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following Business Day.

17.8. Severability. If any part of this Lease shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect. If more than one Person is Tenant hereunder, their liability and obligations hereunder shall be joint and several.

17.9. General Terms. This Lease (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior written or oral agreements or understandings and contemporaneous oral agreements or understandings, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document, (c) may only be amended by a writing executed by all of the parties, (d) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, and (e) incorporates by this reference any Exhibits and Schedules attached to this Lease.

17.10. Governing Law. This Lease shall be governed by and construed and enforced in accordance with the internal Legal Requirements of the State of Illinois, without regard to the conflict of laws rules thereof, provided that the Legal Requirements of the State in which each Facility is located (each a “Situs State”) shall govern procedures for enforcing, in the respective Situs State, provisional and other remedies directly related to such Facility and related personal property as may be required pursuant to the Legal Requirements of such Situs State, including the appointment of a receiver.

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17.11. Anti-Terrorism Representations.

17.11.1. Tenant hereby represents and warrants that neither Tenant, nor, to the actual knowledge of Tenant, any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (a) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”), (b) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes, or (c) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Tenant hereby represents and warrants to Landlord that no funds tendered to Landlord by Tenant under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international Legal Requirements, including anti-money laundering laws. If the foregoing representations are untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant. Tenant will not during the Term of this Lease engage in any transactions or dealings with any Prohibited Persons in connection with the use or occupancy of the Premises. A breach of the representations contained in this Section 17.11.1 by Tenant shall constitute a material breach of this Lease and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity.

17.11.2. Landlord hereby represents and warrants that neither Landlord, nor, to the actual knowledge of Landlord, any persons or entities holding any legal or beneficial interest whatsoever in Landlord (excluding any holder of any legal or beneficial interest of publicly traded stock or other publicly traded securities), are a Prohibited Person. If the foregoing representation is untrue at any time during the Term, an uncurable event of default will be deemed to have occurred by Landlord hereunder, without the necessity of notice to Landlord. Landlord will not during the Term of this Lease engage in any transactions or dealings with any Prohibited Persons. A breach of the representations contained in this Section 17.11.2 by Landlord shall constitute a material breach of this Lease and shall entitle Tenant to any and all remedies available hereunder, or at law or in equity.

17.12. Discretion. Except as expressly provided elsewhere in this Lease, to the extent that Landlord has discretion regarding any matter under this Lease, or may consent or approve any action to be taken under or in connection with this Lease, Landlord may exercise such discretion, or grant, withhold, delay or condition its consent or approval, in its sole or absolute discretion for any or no reason. Except as expressly provided elsewhere in this Lease, to the extent that Tenant has discretion regarding any matter under this Lease, or may consent or approve any action to be taken under or in connection with this Lease, Tenant may exercise such discretion, or grant, withhold, delay or condition its consent or approval, in its sole or absolute discretion for any or no reason.

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17.13. Right of First Offer/Refusal.

17.13.1. Pursuant to the terms and conditions set forth in that certain Right of First Offer/Refusal Agreement of even date herewith among the parties (the “Right of First Offer/Refusal Agreement”), if any Ardent Party intends to utilize so-called “sale-leaseback” financing with respect to a healthcare facility located in the United States, Landlord has the right, but not the obligation to require the Ardent Party to negotiate exclusively with Landlord in good faith for a period of 90 days the terms and conditions pursuant to which Landlord would acquire the healthcare facility from the applicable Ardent Party or third party, as applicable, and such healthcare facility would be “leased back” to the applicable Ardent Party. If the parties are unable to agree upon all terms and conditions within 90 days following delivery of written notice from an Ardent Party to Landlord regarding the proposed transaction, the applicable Ardent Party shall be permitted to negotiate the terms of the subject transaction with respect to the subject healthcare facility with another Person, it being agreed however, that if the applicable Ardent Party reaches a definitive agreement with another Person (a “Contract Counterparty”) with respect to the sale-leaseback of the subject healthcare facility and in any event prior to consummation of any such transaction with such Person, the applicable Ardent Party shall, as an express condition set forth in any purchase agreement between the applicable Ardent Party and a Contract Counterparty, offer Landlord the right to acquire the healthcare facility and lease it to the applicable Ardent Party on the terms agreed upon by Ardent Party and the Contract Counterparty. Landlord shall have a period of ten (10) Business Days following such offer to elect in writing to acquire the healthcare facility and lease it to the applicable Ardent Party on the terms agreed upon by the applicable Ardent Party and the Contract Counterparty.

17.13.2. Pursuant to the terms and conditions set forth in that certain Right of First Offer/Refusal Agreement, if any Ardent Party seeks capital for the acquisition or development of additional health care facilities from any real estate investment trust, the applicable Ardent Party shall give Landlord written notice thereof and Landlord shall have the right, but not the obligation, to require the subject Ardent Party to negotiate exclusively with Landlord for 90 days in good faith the terms and conditions pursuant to which the requested capital would be provided to the subject Ardent Party. If the parties are unable to agree upon all of the terms and conditions of such proposed transaction within 90 days following written notice from an Ardent Party to Landlord regarding the proposed transaction, the applicable Ardent Party shall be permitted to negotiate the terms of and consummate the subject proposed transaction with another Person, it being agreed, however, that if the final terms agreed upon by the applicable Ardent Party and the other Person (such terms are the “Third Party Financing Terms”) are in the aggregate less favorable to the subject Ardent Party in any material respect, the applicable Ardent Party shall, prior to consummating such transaction, offer Landlord the right provide the requested capital on the Third Party Financing Terms. Landlord shall have a period of ten (10) Business Days following such offer to elect in writing to provide the requested capital on the Third Party Financing Terms.

17.13.3. Before any Ardent Party seeks capital for the acquisition or development of additional health care facilities from any institution primarily in the business of owning or providing financing for commercial real estate (excluding, for avoidance of doubt, bank financing sought in the ordinary course of such Ardent Party’s business or financing from any real estate investment trust), the applicable Ardent Party shall first discuss with Landlord in good faith the capital it is seeking and the relevant terms that Landlord could provide in respect thereof; provided that there shall be no obligation of the applicable Ardent Party to accept any financing offer from Landlord in respect thereof.

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17.13.4. If any Ardent Party proposes to acquire a portfolio of assets that includes any healthcare facility or healthcare facilities that are Competing Facilities (as defined in Exhibit G) and such Competing Facilities comprise less than 20% of such portfolio by value as reasonably demonstrated to Landlord by the applicable Ardent Party, the Competing Facilities shall be subject to the preceding right of first offer process with respect to the provision of capital needed for the acquisition of such Competing Facilities, it being agreed that if Landlord elects not to provide the capital for the acquisition of such Competing Facilities pursuant to the preceding process, Ardent Party shall be permitted to consummate the proposed transaction and the restrictive covenants contained in Exhibit G of this Lease shall not apply to the subject Competing Facilities.

17.14. No Recourse. Notwithstanding anything that may be expressed or implied in this Lease to the contrary, and notwithstanding the fact that certain of the parties referred to herein may be partnerships or limited liability companies, Landlord, for itself and on behalf of its Affiliates, covenants, agrees and acknowledges that no recourse under this Lease or any documents or instruments delivered in connection with this Lease shall be had against any of the Guarantor’s former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the Ardent Parties or any of their respective assignees under this Lease, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any Ardent Party under this Lease or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 17.14 shall relieve or otherwise limit the liability of any Ardent Party, as such, for any breach or violation of its obligations under this Lease or any documents or instruments delivered in connection herewith.

17.15. Memorandum of Lease. Landlord and Tenant shall enter into one or more short form memoranda of this Lease as soon as possible following the date of this Lease, in form suitable for recording in each county or other applicable location in which each Facilities is located. Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the expiration or earlier termination of the Term with respect to the applicable Facility.

17.16. Operating Lease Treatment. Landlord reserves the right to modify the terms of this Lease from time to time, solely to achieve operating lease treatment with respect to Landlord, provided such modifications will not be adverse to Tenant or Tenant’s accounting treatment in any material respect.

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17.17. Work in Progress. Landlord and Tenant acknowledge and agree that Landlord has paid full value for the Premises, including any work in progress, taking into account for such valuation that Tenant is responsible for all expenses incurred but not yet paid for such work in progress.

18. Indemnification by Landlord.

18.1. Indemnity. Except to the extent limited by the Purchase Agreement, Landlord shall protect, indemnify, defend and save harmless Tenant, its directors, officers, shareholders, members, agents and employees (collectively, the “Tenant Indemnified Parties”) for, from, against and regarding any and all liability, expense, loss, cost, deficiency, fine, penalty or damage of any kind or nature (including reasonable attorneys’ fees, and including from any suits, claims or demands) on account of any of the following occurring on or after the Effective Date:

18.1.1. any gross negligence or willful misconduct on the part of Landlord or any of Landlord’s Affiliates or their respective directors, officers, shareholders, members, contractors, agents and employees;

18.1.2. the breach by Landlord of any of its representations, warranties, covenants or other obligations in this Lease; and

18.1.3. the material violation of any Legal Requirement applicable to Landlord by Landlord or any of Landlord’s Affiliates or their respective directors, officers, shareholders, members, contractors, agents and employees in respect of the Tenant or this Lease.

Notwithstanding anything in this Lease to the contrary, Landlord’s indemnification obligations under this Lease shall not include Losses to the extent directly caused by the gross negligence, willful misconduct or fraud by a Tenant Indemnified Party.

18.2. Indemnity Claims Process. Landlord shall pay any amounts that become due to Tenant under this Section 18 within 30 days after Tenant’s demand, and if not timely paid, such amounts shall bear interest at the Agreed Rate from the date of such demand until paid. Landlord, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant or any Tenant Indemnified Parties, with counsel reasonably acceptable to Tenant (with counsel chosen or approved by Landlord’s insurer being deemed approved), and shall not, under any circumstances, compromise or otherwise dispose of any suit, action or proceeding without obtaining Tenant’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed). Landlord shall have the right to control the defense or settlement of any claim provided that (a) Landlord shall first confirm in writing to Tenant that Landlord is obligated under this Section 18 to indemnify Tenant, (b) Landlord shall pay any and all amounts required to be paid in respect of such claim, and (c) any compromise or settlement shall require the prior approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed provided Tenant (or the applicable Tenant Indemnified Parties) are irrevocably released from all Losses in connection with such claim as part of such settlement or compromise. Tenant, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim. If Landlord does not act promptly and completely to satisfy its indemnification obligations hereunder, Tenant may resist and defend any such claims against Tenant or any Tenant Indemnified Party at Landlord’s sole cost.

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18.3. Survival of Indemnity. The terms of this Section 18 shall survive the expiration or earlier termination of this Lease.

19. New Mexico Reorganization.

19.1. HELC Bonds and LHS Services Promissory Notes. The parties acknowledge the following: (a) Lovelace Women’s Hospital (“Women’s Hospital”), New Mexico Heart Hospital (“Heart Hospital”) and Roswell Regional Hospital (“Roswell Hospital” and collectively with Women’s Hospital and Heart Hospital, the “HELC Hospitals”) are subject to ownership and financing structures under which the New Mexico Hospital Equipment Loan Counsel (“HELC”) holds title a portion of the assets of the HELC Hospitals; (b) under such structures, HELC leases the HELC Hospital assets that HELC owns to Lovelace Health Systems, Inc. (“LHS”) pursuant to Lease Agreements (one per hospital) (the “HELC Leases”); (c) HELC issued bonds (one per hospital) (the “HELC Bonds”) to LHS Services, Inc., a subsidiary of LHS (“LHS Services”) pursuant to indentures (one per hospital) (the “HELC Indentures”) and bond purchase agreements (one per hospital) (the “HELC Bond Purchase Agreements”) to finance HELC’s acquisition of the applicable HELC Hospital assets; (d) LHS loaned funds to LHS Services to enable LHS Services to purchase the HELC Bonds and LHS Services made promissory notes (one per hospital) to LHS with respect to such loaned funds (the “LHS Services Promissory Notes”); (e) the Exhibit A Reorganization (as defined in the Purchase Agreement) with respect to the HELC Hospitals was intended to result in two sets of bond documents for each of the HELC Hospitals, one set of bond documents relating solely to the land, buildings and other real property improvements of such HELC Hospital originally financed with the applicable HELC Bond and one set of bond documents relating solely to the equipment and other personal property of such HELC Hospital originally financed with the applicable HELC Bond; and (f) in order to avoid a delay in the Closing of the transactions contemplated by the Purchase Agreement, the Exhibit A Reorganization of the HELC Hospitals was structured as a partial assignment of the HELC Leases, the HELC Indentures, the HELC Bonds and the LHS Promissory Notes rather than the structure contemplated by clause (e), above, so that as a result of such restructuring an Affiliate of Tenant and an Affiliate of Landlord are both tenants under the HELC Leases, are both parties to the HELC Indentures, both own HELC Bonds issued pursuant to the same HELC Indenture and are both holders of the same LHS Services Promissory Notes.

19.2. Restructuring. The parties agree to take all commercially reasonable actions to promptly modify the structure of the HELC Leases, the HELC Indentures, the HELC Bonds, the LHS Promissory Notes and other related documents such that there are two sets of bond documents for each of the HELC Hospitals as contemplated by Section 19.1(e). Landlord and Tenant agree to equally share all fees and expenses of bond counsel, HELC’s counsel, recording fees and expenses and any fees charged by HELC in connection with such restructuring.

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19.3. Additional Acknowledgements. Pending the completion of the restructuring contemplated by Section 19.2, the parties agree as follows: (a) Tenant’s Affiliates that are lessees under the HELC Leases will be responsible for all payments under the HELC Leases that relate to the HELC Bonds owned by Tenant Affiliates; (b) Tenant’s Affiliates that own HELC Bonds will be entitled to all payments made with respect to the HELC Bonds by Tenants Affiliates that are HELC Lessees; (c) Tenant’s Affiliates that own HELC Bonds will responsible for all payments under the LHS Services Promissory Notes attributable to that portion of the HELC Bonds associated with personal property; (d) Tenant’s Affiliates that own LHS Services Promissory Notes will be entitled to all payments made with respect to the LHS Services Promissory Notes by Tenant’s Affiliates that are HELC Bondholders; (e) Landlord’s Affiliates that are lessees under the HELC Leases will be responsible for all payments under the HELC Leases that relate to the HELC Bonds owned by Landlord Affiliates; (f) Landlord’s Affiliates that own HELC Bonds will be entitled to all payments made with respect to the HELC Bonds by Landlord’s Affiliates that are HELC Lessees; (g) Landlord’s Affiliates that own HELC Bonds will responsible for all payments under the LHS Services Promissory Notes attributable to that portion of the HELC Bonds associated with real property; (h) Landlord’s Affiliates that own LHS Services Promissory Notes will be entitled to all payments made with respect to the LHS Services Promissory Notes by Landlord’s Affiliates that are HELC Bondholders; (i) each party and its applicable Affiliates will comply with all of the terms and provisions of the HELC Leases, the HELC Indentures, the HELC Bonds and the LHS Promissory Notes; and (j) either party may unwind the HELC ownership structure without the consent of the other party.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant as of the date first written above.

TENANT:

AHS Hillcrest Medical Center, LLC,
a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

AHS Southcrest Hospital, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

AHS Tulsa Holdings, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

RV Properties, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

AHS Oklahoma Physician Group, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

Bailey Medical Center, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

AHS Claremore Regional Hospital, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

Lovelace Health System, Inc., a New Mexico corporation

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

Southwest Medical Associates, LLC, a New Mexico corporation

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

BSA Hospital, LLC, a Texas limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:

LANDLORD:

VTR HILLCREST MC TULSA, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR HILLCREST HS TULSA, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR BAILEY MC, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR HEART HOSPITAL, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE WH, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE WESTSIDE, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE ROSWELL, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE MC & REHAB, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR HILLCREST CLAREMORE, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR BAPTIST SA, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

EXHIBIT A

DEFINED TERMS

“Acquisition” by any Person, shall mean the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or any Capital Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of indebtedness, securities or otherwise

“Affiliate” shall mean, with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person; provided, however, that when used with respect to the Tenant, Guarantor or any other Tenant Related Party, the term “Affiliate” shall only include any Person that is, directly or indirectly, a wholly-owned subsidiary of Guarantor.

“Agreed Rate” shall mean, for any month, a rate per annum equal to 4% per annum plus the highest prime rate reported in the Money Rates column or section of The Wall Street Journal published on the first Business Day of that month, as having been the prime rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of the first Business Day of such month. If The Wall Street Journal ceases publication of the prime rate, the “Agreed Rate” shall mean the prime rate (or base rate) announced by JP Morgan Chase Bank, N.A., New York, New York, or its successors (whether or not such rate has actually been charged by such bank). If such bank discontinues the practice of announcing the prime rate, the “Agreed Rate” shall mean 4% per annum plus the highest rate charged by such bank on short-term, unsecured loans to its more creditworthy large corporate borrowers.

“Allocated Facility Rent” means the Minimum Rent attributable to each Facility in the amount specified in Schedule 1.1 (each such amount as increased in accordance with the terms hereof).

“Applicable Transfer Conditions” has the meaning set forth in Section 11.3.7.

“Approved Operator” shall mean a Person that, at the date of determination:

(a) is a Person, or an Affiliate of a Person, that owns or operates, or has owned and/or operated, (i) at least six (6) hospitals or (ii) one (1) or more hospitals having an aggregated annual net revenue of $1,000,000,000 or more;

(b) (i) has not, and neither have any of such Person’s senior officers or directors:

had any license or certification to operate any healthcare facility or any other similar business irrevocably revoked by any Governmental Authority, or caused any such revocation, due to any actual fault, (B) been found to have been grossly negligent or to have committed willful or intentional misconduct in any lawsuit alleging any wrongdoing by such Person or any of such senior officers, directors, shareholders or members relating to patient care, (C) been permanently excluded from providing services in connection with the operation of any healthcare facility or any other similar business by any applicable state healthcare licensing authority, or (D) been permanently excluded or restricted from participation in any Governmental Payor program; and (ii) has not, and neither have any of such Person’s senior officers or directors, been the subject of a pending investigation or proceeding within the past 5 years that is reasonably likely to result in any of the foregoing; and

(c) has not: (i) made an assignment of all or substantially all of its property for the benefit of creditors, (ii) had a receiver, trustee or liquidator appointed for any of its property (unless such appointment was discharged within 60 days after the date of such appointment), (iii) filed a voluntary petition under any federal bankruptcy law or state Legal Requirements to be adjudicated as bankrupt or for any arrangement or other debtor’s relief, or (iv) had an involuntary filing of such a petition against any such Person by any other Person (unless such petition was dismissed within 90 days after filing).

“Approved Landlord” shall mean (a) “Landlord” as of the date hereof and (b) each successor or assignee landlord provided any such Person, including all Affiliates of such Person, have a net worth, in the aggregate, of not less than $2,500,000,000.

“Ardent Party” shall mean Guarantor and each direct or indirect wholly owned subsidiary thereof.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

“ Authorizations” shall mean, with respect to any Facility or Facilities, any and all licenses, permits, certifications, registrations, accreditations, certificates of need, certificates of exemption, approvals, waivers, variances and other authorizations issued by any Governmental Authority necessary for the use of such Facility(ies) for its Primary Intended Use and receipt of reimbursement or other payments under any Governmental Payor in which such Facility(ies) participates.

“ Award” shall mean all compensation, sums or anything of value awarded, paid or received in respect of a total or partial Condemnation.

“BSA Emergency Department Project” shall have the meaning ascribed to such term on Schedule 6.5.1 of this Lease.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in Chicago, Illinois are authorized, or obligated, by Legal Requirements or executive order, to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which, in accordance with GAAP and in the reasonable judgment of such Person, is required to be accounted for as a capital lease on the balance sheet of that Person. Notwithstanding the foregoing, in no event shall the Master Lease, or any portion thereof, be considered a Capital Lease for purposes of calculating the Consolidated Guarantor Fixed Charge Coverage Ratio and the Consolidated Guarantor Leverage Ratio.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” shall mean, as at any date, (a) securities issued and directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. Dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P -1 or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any Approved Bank) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such person shall have a perfected first priority security interest (subject to no other liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subsections (a) - (d).

“CC&R’s” shall mean covenants, conditions and restrictions or similar use, maintenance or ownership obligations of record as of the Effective Date encumbering or binding upon the real property underlying any Facility.

“Change in Control” means (a) at any time prior to an initial public offering, (i) the Permitted Holder shall at any time cease to have, directly or indirectly, the power to vote or direct the voting of at least 35% of the voting stock of the Tenant or (ii) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act of 1934 (as amended), but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holder, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)- 5 under the Exchange Act of 1934 (as amended)) of a percentage of the voting power of the outstanding voting stock of the Tenant that is greater than the percentage of such voting power of such voting stock in the aggregate, directly or indirectly, beneficially owned by the Permitted Holder or (b) at any time on and after an initial public offering, any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act of 1934 (as amended), but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holder (or any holding company parent of the Tenant owned directly or indirectly by the Permitted Holder), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act of 1934 (as amended)) of voting power of the outstanding voting stock of the Tenant having more than the greater of (x) 35% of the ordinary voting power for the election of directors of the Tenant and (y) the percentage of the ordinary voting power for the election of directors of the Tenant owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holder, unless in the case of either clause (a) or (b), the Permitted Holder have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the board of directors of the Tenant.

“Combined Facility EBITDARM” shall mean the Consolidated EBITDAR for all of the Tenants that own Facilities (excluding AHS Oklahoma Physician Group, LLC and Southwest Medical Associates, LLC) plus management fees applicable solely to such Tenants.

“Company Disclosure Schedule” shall have the meaning set forth in the preamble of Article III of the Purchase Agreement.

“Competitor” shall mean (a) any healthcare real estate investment trust with a market capitalization of more than $2,500,000,000, or (b) any Person in which a healthcare real estate investment trust with a market capitalization of more than $2,500,000,000 owns, directly or indirectly, a beneficial or record interest of fifty percent (50%) or more at the time of the applicable Transfer.

“ Compliance Program” shall mean a corporate compliance program designed to promote compliance with, detect violations of, and appropriately address, correct and remediate noncompliance with, applicable Legal Requirements, Third Party Payor Program requirements and standards of ethical conduct.

“Compliance Review” shall mean a review conducted by Landlord or its attorneys of Tenant’s policies, procedures and manuals embodying its Compliance Program. Such review would be solely to confirm that Tenant’s Compliance Program incorporates the elements of an effective compliance plan identified in any guidance issued by the U.S. Department of Health and Human Services, Office of the Inspector General and would not give Landlord or its attorneys any right to participate in or make decisions regarding Tenant’s Compliance Program or functions. Such review also would include an interview of Tenant’s compliance officer regarding the implementation of the Compliance Program. Notwithstanding the foregoing, nothing herein shall require Tenant to disclose any information which would conflict with any legal obligations to any Government Authority or any other party or cause a waiver of attorney/client privilege, work product privilege, peer review privilege or other similar privilege.

“Condemnation” shall mean, as to any Facility, (a) the exercise of any governmental power on such Facility, whether by legal proceedings or otherwise, by a Condemnor, (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, and (c) a taking or voluntary conveyance of all or part of such Facility, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Facility, whether or not the same shall have been actually commenced.

“Condemnor” shall mean any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

“Consolidated EBITDAR” shall mean, for any period (without duplication), for any Person and, if applicable, its Consolidated Subsidiaries, an amount equal to Consolidated Net Income for such Person(s) for such period, plus, to the extent deducted in calculating such Consolidated Net Income for such period, (a) (i) Consolidated Interest Expenses of such Person(s) for such period, (ii) the amount of federal, state, local and foreign income taxes paid or payable by such Person(s) for such period, (iii) the amount of depreciation and amortization expense accounted for by such Person(s) for such period, (iv) Rent Expense (but, for purposes of calculating the Portfolio Coverage Ratio only, Rent Expense shall include only Minimum Rent) incurred by such Person(s) for such period, (v) any non-recurring or extraordinary fees, charges and cash expenses made or incurred by such Person(s) in connection with the transactions contemplated by this Lease, (vi) any non-recurring fees, charges and cash expenses made or incurred in connection with acquisitions and dispositions (consummated or not) in an amount that does not exceed $5,000,000 in any rolling 12-month period and, with respect to any amount in excess of such $5,000,000, as is reasonably acceptable to Landlord and in such amount as is reasonably acceptable to Landlord, (vii) any non-cash impairment charges incurred by such Person(s) for such period (except to the extent that such charges relate to a cash payment in a future period), (viii) any other non-cash charges incurred by such Person(s) for such period (except to the extent that such charges relate to a cash payment in a future period) as are reasonably acceptable to Landlord and in such amounts as are reasonably acceptable to Landlord, (ix) expenses and charges related to prior periods, and (x) non-recurring extraordinary cash expenses in respect of severance payments and other costs associated with any restructuring of Tenant, and minus (b) (i) non-recurring or extraordinary gains from the disposition of assets recognized by such Person(s) in such period and (ii) non-cash items increasing such Consolidated Net Income for such period (other than accrual of income in the ordinary course of business) and (iii) interest income for such period; provided, however, that Losses arising out of settlement of the New Mexico Qui Tam Litigation shall not be considered in determining the Consolidated EBITDAR.

“Consolidated Fixed Charges” means, with reference to any period, the sum of (a) the aggregate amount of scheduled and mandatory amortization of Funded Indebtedness (but without duplication) during such period, but excluding amounts paid in connection with any mandatory excess cash flow provisions plus (b) Consolidated Interest Expense paid for such period, plus (c) the aggregate amount of federal, state, local and foreign income taxes paid for such period, plus (d) Rent Expense for such period, plus (e) any obligations paid in respect of Earn-Out Obligations, all calculated for such period for the Guarantor and its Consolidated Subsidiaries, plus (f) Restricted Payments paid in cash and any payments in cash on account of Funded Indebtedness that has been contractually subordinated in right of payment to the obligations under this Lease if such payment is not permitted at such time under the terms of subordination. With respect to any Restricted Payments described in clause (f), if any portion of a cash payment was not a Restricted Payment (i.e., a portion of the payment could have been made notwithstanding the restriction) and some portion of the cash payment was a Restricted Payment, the amount added shall be only that portion that is in fact a Restricted Payment.

“Consolidated Guarantor Fixed Charge Coverage Ratio” shall mean the ratio of (a) Consolidated EBITDAR of the Guarantor and its Consolidated Subsidiaries for the applicable period to (b) the sum of Consolidated Fixed Charges for such period. For purposes of computing the Guarantor Coverage Ratio, Consolidated EBITDAR and Consolidated Fixed Charges shall be adjusted on a Pro Forma Basis for any Specified Transactions occurring during each fiscal quarter. Notwithstanding anything to the contrary, for purposes of calculating the Consolidated Guarantor Fixed Charge Coverage Ratio during the first Lease Year, the aggregate amount of Taxes paid during a quarter in such Lease Year shall not exceed $3,750,000 regardless of the actual amount of such Taxes paid during such quarter.

“Consolidated Guarantor Funded Indebtedness” shall mean Funded Indebtedness of Guarantor and its Consolidated Subsidiaries.

“ Consolidated Guarantor Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Guarantor Funded Indebtedness as of such date plus (ii) an amount equal to the sum of the annual rent payments under leases other than Capital Leases or Synthetic Leases of the Guarantor and its Consolidated Subsidiaries times 8.0, minus (iii) solely to the extent that on such date the Outstanding Amount (as defined in the Revolving Credit Agreement) is $0.00, unrestricted cash and Cash Equivalents held by the Guarantor and its Consolidated Subsidiaries on such date in an aggregate amount not to exceed $25,000,000, to (b) Consolidated EBITDAR for the Guarantor and its Consolidated Subsidiaries for the period of the four fiscal quarters most recently ended. For purposes of calculating the foregoing ratio, Specified Transactions that have occurred during such period shall be included on a Pro Forma Basis.

“Consolidated Interest Expense” means, for a given period, all interest expense for Guarantor and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period in accordance with GAAP, including the interest component under Capital Leases (and also including, to the extent required under GAAP, the implied interest component under a securitization and the implied interest component of Synthetic Leases (regardless of whether accounted for as interest expense under GAAP) but only to the extent that such implied interest component is not also included in Rent Expense), any accrued but unpaid interest, capitalized interest, and all current payments due under Interest Rate Protection Agreements by Guarantor and its Consolidated Subsidiaries determined on a consolidated basis (net of payments to such parties by any counterparty thereunder), but excluding the amortization of any deferred financing fees.

“Consolidated Net Income” shall mean, for any period, for any Person and its Consolidated Subsidiaries, the net income from continuing operations of such Person and its Consolidated Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period; provided that there shall be excluded from such determination of net income or loss (a) any income (or loss) of any Person other than a such Person and its Consolidated Subsidiaries or that is accounted for by the equity method, or non-controlling interest method, of accounting, but any such income so excluded shall be included in such period or any later period to the extent any cash or Cash Equivalents paid as dividends or distributions in the relevant period to such Persons and its Consolidated Subsidiaries, (b) adjustments for straight-line rent accounting, (c) income or loss of a Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged or consolidated with or such Person’s assets are acquired by Guarantor or any of its Consolidated Subsidiaries and (d) any after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income. For the avoidance of doubt, “Consolidated Net Income” shall not include any net income allocable to minority interests in any subsidiaries. For purposes hereof, continuing operations of a Person shall exclude any divested operations of such Person and include all Specified Transactions on a Pro Forma Basis.

“Consolidated Subsidiary” shall mean, with respect to any Person, any subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated audited financial statements if such statements were prepared in accordance with GAAP as of such date.

“Control” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Controlling” shall mean, as applied to any Person, having Control over that Person.

“CPI” shall mean, as of any date, the current United States Department of Labor, Bureau of Labor Statistics Consumer Price Index, United States Average, “All Items” (1982-84=100); provided, however, that if compilation of the CPI is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the CPI shall be used as reasonably chosen by Landlord and Tenant.

“CPI Increase” shall mean, for a particular Lease Year, the percentage increase (rounded to two decimal places), if any, in (a) the CPI published for the month two (2) months prior to the month containing the day immediately preceding the commencement of such Lease Year over (b) the CPI published for the month that is two months prior to the month containing the day immediately preceding the commencement of the Lease Year immediately preceding such particular Lease Year.

“Date of Taking” shall mean, as to the applicable Facility, the date the Condemnor has the right to possession of such Facility, or any portion thereof, in connection with a Condemnation.

“Default Event” shall mean any act or omission by Tenant under this Lease that with the giving of notice or the passage of time or both would constitute an Event of Default under this Lease.

“Earn-Out Obligations” means with respect to any Person, with respect to an Acquisition, all obligations of such Person or any of its Consolidated Subsidiaries to make earn-out or other contingency payments pursuant to the documentation relating to such Acquisition, not including any amounts payable in any form of Capital Stock. For purposes of determining the aggregate consideration paid for an Acquisition, the amount of any Earn-Out Obligations shall be deemed to be the reasonably anticipated liability in respect thereof as determined by such Person in good faith at the time of such Acquisition. For purposes of determining the liability of such Person and its Consolidated Subsidiaries for any Earn-Out Obligation thereafter, the amount of Earn-Out Obligations shall be deemed to be the aggregate liability in respect thereof as recorded on the balance sheet of such Person and its Consolidated Subsidiaries in accordance with GAAP.

“Environmental Activities” shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release, investigation, monitoring, remediation, or disposal of any Hazardous Materials at any time to or from any portion of the Premises or located on or present on or under any portion of the Premises.

“ Excluded Leases” shall mean all leases, subleases, licenses and other agreements granting rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Tenant and its Affiliates in favor of third parties as of the Effective Date, together with all amendments, replacements and substitutions thereof.

“Excluded Landlord Property” shall mean the items located at the Facilities which would be categorized as “Fixed Equipment,” “Building Improvements” or “Land Improvements” in accordance with the current Accounting Policy Guide of Ardent Medical Services, Inc. having an effective date of January 1, 1999 and last revised February 1, 2013.

“ Existing Ground Leases” shall mean those ground leases listed on Schedule 5.12.1 attached hereto and made a part hereof, as the same may have been amended or modified in writing after the Effective Date with the written consent of Landlord.

“Facility Accounts Receivable” shall mean all accounts receivable, notes receivable, trade accounts receivables and other rights to receive rents from, and payments for services rendered to, customers, or patients of any Facility.

“Facility Mortgage” shall mean any mortgage, deed of trust or other security agreement or lien encumbering the Premises or any portion thereof and securing an indebtedness of Landlord or any Affiliate of Landlord or any ground, building or similar lease or other title retention agreement to which the Premises or any portion thereof is subject from time to time.

“Facility Mortgagee” shall mean the holder or beneficiary of a Facility Mortgage and any other rights of the lender, credit party or lessor under the applicable Facility Mortgage Documents.

“Facility Mortgage Documents” shall mean, with respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended or lease or other financing vehicle relating to such Facility Mortgage.

“Facility Provider Agreements” shall mean provider agreements issued to or held by Tenant pursuant to which any Facility(ies) are approved or eligible to receive reimbursement under any Third Party Payor Program.

“Funded Indebtedness” shall mean, as to any Person at any particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money indebtedness;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by Tenant or any subsidiary (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d) all obligations arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, but excluding all obligations arising under letters of credit;

(e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including without limitation any Earn Out Obligations;

(f) all Attributable Indebtedness with respect to Capital Leases and Synthetic Leases;

(g) all Attributable Indebtedness with respect to Securitization Transactions;

(h) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the 90th day after the end of the Term;

(i) all Funded Indebtedness of others to the extent secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on, or payable out of proceeds or production from, Property owned or acquired by the Tenant or any subsidiary, whether or not the obligations secured thereby have been assumed;

(j) all guarantees with respect to Indebtedness of the type specified in clauses (a) through (g) above of another Person; and

(k) all Indebtedness of the types specified in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, (x) the amount of any direct obligations arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, but excluding all obligations arising under letters of credit, shall be the maximum amount available to be drawn thereunder, and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, licensing agency, certifying entity, commission, office or authority or any governmental unit (federal, state, county, district, municipal, city or otherwise) and any regulatory, administrative or other subdivision, department or branch of the foregoing, whether now or hereafter in existence, including any state licensing or certifying agency, accreditation agency or any other quasi-governmental authority.

“Governmental Payor” shall mean any state or federal health care program providing medical assistance, health care insurance or other coverage of health care items or services for eligible individuals, including the Medicare program more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the Medicaid program more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder.

“Guaranteed Leases” shall have the meaning ascribed to such term in Section 14.3.

“Guarantor” shall mean, individually and collectively, EGI-AM Holdings, L.L.C., a Delaware limited liability company, Ardent Legacy Holdings, Inc., a Delaware corporation, and Ardent Legacy Acquisitions, Inc., a Delaware corporation, and any other guarantor pursuant to a Lease Guaranty.

“Hazardous Materials” shall mean any of the following: (a) petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which could pose a hazard to any portion of the Premises or to Persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards;

(f) radon gas; (g) mold and (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or could pose a hazard to the health and safety of the occupants of any portion of the Premises or the owners and/or occupants of property adjacent to or surrounding any portion of the Premises, including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R 172.101), as amended from time to time.

“Hazardous Materials Claims” shall mean any and all enforcement, investigation, monitoring, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party related to the use of any portion of the Premises, Landlord or Tenant relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials.

“Hazardous Materials Laws” shall mean any applicable Legal Requirements, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

“Hospital” shall mean any Facility that is licensed as a medical surgical hospital.

“Insurance Requirements” shall mean all terms of any insurance policy required by this Lease with respect to any portion of the Premises and all requirements of the issuer of any such policy.

“Interest Rate Protection Agreements” means any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect Guarantor or any Consolidated Subsidiary against fluctuations in interest rates or to reduce the effect of any such fluctuations.

“Landlord Environmental Condition” shall mean any environmental conditions at the Facilities arising out of or resulting from the acts of any Landlord Indemnified Party on or after the Effective Date.

“Landlord Indemnified Losses” shall mean (a) all Losses for which Landlord or any of its Affiliates is required to indemnify the Buyer Indemnitees (as defined in the Purchase Agreement) under Article X of the Purchase Agreement and (b) all Losses for which Landlord is required to indemnify the Tenant Indemnified Parties under Section 18 of this Lease.

“Landlord Organizational Documents” shall mean documents, certificates and agreements pursuant to which Landlord is organized to do business.

“Lease Year” shall mean the period from the Effective Date through the last day of the month in which the first anniversary of the Effective Date occurs and each 12 consecutive month period thereafter, provided, however, that, if the Effective Date occurs on the first day of a month, “Lease Year” shall mean the period from the Effective Date through the day preceding the first anniversary of the Effective Date and each 12 consecutive month period thereafter.

“Legal Requirements” shall mean all statutes, laws, rules, orders, regulations, constitutions, guidelines, ordinances, principles of common law, judgments, decrees, injunctions and other restrictions or requirements of any Governmental Authority applicable to Tenant, the Premises or the Business, whether now or hereafter enacted and in force, including, but not limited to, (a) healthcare facility, hospital, pharmaceutical, laboratory, professional and practitioner and related Authorizations, licensure, certification and accreditation required by any Governmental Authority, (b) building codes and zoning regulations, (c) restrictions or requirements relating to required repairs, modifications or alterations in or to the Premises required by any Governmental Authority, (d) restrictions or requirements relating to the use of Premises required by any Governmental Authority, (e) restrictions or requirements relating to the transport, handling, use, storage or disposal, or the cleanup or other treatment, of any Hazardous Materials, (f) all laws, regulations and rules related to the provision of healthcare items and services required by any Governmental Authority, (g) restrictions or requirements relating to false claims, false representations, physician self-referrals, fee-splitting, kickbacks or payment of remuneration to induce business or referrals required by any Governmental Authority, and (h) the applicable privacy, security, transaction standards, breach notification and other provisions and requirements of the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1329d-8), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 3000 et seq.; Pub. Law 111-5, Division A Title XIII and Division B, Title IV), (i) all professional, ethical and conflict of interest related laws, regulations and rules required by any Governmental Authority, (j) all applicable standards of care required by any Governmental Authority, including the Emergency Medical Treatment and Labor Act (42 U.S.C. § 1395dd), and (j) with respect to each of the foregoing any comparable statutes, laws, rules or regulations of any Governmental Authority having jurisdiction.

“Lien” shall mean any charge, claim, community property interest, deed of trust, condition, equitable interest, lien, mortgage, easement, encumbrance, servitude, right of way, option, pledge, purchase agreement, additional sale agreement, security interest, right of first refusal or restriction of any kind, including any restriction on use, transfer, receipt of income or right of exercise of any other attribute of ownership.

“Losses” shall mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including reasonable attorneys’ and reasonable consultants’ fees and expenses, and environmental costs.

“Material Financing” shall mean any financing, or series of financings with a common lender or lending group, in favor of Tenant or Guarantor with an aggregate commitment in excess of $50,000,000.

“Material Lease” shall mean any lease, or any group of cross-defaulted leases with landlords that are Affiliates of Landlord, in which any one or more Ardent Party a tenant, with an aggregate annual base rent equal to or greater than $3,750,000.

“Material Remedies” shall mean (i) with respect to any loan or financing, the acceleration of such debt, or the institution of any foreclosure, sale or similar proceedings against any collateral securing such debt; including, without limitation, the institution of any foreclosure, sale or similar proceedings pursuant to the pledge of collateral, and/or (ii) with respect to any lease or occupancy agreement, the termination of said lease or occupancy agreement.

“Monetary Default” shall mean: (a) the failure to (i) timely pay any Rent, or (ii) maintain the Portfolio Coverage Ratio required pursuant to Section 5.15.1; provided, however, any such default shall cease to constitute a Monetary Default if such default is cured within any applicable notice and cured period specified in this Lease; and (b) any Event of Default arising due to a default described in (a) above.

“New Mexico Qui Tam Litigation” shall have the meaning set forth in Section 1.1 of the Purchase Agreement.

“Non-Terminable Event of Default” shall have the meaning ascribed to such term in Section 8.2.2.

“Other Charges” shall mean any utilities and other costs and expenses of the Business or any portion of the Premises and all other charges, obligations or deposits assessed against any portion of the Premises during the Term (other than taxes).

“Other Lease” shall mean any other lease between Tenant, any Guarantor, or any other Ardent Party, on the one hand, and Landlord or any of its Affiliates, on the other hand, that is in existence from time to time.

“Guarantor Members ” means the direct or indirect beneficial owners of Guarantor as of the date of this Lease becomes effective.

“Permitted Encumbrances” shall mean all of the following: (a) all easements, covenants, conditions, restrictions, agreements and other matters with respect to the Premises that are of record as of the Effective Date; (b) all easements, covenants, conditions, restrictions, agreements and other matters with respect to the Premises, which do not and will not materially adversely affect the operation of any Facility for its Primary Intended Use; (c) any agreement required pursuant to any Legal Requirement entered into by Landlord with respect to the Premises after the Effective Date; (d) any real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to the Premises that are not yet due and payable; (e) any zoning or building codes and other land use laws regulating the use or occupancy of the Premises; (f) occupancy rights of patients of the Facilities and (g) any other matters affecting title to the Premises or any portion thereof caused by Tenant or its assignees or sublessees or their respective agents or employees.

“Permitted Holder” shall mean EGI-AM Investments, L.L.C., a Delaware limited liability company.

“Person” shall mean any individual, partnership, association, corporation, limited liability company, business trust, trust or other entity.

“Portfolio Coverage Ratio” shall mean the ratio of (a) the Combined Facility EBITDARM for the applicable period to (b) Minimum Rent.

“Primary Intended Use” shall mean, as to each Facility, the Business corresponding to such Facility on Schedule 1 and, where so indicated on such Schedule 1, the applicable licensure.

“Pro Forma Basis” means, for purposes of determining compliance with any financial covenant under Section 5.15 hereof, that the Specified Transaction (and any increase or decrease in Consolidated EBITDAR and the component financial definitions used therein attributable to any Specified Transaction) shall be deemed to have occurred as of the first day of the applicable Test Period for which financial performance is being measured. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Specified Transaction resulting from an asset disposition or repayment of debt, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such asset disposition shall be excluded to the extent relating to any period prior to the actual date of the Specified Transaction, and (ii) Funded Indebtedness paid or retired in connection with the Specified Transaction shall be deemed to have been paid and retired as of the first day of the applicable Test Period; and (b) in the case of a Specified Transaction resulting in an Acquisition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the actual date of the Specified Transaction, and (ii) Funded Indebtedness incurred in connection with the Specified Transaction shall be deemed to have been incurred as of the first day of the applicable Test Period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates included in the income statements shall be eliminated).

“ Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

“Property Loss” shall mean damage to the Premises by fire, flood, windstorm, earthquake, act of God or other natural or manmade occurrence that results in damage to the Premises.

“Proposed Transferee” has the meaning set forth in Section 11.3.3.

“Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of July 3, 2015, made by and among Ardent Medical Services, Inc., a Delaware corporation, as “Seller”, AHS Legacy Operations LLC, a Delaware limited liability company, formerly known as AHS Newco 14, LLC, as “Opco”, AHS New Mexico Holdings, Inc., a New Mexico corporation, as “AHS New Mexico”, Ardent Legacy Acquisitions, Inc., a Delaware corporation, as “Buyer”, and Ventas, Inc., a Delaware corporation, as “Wholeco Buyer”.

“Qualified Fund” means any bona-fide private equity real estate fund which is (i) sponsored by a Person who is recognized in the real estate industry as an experienced operator or owner of commercial properties, and (ii) has total assets or committed, discretionary capital in excess of $500,000,000.

“Qualified Fund LP” means any limited partner of a Qualified Fund.

“Rent” shall mean Minimum Rent and Additional Rent.

“Rent Expense” means rent expense computed under and in accordance with GAAP, exclusive of any non-cash adjustment under GAAP for the straight-lining of rent.

“Restricted Payment” shall have the meaning given to it in the Lease Guaranty.

“Securitization Transaction” shall mean any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which any Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Specified Transaction” shall mean any acquisition constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Capital Stock of, another Person, or any disposition of a business unit, line of business or division of any Person, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence, refinancing or repayment of Funded Indebtedness (other than Funded Indebtedness incurred or repaid under any revolving credit facility or line of credit), that by the terms of this Lease requires such test to be calculated on a “Pro Forma Basis”.

“Subject Condition” shall have the meaning ascribed to such term in Section 8.2.12 of this Lease.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.

“Taxes” shall mean any property (real and personal) and other taxes and assessments levied or assessed with respect to this Lease, any portion of the Premises or Landlord, that are attributable, on an accrual basis, to the Term. “Taxes” shall include (a) any federal, state or county occupation tax, transaction privilege tax, franchise tax, margin taxes, gross receipts tax, business privilege tax, rental tax or other excise taxes, and any other assessments levied or assessed against any portion of the Premises, Tenant’s interest therein or Landlord, including taxes imposed on Landlord’s taxable margin pursuant to Chapter 171 of the Texas Tax Code, as the same may be hereafter modified, amended or superseded (“TX Gross Margin Tax”), and (b) the amount of any costs and expenses incurred by Landlord in prosecuting any Protest relating to any Taxes (but, in the event of a Protest initiated at the sole request of Landlord, not to exceed the amount of any tax reduction obtained by Landlord as a result of such Protest). “Taxes” shall exclude (i) any local, state or federal income or other similar Tax based upon the net income or gross receipts of Landlord (whether denominated as a franchise or capital stock or other tax) except for the TX Gross Margin Tax, (ii) any transfer, mortgage, intangibles or indebtedness Tax or stamps assessed in connection with the acquisition, financing or subsequent transfer by Landlord of its interest in any portion of the Premises and (iii) any transfer Tax or stamps assessed in connection with the acquisition by or transfer to Landlord or any of its designees of any Tenant Personal Property pursuant to the terms of this Lease.

“Tenant Control Party” shall mean (i) Guarantor, (ii) any direct or indirect subsidiary of Guarantor that Controls Tenant, (iii) Tenant and (iv) at such time that Tenant is no longer a direct or indirect subsidiary of Guarantor, any Person or group of Persons Controlling any Tenant or Guarantor (excluding (x) any Qualified Fund LP, and (y) the general partner of any Qualified Fund, provided that no Competitor shall own, directly or indirectly, a beneficial or record interest of forty-nine percent (49%) or more therein).

“Tenant Intangible Property” shall mean all of the following at any time owned by Tenant in connection with its use of any portion of the Premises: (a) accounts receivable and proceeds therefrom; (b) rents, profits, income or revenue derived from the operation or use of the Premises; (c) all documents, chattel paper, instruments and, to the extent assignable, contract rights (including contracts with employees and Third Party Payors, including, without limitation Facility Provider Agreements); (d) deposit accounts, general intangibles and choses in action; (e) refunds of any Taxes or Other Charges applicable to periods of time during the Term; (f) Authorizations necessary or desirable for Tenant’s use of any portion of the Premises, including Governmental Payor’s certifications, any applicable certificate of need or other similar certificate and the exclusive right to transfer, move or apply for the foregoing and manage the Business conducted at any portion of the Premises (including the right to make any change of any nature to the Authorizations); and (g) the right to use the names set forth on Schedule 1 and any other trade or other name now or hereafter associated with Tenant’s operation of the Premises.

“Tenant Organizational Documents” shall mean documents, certificates and agreements pursuant to which each Tenant is organized to do business.

“Tenant Property” shall mean Tenant Personal Property and Tenant Intangible Property.

“Tenant Related Party” shall mean (a) any Guarantor, (b) any other Ardent Party, or (c) any of their respective representatives, officers, directors, members, shareholders or other equity owners.

“Third Party Payor Programs” shall mean any third party payor programs pursuant to which healthcare facilities qualify for payment or reimbursement for medical or therapeutic care or other goods or services rendered, supplied or administered to any admittee, occupant or patient by or from any Governmental Authority, Governmental Payor, bureau, corporation, agency, commercial insurer, non-public entity, “HMO,” “PPO” or other comparable party.

“Underlying Claim” shall have the meaning set forth in Section 1.1 of the Purchase Agreement.

“Unsuitable For Its Primary Intended Use” shall mean a state or condition of a Facility such that, by reason of Property Loss or Condemnation, such Facility cannot be substantially operated for its Primary Intended Use taking into account, among other relevant factors, the number of usable beds affected by such Property Loss or Condemnation; provided, however that a Facility shall not be deemed to be “Unsuitable For Its Primary Intended Use” if such Facility can, by no later than the date that is the earlier to occur of (a) the date that is two (2) years prior to the scheduled expiration date of this Lease, taking into account any exercised renewal option(s) and (b) the date that is the 18 month anniversary of the occurrence of such Property Loss or Condemnation, be restored to substantially the same state and condition as existed immediately prior to such Property Loss or Condemnation.

EXHIBIT B

REAL PROPERTY DESCRIPTIONS

Includes all improvements thereon and all tenements, hereditaments, appurtenances, easements, rights-or-way, rights and privileges in and to the subject real property.

1600, 1500, 1300 and 1310 Wallace Boulevard, Amarillo, Texas

713980-16

Tax ID: R-001-0750-1655.0, R-001-0750-1650.0, R-001-0750-1660.0, R-001-0750-0410.0

Tract 1: Fee simple

Lot 3-A, Block 2, Amarillo Medical Center Unit No. 6, a resubdivision of a portion of Lots 3 and 4, Block 2, Amarillo Medical Center, an addition to the City of Amarillo, Potter County, Texas, according to the map and/or plat thereof recorded in Volume 1200, Page 731, Deed Records, Potter County, Texas.

Tract 2: Fee Simple

Lot 1- A, Block 2, Amarillo Medical Center Unit No. 17, an addition to the City of Amarillo, Potter County, Texas, according to the map and/or plat thereof recorded in Volume 4241, Page 534, Official Public Records, Potter County, Texas, Save and Except therefrom that certain portion having been conveyed to the City of Amarillo by that certain Deed recorded in Volume 1110, Page 60 of the Deed Records of Potter County, Texas.

Tract 2A: Easement Estate

Together with rights, privileges, uses and easement contained in that certain Easement and Right of Way recorded May 17, 1993, in Volume 2328, Page 116, Official Public Records, Potter County Texas.

Tract 2B: Easement Estate

Together with rights, privileges, uses and easement contained in that certain Easement and Right of Way recorded August 3, 1988, in Volume 1959, Page 602, Official Public Records, Potter County Texas.

Tract 3: Fee Simple

Lot 2- E, Block 2, Amarillo Medical Center Unit No. 17, an addition to the City of Amarillo, Potter County, Texas, according to the map and/or plat thereof recorded in Volume 4241, Page 534, Official Public Records, Potter County, Texas.

Tract 3A: Easement Estate

Together with rights, privileges, uses and easement contained in that certain Easement and Right of Way recorded December 27, 1988, in Volume 1992, Page 72, Official Public Records, Potter County Texas.

7010 and 0 Southwest 9th Street, and Southwest 9th Avenue, Amarillo, Potter County, Texas

713980-84

Parcel Nos. R-044-9222-0200.0, R-370-0250-3010.0, R-044-9222-0260.0

Tract 1 (Fee):

Lot 1, Block 1, Amended Medical Institute Subdivision Unit No. 3, an Addition to the City of Amarillo, Potter County, Texas, according to the map or plat thereof, recorded in Volume 2414. Page 751, of the Official Public Records of Potter County, Texas, save and except that portion of said Lot 1, Block 1, which has been replatted and is now known as Lot 3, Block 1, Amended Medical Institute Subdivision Unit No. 4, an addition to the City of Amarillo, Potter County, Texas, according to map or plat thereof recorded in Volume 2493, Page 657, Official Public Records of Potter County, Texas, and further saving and excepting that 0.689 acre tract of land out of said Lot 1, Block 1, Amended Medical Institute Subdivision Unit No. 3, conveyed to Panhandle Sports Medicine, Association, LLP, by instrument recorded in Volume 3165, Page 259, Official Public Records, Potter County, Texas, and corrected by instrument recorded in Volume 3661, Page 467, Official Public Records, Potter County, Texas.

Tract 2 (Fee):

Lot 3, Block 1, Amended Medical Institute Subdivision Unit No. 4, an Addition to the City of Amarillo, Potter County, Texas, according to the map or plat thereof recorded in Volume 2493, Page 657, of the Official Public Records of Potter County, Texas.

Tract 3 (Fee):

A 5.26 +/- acre tract of land out of Section 25, Block 9, B.S. & F. Survey, Potter County, Texas, further being a portion of that certain tract of land described in that certain instrument recorded in volume 2895, page 606 of the Official Public Records of Potter County, Texas. This tract of land having been surveyed on the ground by Furman Land Surveyors Inc. on December 6, 2012 and being described by metes and bounds as follows:

Commencing at a 1/2 inch iron rod stamped “A&A” found as called for, for the Southwest corner of Lot 1, Block 1, Amended Medical Institute Subdivision Unit No. 3, an addition to the city of Amarillo, potter County, Texas according to the map or plat recorded in volume 3165, page 259 of the Official Public records, same point being the Southeast corner of Lot 2C, Block 1, Medical Institute Unit No. 7, an addition to the city of Amarillo, Potter County, Texas according to the map or plat recorded in Volume 2679, Page 334 of the official public records;

Thence N, 00° 23’ 00” W. (Base Line) 440.00 feet along the common line of said Lot 1 and Lot 2C and along the East Line of that certain Easement Agreement for access described in that certain instrument recorded in Volume 4033 Page 617 of said official public records, to a  1⁄2 inch iron rod found for the Northwest corner of said Lot 1, same point being the Southwest and beginning corner of this Tract of Land;

Thence N, 00° 23’ 00” W. 440.00 feet along the East Line of said Lot 2C, the East Line of said Easement Agreement for access and the East Line of that certain simultaneously surveyed 1.05 +/- Acre Tract to a 1/2 inch iron rod with cap stamped “Keys” found as called for, same being the Northwest Corner of this tract of land and in the South Line of that certain tract of land described in that certain instrument recorded in Volume 4398, Page 134 of said official public records, from Whence a 1/2 inch iron rod with cap stamped “Keys” found as called for bears N, 89°47’00” W. 572.09 feet;

Thence S, 89° 47’ 00” E. 443.15 feet along the South Line of that certain tract of land described in said Volume 4398, Page 134 to a 1/2 inch iron with cap stamped “Keys” found as called for, same point being in the West Line of that certain tract of land described in that certain instrument recorded in Volume 3392 Page 821 of said official public records, from whence a 3/8 inch iron rod found as called for, Bears N, 21° 51’ 00” W. 431.32 Feet;

Thence S, 03° 35’ 58” E. 157.05 feet along the West Line of that certain Tract of Land described in said Volume 3392 Page 821 to a 1/2 inch iron rod with cap stamped “Furman RPLS” set, same point being in the North Line of Lot 4, Block 1 of Medical Institute Subdivision Unit No. 5 an Addition to the City of Amarillo, Potter County, Texas according to the map or plat thereof, recorded in Volume 2504 Page 601 of said official public records;

Thence N, 89°47’ 00” W. 563.83 feet along the North Line of said Lot 4, block 1 and the North Line of said Lot 1, Block 1 to the point of beginning and containing 5.26 acres of land more or less.

Tract 4 (Easement Estate Tract):

Together with rights, privileges, uses and Easement contained in that certain Restriction, Easements and Covenants running with the Land recorded September 4, 2008, in volume 4033, Page 617, official public records, Potter County, Texas.

5111 and 5113 Canyon Drive, Amarillo, Randall County, Texas

713980-27

Parcel Nos. R-073-0550-155.0, R-073-0550-0156.0, R-073-0550-0130.0

Tract 1:

Lot 15-A, Block 1, South Georgia Addition Unit No. 2, an addition to the City of Amarillo, Randall County, Texas, according to the map or plat thereof recorded in Volume 827, Page 126 of the Deed Records of Randall County, Texas.

Tract 2:

Lot 13, Block 1, South Georgia Addition Unit No. 1, an addition to the City of Amarillo, Randall County, Texas, according to the map or plat thereof recorded in Volume 288, Page 298 of the Deed Records of Randall County, Texas.

3310 Danvers Drive, Amarillo, Randall County, TX

713980-29

Parcel No. R-001-1800-8917.0

Legal description of land: Lot Number Five-A (5-A), in Block Number Eighty-five (85), of Belmar Unit Number 56, an Addition to the City of Amarillo, Randall County, Texas, according to the map or plat thereof recorded in Volume 1317, Pages 469-470, of the Deed Records of Randall County, Texas.

606 North Tyler, Amarillo, Potter County, TX

713980-31

Parcel No. R-031-0500-7955.0

All of Block No. One Hundred Seventy-Seven (177), together with the vacated alley, Glidden and Sanborn, an addition to the City of Amarillo, Potter County, Texas, according to the map or plat thereof, recorded in Volume 65, Page 12, Deed Records of Potter County, Texas.

8217 West Amarillo Blvd., Amarillo, Potter County, TX

713980-30

Parcel No. R-005-7540-1745.0

Lot 22, Block 1, Canode Com Park #37, an Addition to the City of Amarillo, Potter County, Texas, according to the map or plat thereof, recorded in Volume 3841, Page 55, Official Public Records, Potter County, Texas.

1120 South Utica Avenue, 1111 South Saint Louis Avenue and 1125 South Trenton Avenue, Tulsa, Oklahoma

713980-10

Tax ID: 14825-93-07-04550, 14825-93-07-04670, 14825-93-07-04610

Tract A:

Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11) And Twelve (12), Less And Except the East Twenty (20) feet thereof of Lot Twelve (12), Block One (1), McNulty Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

Tract A-1:

Easement for the purpose of ingress and egress through a pedestrian walkway tunnel as granted in that certain Mutual and Reciprocal Access and Easement Agreement and Parking Agreement dated June 30, 2000 and recorded July 5, 2000 in Book 6384, Page 1397, as affected by Amended and Restated Mutual and Reciprocal Access and Easement Agreement and Parking Agreement dated November 20, 2002 and recorded November 26, 2002 in Book 6878, Page 637, and as granted in that certain Mutual and Reciprocal Access and Easement Agreement and Parking Agreement dated April 1, 2003 and recorded May 29, 2003 in Book 7024, Page 1825.

Tract B:

Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6) And Seven (7), Block Two (2), McNulty Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

Tract C:

All of Lots Two (2), Three (3), Four (4) And Five (5), Block One (1) And Lot Thirteen (13), Block One (1), Less And Except the East Thirty-four (34) feet of said Lot Thirteen (13), Hopping Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

Tract D:

Lots Six (6), Less And Except the North Six And one-half (6 1⁄2) feet thereof, And all of Lots Seven (7), Eight (8) And Nine (9), Block One (1), Hopping Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

Tract E:

Lot Five (5), Block Two (2), Hopping Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

Tract F:

Lots Six (6) And Seven (7), Block Two (2), Hopping Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

Tract G:

Lots Ten (10), Eleven (11) And Twelve (12), Block One (1), Hopping Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

Tract H:

The South Forty-three And Five tenths (43.5) feet of Lot One (1), all of Lots Two (2), Three (3) And Four (4), Block Two (2), Hopping Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

Tract I:

Lots Four (4), Five (5) And Six (6), Block One (1), And Lots One (1) And Two (2), Block Two (2), Forest Park, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Re-amended Plat thereof.

And

Lots Seven (7), Less the North Five And Five tenths (5.5) feet, And Lots Eight (8), Nine (9), Ten (10), Eleven (11) And Twelve (12), Block One (1), Forest Park, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Re-amended Plat thereof.

And

Lot Three (3) And the vacated East Ten (10) feet of Trenton Avenue on the West And the vacated West Ten (10) feet of the alley on the East; Lot Four (4) And the vacated East Ten (10) feet of Trenton Avenue on the West And the vacated West Ten (10) feet of the alley on the East; Lot Five (5) And the vacated East Ten (10) feet of Trenton Avenue on the West And the vacated West Ten (10) feet of the alley on the East; And Lot Six (6) And the vacated East Ten (10) feet of Trenton Avenue on the West And the vacated West Ten (10) feet of the alley on the East, all in Block Two (2), Forest Park, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Re-amended Plat thereof.

And

An alley lying between Block One (1) And Two (2), Forest Park Addition And Block Two (2), Hopping Heights Addition And Block Two (2), McNulty Addition, City of Tulsa, Tulsa County, State of Oklahoma, And further described as follows, to-wit:

Beginning at the Southwest Corner of Lot 7, Block 2, said McNulty Addition;

Thence North along the West line of Lots 7 through 1, to the Northwest Corner of said Lot 1, said McNulty Addition, a distance of 331.5 feet;

Thence West along the South line of Lot 7, said Block 2, said Hopping Heights Addition, a distance of 10 feet;

Thence North along the West line of Lot 7 through 1, Block 2, said Hopping Heights Addition, a distance of 323.5 feet to a point on the West line of said Lot 1, said point being 6.5 feet South of the Northwest Corner of said Lot 1;

Thence West a distance of 10 feet to a point on the East line of Lot 7, Block 1, said Forest Park Addition, said point being 5.5 feet South of the Northeast Corner of said Lot 7;

Thence South along the East line of Lots 7, 8, 9, 10, 11, 12, 4, 5 And 6, said Block 1, said Forest Park Addition, a distance of 294 feet to the Southeast Corner of said Lot 6;

Thence South a distance of 60 feet to the Northeast Corner of Lot 1, Block 2, said Forest Park Addition;

Thence South along the East line of Lots 1 through 6, said Block 2, Forest Park Addition, to the Southeast Corner of Lot 6, a distance of 300 feet;

Thence East a distance of 20 feet to the POINT And Place of Beginning; And Ten (10) feet on the Easterly side of Trenton Avenue from the South line of 11th Street to the North line of 12th Street, Forest Park Addition, an Addition to Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

And

That part of Eleventh Place in the City of Tulsa, Oklahoma, from the East line of South Trenton Avenue to the East line of Blocks One (1) And Two (2), Forest Park Addition, to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

And

Vacated South Troost Avenue between East 11th Street South And East 12th Street South.

And

Tract J:

All of Block Three (3) And the vacated alleyway in Block Three (3), of re-amended Forest Park Addition, an Addition to Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 49, Less And Except the Northerly Three (3) feet thereof.

And

The Westerly Seventy (70) feet of vacated South Trenton Avenue lying between the Southerly Right-of-Way line of East 11th Street South, which Southerly Right-of-Way line is Thirty-three (33.00) feet South of the Northerly line of Section Seven (7), Township Nineteen (19 North, Range Thirteen (13) East of the Indian Base And Meridian, And the Northerly Right-of-Way line of East 12th Street South, East of Block Three (3), And the West of Blocks One (1) And Two (2), of Forest Park Addition, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

Tract K:

A Tract of land that is part of vacated South Trenton Avenue And Part of Block Three (3) And the vacated alleyway in the Re-Amended Plat of Forest Park Addition, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof, said Tract of land being more particularly described as follows, to-wit:

Starting at the Northeast Corner of said Block 3, said point being 30 feet South of the Northerly line of Section 7, Township 19 North, Range 13 East of the Indian Base And Meridian;

Thence South 00° 27’ 20” East along the Easterly line of Block 3 for 21.67 feet to the Point of Beginning of said Tract of land, said point also being on the Westerly Right-of-Way line of said vacated South Trenton Avenue;

Thence North 89° 32’ 40” East for 12.70 feet;

Thence South 00° 27’ 20” East And parallel with said Easterly And Westerly lines for 147.00 feet;

Thence South 89° 32’ 40” West for 160.00 feet;

Thence North 00° 27’ 20” West And parallel with said Easterly And Westerly lines for 60.00 feet;

Thence South 89° 32’ 40” West for 26.66 feet;

Thence North 00° 27’ 20” West for 27.00 feet;

Thence North 89° 32’ 40” East for 26.66 feet;

Thence North 00° 27’ 20” West for 60.00 feet;

Thence North 89° 32’ 40” East for 147.30 feet to the Point of Beginning of said Tract of land.

1124 and 1152 South St. Louis Avenue and 1604 S. Trenton Avenue East, Tulsa, Oklahoma

713980-11

Tax ID: 14825-93-07-04970 and 14825-93-07-05400 and 14825-93-07-05040

Tract 1

Lots Six (6), Seven (7), Thirteen (13), Fifteen (15), Sixteen (16), Seventeen (17) and Eighteen (18), Block Four (4), Forest Park Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded re-amended PLAT thereof.

And

Tract 2

Lots One (1), Thirteen (13) and Fourteen (14), Block Seven (7), Forest Park ADDITION to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

And

Ten (10) feet on the Easterly side of Trenton Avenue from the South line of 12th Street to the South line of Lot Fourteen (14), Block Seven (7), Forest Park Addition on the East.

1808 East 11th Street South, Tulsa, Oklahoma

713980-57

Tax ID: 32725-93-07-14440

Tract One:

Lot One (1) Perryman Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded plat thereof, less and except the North 13.5 feet, deeded to the City of Tulsa for street purposes.

Tract Two:

The South 40 feet of Lots Two (2) and Three (3) Perryman Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded plat thereof.

Tract Three:

The South 84 feet of the North 100 feet of Lot Two (2) Perryman Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded plat thereof.

Tract Four:

The South 84 feet of the North 100 feet of Lot Three (3) Perryman Heights Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded plat thereof.

1919 East 8th Street, Tulsa, Oklahoma

713980-51

Tax ID: 07375-93-06-02775

The South One hundred Fifty-two and Seventy-five hundredths (152.75) feet of Lot Twenty-six (26) and the South One hundred Fifty-two and Seventy-five hundredths (152.75) feet of the West Fifty-seven and Fifty hundredths (57.50) feet of Lot Twenty-seven (27), Central Park Sub-Division, Tulsa County, State of Oklahoma, according to the recorded Plat No. 267.

1121 and 1125, 1131 South Victor, Tulsa, OK

713980-59

Tax ID: 32725-93-07-14660, 32725-93-07-14670, 32725-93-07-14680

Lots Seventeen (17), Eighteen (18) and Nineteen (19), Perryman Heights Addition to Tulsa County, State of Oklahoma, according to the recorded Plat No. 276.

1135 South Victor, Tulsa, OK

713980-59

Tax ID: 32725-93-07-14650

Lots Sixteen (16), Perryman Heights Addition to Tulsa County, State of Oklahoma, according to the recorded Plat No. 276.

Physical Address: 1135 South Victor Avenue, Tulsa, Oklahoma

1137 South Victor, Tulsa, Oklahoma

713980-58

Tax ID: 32725-93-07-14640

Lot Fifteen (15), Perryman Heights Addition to Tulsa County, State of Oklahoma, according to the recorded Plat No. 276.

1533 East 11th Street, Tulsa, Oklahoma

713980-69

Tax ID: 31175-93-06-20540

Lots Fifteen (15) and Sixteen (16), Block Eleven (11), Less and Except the South 2.2 feet of Lot Fifteen (15), Park Dale Addition, to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 123.

1017 South St. Louis Avenue, 1545 East 11th, Tulsa, Oklahoma

713980-62

Tax ID: 31175-93-06-20570 and 31175-93-06-20520

The South 15 feet of Lot Nine (9), all of Lot Ten (10), the East 76 feet of Lot Eleven (11), the East 76 feet of the North 21 feet of Lot Twelve (12), the South 4 feet of the East 80 feet of Lot Twelve (12), the East 90 feet of Lot Thirteen (13), and the East 90 feet of Lot Fourteen (14) Less the South 2.2 feet thereof, all in Block Eleven (11), Park Dale Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded amended plat thereof.

And

Lots Nineteen (19) and Twenty (20), Block Eleven (11), Park Dale Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded amended plat thereof.

1734 East 11th Street (a/k/a 1732 East 11th Street), Tulsa, Oklahoma

713980-41

Tax ID: 32725-93-07-14490 and 32725-93-07-14500

Lots Five (5) and Six (6), Perryman Heights Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 276, Less and Except the North Six and Five tenths (6.5) feet thereof.

1415 South Utica Avenue, Tulsa, Oklahoma

713980-61

Tax ID: 42125-93-07-21240

The South Fifty-four (54) feet of the North One Hundred Ninety-Four (194) feet of Lot Thirteen (13), Block Five (5), Terrace Drive Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 208.

Less and except that certain strip, piece or parcel of land granted to City of Tulsa in that certain instrument recorded December 31, 1974 in Book 4149, Page 499 and being described as follows:

Beginning at a point on the West line of said Lot 13, said point being 162.20’ North of the Southwest corner of said Lot 13; thence N 89 degrees 05’ 14” E a distance of 0.50’; thence S 01 degrees 37’ 37” W a distance of 10.01’ to a point on the West line of said Lot 13; thence North along said West line a distance of 10.00’ to the point of beginning.

And less and except any part of that land dedicated to the City of Tulsa and the public in that certain instrument recorded March 3, 1922 in Book 396, Page 508.

And less and except that certain parcel of land dedicated to the Public in that certain instrument recorded April 26, 1956 in Book 2679, Page 686, being described as follows:

The West 5 feet of the South 54 feet of the North 194 feet of Lot 13, Block 5, Terrace Drive Addition to the City of Tulsa, Tulsa County, Oklahoma.

1020 South Troost Avenue, Tulsa, Oklahoma

713980-50

Tax ID: 31175-93-06-20340

Lots Seven (7), Eight (8), Nine (9) and Ten (10), Block Ten (10), Park Dale Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Amended Plat No. 123.

1101, 1109, 1121, 1133 and 1145 South Utica Avenue and 1118 and 1150 South Victor Avenue, Tulsa, Oklahoma

713980-52

Tax ID: 32750-93-07-14930 and 32750-93-07-14720 and 32750-93-07-14740 and 32750-93-07- 14810 and 32750-93-07-14860, 32725-93-07-14520, 32725-93-07-14590 and 32750-93-07-14880

Tract A:

A Tract of land that is part of Lots Ten (10) Thru Thirteen (13), Block Two (2), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, and a part of vacated South Utica Place according to the recorded Plat No. 302, said Tract of land being more particularly described as follows, to-wit:

Commencing at the Southwest Corner of Lot 13, Block 2 of said Perryman Heights 2nd Addition;

Thence North 89° 52’ 33” East along the Southerly line of said Lot 13 for a distance of 60.00 feet;

Thence due North and parallel with the Westerly line of Block 2 for a distance of 13.96 feet to the Point of Beginning of said Tract of land;

Thence continuing due North for a distance of 169.09 feet;

Thence North 89° 52’ 33” West for a distance of 11.00 feet to the point on the Easterly line of Block 2;

Thence due South along the Easterly line of Block 2 for a distance of 156.62 feet;

Thence South 89° 52’ 33” West for a distance of 80.00 feet to the Point of Beginning of said Tract of land.

And

Tract B:

A Tract of land that is part of Lots Seven (7) Thru Ten (10), Block Two (2), Perryman Heights 2nd Addition Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, said Tract of land being more particularly described as follows, to-wit:

Commencing at the Northwest Corner of Lot 7, Block 2, Perryman Heights 2nd Addition;

Thence North 89° 52’ 33” East along the Northerly line of said Lot 7 for a distance of 60.00 feet to the Point of Beginning of said Tract of land;

Thence continuing along said North line of Lot 7 North 89° 52’ 33” East for a distance of 80.00 feet to the Northeast Corner of Lot 7;

Thence due South along the Easterly line of Block 2 for a distance of 152.20 feet;

Thence South 89° 52’ 33” West for a distance of 80.00 feet;

Thence due North and parallel with the Westerly line of Block 2 for a distance of 152.20 feet to the Point of Beginning of said Tract of land.

And

Tract C:

A Tract of land that is a part of vacated South Utica Place, lying between Blocks One (1) and Two (2), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, and a part of Lot Thirteen (13), Block Two (2), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, and a part of closed 12th Street South lying Southerly of the South line of Lot Thirteen (13), Block Two (2), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, said Tract of land being more particularly described as follows, to-wit:

Commencing at the Southeast Corner of Lot 9, Block 2, Perryman Heights 2nd Addition; Thence due South for a distance of 2.20 feet;

Thence North 89° 52’ 33” East for a distance of 11.00 feet to the Point of Beginning of said Tract of land;

Thence North 89° 52’ 33” East for a distance of 39.00 feet to the Westerly line of said Block 1, Perryman Heights 2nd Addition;

Thence due South along said Westerly line for a distance of 173.05 feet;

Thence South 89° 52’ 33” West parallel with and 10.00 feet Northerly of as measured perpendicular to the Southerly line of Perryman Heights 2nd Addition for a distance of 50.00 feet to the Easterly line of said Lot 13, Block 2;

Thence due South 89° 52’ 33” West along the Southerly line of Lot 13 for a distance of 26.52 feet;

Thence South 59° 08’ 21” West for a distance of 0.00 feet to the point of curve;

Thence Southwesterly along a curve to the left, with a central angle of 01° 21’ 10” and a radius of 164.00 feet for a distance of 3.87 feet to a point of reverse curve;

Thence Southwesterly along a curve to the right with a central angle of 28° 18’ 12” and a radius of 96.00 feet for a distance of 47.42 feet to a point of compound curve;

Thence Southwesterly, Westerly, and Northwesterly along a curve to the right with a central angle of 21° 28’ 24” and a radius of 15.00 feet for a distance of 5.62 feet;

Thence due North along a line being 60.00 feet Easterly of the Westerly line of said Lot 13 for a distance of 29.76 feet;

Thence North 89° 52’ 33” East for a distance of 80.00 feet to a point on the Easterly line of Block 2;

Thence due North along said Easterly line for a distance of 156.62 feet;

Thence North 89° 52’ 33” East for a distance of 11.00 feet;

Thence due North for a distance of 12.47 feet to the Point of Beginning of said Tract of land.

And

Tract D:

A Tract of land that is a part of vacated South Utica Place, lying between Blocks One (1) and Two (2), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, said Tract of land being more particularly described as follows, to-wit:

Commencing at the Northeast Corner of Lot 1, Block 2, Peeryman Heights 2nd Addition;

Thence due South along the East line of said Block 2 for a distance of 16.00 feet to the Point of Beginning of said Tract of land;

Thence North 89° 52’ 33” East for a distance of 50.00 feet to the Westerly line of said Block 1, Perryman Heights 2nd Addition;

Thence due South along said Westerly line for a distance of 436.20 feet;

Thence South 89° 52’ 33” West for a distance of 50.00 feet to the point on the East line of said Block 2;

Thence due North along said East line for a distance of 436.20 feet to the Point of Beginning of said Tract of land.

And

Tract E:

A Tract of land that is part of Block One (1), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, and also all of Lots Eight (8) Thru Thirteen (13) and the Ten (10) foot wide closed alleyway lying Westerly of said Lots and a part of Lot Fourteen (14), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, and a Tract of land being more particularly described as follows, to wit:

Beginning at the Northeast Corner of said Lot 8, Perryman Heights 2nd Addition, said point also being on the present Westerly Right-of-Way line of South Victor Avenue;

Thence due South along said Westerly Right-of-Way line and along the Easterly line of said Lots 8 Thru 13 and a Southerly extension thereof for a distance of 430.25 feet to the point on the Southerly line of said Lot 14;

Thence South 89° 52’ 33” West for a distance of 285.00 feet to the Southwest Corner of Lot 13, Block 1 of said Perryman Heights 2nd Addition;

Thence due North along the Westerly line of said Block 2 for a distance of 619.25 feet;

Thence North 89° 52’ 33” East for a distance of 16 feet Southerly as measured perpendicularly with the North line of said Block 1, Perryman Heights 2nd Addition for a distance of 140.00 feet to a point on the Easterly line of said Block 1;

Thence due South along said Easterly line for a distance of 189.00 feet to the Northwest Corner of said Lot 8, Perryman Heights 2nd Addition;

Thence North 89° 52’ 33” East along the Northerly line of said Lot 8 for a distance of 145.00 feet to the Point of Beginning of said Tract of land.

And

Tract I:

The East Ninety-four (94) feet of the South Thirty-eight and Five tenths (38.5) feet of Lot One (1) and the East Ninety-four (94) feet of Lots Two (2), Three (3) and Four (4), Block Two (2), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302.

And

Tract L:

Lot Five (5), Block Two (2), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, Less and Except the following Tract of land, to wit:

Beginning at a point, said point being the Northwest Corner of Lot 5, Block 2, Perryman Heights Second Addition;

Thence East a distance of Forty-six and Eighty-three hundredths (46.83) feet to a point;

Thence South around a curve to the left with a radius of One hundred fifty (150) feet a distance of Twenty-five and Eighteen hundredths (25.18) feet to a point;

Thence West a distance of 57.26 feet to a point, said point being the Southwest Corner of said Lot 1;

Thence North a distance of Fifty (50) feet to a point, said point being the Northwest Corner of said Lot and Point of Beginning.

And

Tract M:

Lot Six (6), Block Two (2), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, Less and Except the following Tract of land, to-wit:

Beginning at the point, said point being the Northwest Corner of Lot 6, Block 2, Perryman Heights 2nd Addition;

Thence East a distance of 57.26 feet to a point;

Thence South around a curve to the right with a radius of 230 feet a distance of 35.59 feet to a point;

Thence South a distance of 14.8 feet to a point;

Thence West a distance of 60 feet to a point, said point being the Southwest Corner of said Lot;

Thence North a distance of 50 feet to a point, said point being the Northwest Corner of said Lot and the Point of Beginning.

And

The North and South alleys in Block One (1), Perryman Heights Addition No. 1, Tulsa County, State of Oklahoma, according to the recorded Plat.

And

Tract N:

A tract of land that is part of East 12th Street South and part of the South Ten (10) feet of Lot Thirteen (13), Block Two (2), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302, being more particularly described as follows, to-wit:

Beginning at the Southeast Corner of Lot 13, Block 2, Perryman Heights 2nd Addition; Thence due North along the Easterly line of Lot 13 for a distance of 10.00 feet;

Thence North 89° 40’ 00” West and parallel to the Southerly line of Lot 13 for a distance of 6.68 feet to the Point of Beginning;

Thence South 66° 55’ 23” West for a distance of 0.00 feet to a point of curve;

Thence Southwesterly along a curve to the left with a central angle of 9° 08’ 12” and a radius of 164.00 feet for a distance of 26.15 feet to a point of reverse curve;

Thence Southwesterly and Westerly along a curve to the right, with a central angle of 28° 18’ 12” and a radius of 96.00 feet for a distance of 47.42 feet to a point of compound curve;

Thence Westerly along a curve to the right, with a central angle of 21° 27’ 51” and a radius of 15.00 feet for a distance of 5.62 feet to a point, said point being 60.00 feet Easterly of the Westerly line of the NE 1⁄4 of Section 7, Township 19 North, Range 13 East, City of Tulsa, Tulsa County, State of Oklahoma;

Thence due North and parallel to said Westerly line for a distance of 26.44 feet;

Thence South 89° 40’ 00” East and parallel to the Southerly line of said Lot 13 for a distance of 73.32 feet to the Point of Beginning.

And

Tract O:

The South Ten (10) feet of Lot Thirteen (13), Block One (1), Perryman Heights 2nd Addition, Tulsa County, State of Oklahoma, according to the recorded Plat No. 302.

Together with all rights and benefits created by the terms, conditions and provisions of Mutual and Reciprocal Access and Easement Agreement and Parking Agreement by and between HHS Property Company and Hillcrest Healthcare System and Hillcrest Estate Development Co., dated June 30, 2000, filed July 5, 2000, Recorded in Book 6384, Page 1397, the Amended and Restated Mutual and Reciprocal Access and Easement Agreement and Parking Agreement by and between HHS Property Company and Hillcrest Real Estate Development Co., dated November 20, 2002, Filed November 26, 2002, Recorded in Book 6878, Page 637 (Tracts A Thru E) and Mutual and Reciprocal Access and Easement Agreement and Parking Agreement by and between HHS Property Company and Hillcrest Healthcare System and Hillcrest Real Estate Development Co., dated April 1, 2003, Filed May 29, 2003, Recorded in Book 7024, Page 1825 (Tract E).

1115, 1143, 1145 and 1149 South Victor Avenue and 117 S. Victor, Tulsa, Oklahoma

713980-85 and 713980-86

Tax ID: 32725-93-07-14700, 32725-93-07-14620, 32725-93-07-14630 and 32725-93-07-14600, 32725-93-07-14690

TRACT H:

Lot Twenty-One (20), Block One (1), PERRYMAN HEIGHTS ADDITION to the City of Tulsa, Tulsa County, State of Oklahoma, according to the Recorded Plat thereof.

TRACT J:

The East One Hundred Forty-Five (145) feet of Lot Fourteen (14), Block One (1), PERRYMAN HEIGHTS ADDITION to the City of Tulsa, Tulsa County, State of Oklahoma, according to the Recorded Plat thereof.

TRACT K:

Lot Twenty-One (21), Block One (1), PERRYMAN HEIGHTS ADDITION to the City of Tulsa, Tulsa County, State of Oklahoma, according to the Recorded Plat thereof.

1245 South Utica Avenue, 1809 East 13th Street, Tulsa, Oklahoma

713980- 42

Tax ID: 35100-93-07-15900 and 35100-93-07-15690

The land referred to in this Commitment is located in Tulsa County, State of Oklahoma and described as follows:

A tract of land that is all of Block One (1), and part of Lots One (1) through Twenty-Three (23) in Block Two (2), and All of Vacated Victor Avenue lying between said Blocks One (1) and Two (2), Ridgedale Terrace Addition, an Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded plat thereof, said tract of land being more particularly described as follows, to-wit:

Beginning at the Northeast corner of said Block 2, Ridgedale Terrace Addition;

Thence North 89°55’49” East along an Easterly extension of the Northerly line of said Block 2 and along the Northerly line of said Block 1 for a distance of 327.34 feet to the Northeast corner of said Block 1;

Thence South 00°24’11” East along the Easterly line of said Block 1 for a distance of 600.00 feet to the Southeast corner of said Block 1;

Thence South 89°55’49 West along the Southerly line of said Block 1 and a Westerly extension of said Southerly line and the Southerly line of said Block 2 for a distance of 584.56 feet;

Thence North 45°14’11” West for a distance of 14.35 feet to a point that is 10.00 feet Easterly of as measured perpendicularly to the Westerly line of said Block 2;

Thence North 00°24’11” West and parallel with said Westerly line for a distance of 315.35 feet;

Thence North 02°30’09” East for a distance of 59.18 feet to a point that is 13.00 feet Easterly of as measured perpendicularly to said Westerly line of Block 2;

Thence North 00°24’11” West and parallel with said Westerly line for a distance of 147.91 feet to a point of curve;

Thence Northerly and a Northeasterly on a curve to the right with a radius of 20.12 feet and a central angle of 88°39’34” for a distance of 31.13 feet to a point of reverse curve;

Thence Northeasterly along a curve to the left with a radius of 156.00 feet and a central angle of 30°52’24” for a distance of 84.06 feet to a point of reverse curve;

Thence Northeasterly on a curve to the right with a radius of 104.00 feet and a central angle of 32°32’50” for a distance of 59.08 feet to a point that is 6.5 feet Southerly of as measured perpendicularly the Northerly line of said Block 2 and a point of tangency;

Thence North 89°55’49” East along said tangency and parallel with said Northerly line for a distance of 38.30 feet;

Thence North 87°04’22 East for a distance of 70.90 feet to a point on the Easterly line of said Block 2;

Thence North 00°24’11” West along said Easterly line for a distance of 2.97 feet to the Point of Beginning.

Together with all rights and benefits created by virtue of a Mutual and Reciprocal Access and Easement Agreement and Parking Agreement dated June 30, 2000, filed July 5, 2000, recorded in Book 6384, Page 1397; as amended by Amended and Restated Mutual and Reciprocal Access and Easement Agreement and Parking Agreement dated November 20, 2002, filed November 26, 2002, recorded in Book 6878, Page 637; as amended by Mutual and Reciprocal Access Easement Agreement and Parking Agreement dated April 1, 2003, filed May 29, 2003, recorded in Book 7024, Page 1825; as amended by Easement and Mortgage Amendments Agreement dated May 1, 2003, filed July 3, 2003, recorded in Book 7058, Page 1367.

1207, 1227, 1231 and 1235 South Wheeling Avenue, S. Wheeling Avenue and East 13th Street South, 1210, 1232 and 1236 South Xanthus Avenue, South Xanthus Avenue and 1916 E. 12th Street, Tulsa, Oklahoma

713980-43

Tax ID: 34625-93-07-15320 , 34625-93- 07-15330 , 34625-93-07-15340 , 34625-93-07-15350, 34625-93-07-15360 , 34625-93-07-15380 , 34625-93-07-15390, 34625-93-07-15400 , 34625-93-07-15410 , 34625-93-07-15420 and 34625-93-07-15440

Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), the North Forty (40) feet of Lot Eleven (11); Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17), Eighteen (18), Nineteen (19), Twenty-three (23) and Twenty-four (24), Block One (1), Regina Addition to Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 414.

1215 South Wheeling, Tulsa, Oklahoma

713980-45

Tax ID: 34625-93-07-15430

Lots Twenty (20), Twenty-one (21) and Twenty-two (22), Block One (1), Regina Addition to Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 414.

South Utica Avenue East (between East 13th Street South and East 13th Place, 1707 and 1708 East 13th Place South, Tulsa, Oklahoma 713980-68

Tax ID: 42025-93-07-18680, 42025-93-07-18710 and 42025-93-07-18690

Lots Eleven (11) and Fourteen (14), Block Fourteen (14), of the Re-subdivision of Block 6 and Lots 1, 2 and 3, Block 4, of Terrace Drive Addition to Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 325.

And

A tract of land that is part of Lots Twelve (12) and Thirteen (13), Block Fourteen (14), of the Resubdivision of Block 6 and Lots 1, 2 and 3, Block 4, of Terrace Drive Addition to Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 325, said tract of land being more particularly described as follows, to-wit:

Beginning at a point that is the Northeast corner of said Lot 12;

Thence due South along the Easterly line of said Lots 12 and 13 for a distance of 269.72 feet to the Southeast corner of said Lot 13;

Thence North 52°41’40” West for a distance of 31.84 feet;

Thence due North and parallel with the Easterly line of Lots 12 and 13 for a distance of 244.79 feet;

Thence North 44°56’47” East for a distance of 8.13 feet to a point on the Northerly line of said Lot 12;

Thence South 89°40’00” East along said Northerly line for a distance of 19.58 feet to the Point of Beginning of said tract of land.

Physical Address: 1707 East 13th Place South, Tulsa, Oklahoma

Tax ID: 42025-93-07-18680, 42025-93-07-18710 and 42025-93-07-18690

1711 East 14th Place, Tulsa, Oklahoma

713980-70

Tax ID: 42100-93-07-20570

Lot Twenty-four (24), Block Two (2), of the Sub-Division of a Part of Block 5, in Terrace Drive Addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 543.

2728 West 51st Street, West Tulsa, Oklahoma

713980-71

Tax ID: 99234-92-34-15140

Beginning at the Northwest corner of the Northeast Quarter (NE/4) of the Northwest Quarter (NW/4) of Section Thirty-four (34), Township Nineteen (19) North, Range Twelve (12) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the U.S. Government Survey thereof, more particularly described as follows, to-wit:

Thence South a distance of 35 feet;

Thence East a distance of 342 feet to the Point of Beginning;

Thence East a distance of 100 feet;

Thence South a distance of 247 feet;

Thence West a distance of 100 feet;

Thence North a distance of 247 feet to the Point of Beginning.

And

A tract of land in the Northeast Quarter (NE/4) of the Northwest Quarter (NW/4) of Section Thirty-four (34), Township Nineteen (19) North, Range Twelve (12) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the U.S. Government Survey thereof, more particularly described as follows, to-wit:

Beginning 35 feet South and 332 feet East of the Northwest corner of the NE/4 of the NW/4;

Thence East a distance of 10 feet;

Thence South a distance of 247 feet;

Thence West a distance of 10 feet;

Thence North a distance of 247 feet to the Place of Beginning.

8653 East 11th Street, Tulsa, Oklahoma

713980-72

Tax ID: 08650-93-01-01135

The South One hundred fifty (150) feet of Lot Two (2), Block Thirteen (13), Clarland Acres Addition to Tulsa, Tulsa County, State of Oklahoma, according to the recorded plat thereof, Less and Except the South Fifteen (15) feet thereof.

Plat Book: 1276

1701 4th Street, Pawnee, Oklahoma

713980-75

Tax ID: 0000-06-21N-05E-4-023-00

Tract A:

A tract of land in the Northeast Quarter (NE/4) of the Southeast Quarter (SE/4) of Section Six (6), Township Twenty-one (21) North, Range Five (5) East of the Indian Base and Meridian, Pawnee County, State of Oklahoma, according to the United States Government Survey thereof, more particularly described as follows:

Beginning at a point on the East line of the NE/4 of the SE/4 of Section 6 a distance of 525.52 feet South of the Northeast corner of the NE/4 of the SE/4 of said Section 6 for a Point of Beginning;

Thence Westerly on an angle turned from the North of 89°57’20” a distance of 198 feet; Thence North parallel to the East line of the NE/4 of the SE/4 of said Section 6 a distance of 140 feet;

Thence East parallel to the above described South line a distance of 198 feet;

Thence South on the East line of the NE/4 of the SE/4 of said Section 6 to the Point of Beginning a distance of 140 feet.

Tract B:

A tract of land in the Northeast Quarter (NE/4) of the Southeast Quarter (SE/4) of Section Six (6), Township Twenty-one (21) North, Range Five (5) East of the Indian Base and Meridian, Pawnee County, State of Oklahoma, according to the United states Government Survey thereof, more particularly described as follow:

Beginning at a point on the east line of the NE/4 of the SE/4 of Section 6, Township 21 North, Range 5 East of the Indian Meridian a distance of 332.5 feet South of the Northeast corner of said NE/4 of the SE/4;

Thence South along said East line a distance of 13.0 feet;

Thence West parallel to the North line of said NE/4 of the SE/4 a distance of 198.0 feet;

Thence South parallel to the east line of said NE/4 of the SE/4 a distance of 180.0 feet;

Thence East parallel to the North line of said NE/4 of the SE/4 a distance of 198.0 feet to a point on the East line of said NE/4 of the SE/4;

Thence South along said East line a distance of 2.5 feet;

Thence West parallel to the North line of said NE/4 of the SE/4 a distance of 268.0 feet;

Thence North parallel to the East line of said NE/4 of the SE/4 a distance of 195.5 feet;

Thence East parallel to the North line of said NE/4 of the SE/4 a distance of 268.0 feet to the Point of Beginning.

Tract C:

A tract of land in the Northeast Quarter (NE/4) of the Southeast Quarter (SE/4) of Section Six (6), Township Twenty-one (21) North, Range Five (5) East of the Indian Base and Meridian, Pawnee County, State of Oklahoma, according to the United States Government Survey thereof, more particularly described as follows:

Beginning at a point on the East line of the NE/4 of the SE/4 of Section 6 which is 332.5 feet South of the Northeast corner of said NE/4 of the SE/4;

Thence South along said East line a distance of 13.0 feet to the Pont of Beginning;

Thence South along the East line of said NE/4 of the SE/4 a distance of 40.02 feet;

Thence West parallel to the North line of said NE/4 of the SE/4 a distance of 198 feet;

Thence North parallel to the East line of said NE/4 of the SE/4 a distance of 40.02 feet;

Thence East parallel to the North line of said NE/4 of the SE/4 a distance of 198 feet to the Point of Beginning.

2617 South Elm Place, Broken Arrow, Oklahoma

713980-73

Tax ID: 79510-84-23-21990

All of Hillcrest Broken Arrow, an Addition to the City of Broken Arrow, Tulsa County, State of Oklahoma, according to the recorded Plat No. 5003.

Together with an Easement Estate for a non-exclusive perpetual mutual access easement created by Agreement and grant of Easements dated December 15, 1993, recorded in Book 5576, page 1200, covering the following described property:

A tract of land located in the South Half of the North Half of the Southwest Quarter of the Northwest Quarter (S/2 N/2 SW/4 NW/4) of Section Twenty-three (23), Township Eighteen (18) North, Range Fourteen (14) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the U.S. Government Survey thereof, being more particularly described as follows, to-wit:

Commencing at the Southwest corner of said S/2 of the N/2 of the SW/4 of the NW/4;

Thence South 89°59’07” East along the Southerly line of said S/2 a distance of 50.00 feet to the Northwest corner of Hillcrest Broken Arrow and the Point of Beginning;

Thence due North a distance of 90.00 feet;

Thence South 89°59’07” East a distance of 414.64 feet;

Thence due South a distance of 90.00 feet to a point on the Northern line of Hillcrest Broken Arrow;

Thence North 89°59’07” West along said Northern line of Hillcrest Broken Arrow a distance of 414.64 feet to the Point of Beginning.

(Now being a part of Lot 1, Block 1, Broken Arrow Retirement Residence, a Subdivision in the City of Broken Arrow, Tulsa County, State of Oklahoma, according to the recorded Plat No. 5466.)

7600 South Lewis Avenue, Tulsa, Oklahoma

713980-74

Tax ID: 71014-83-07-23460

Lot One (1), Block One (1), Hillcrest South Lewis, a Subdivision in the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 4962.

8701 and 8801/8803 South 101st East Avenue, Tulsa, Oklahoma

713980-12

Tax ID: 77061-84-18-38620, 77061-84-18-38630, 98418-84-18-66820 and 98418-84-18-39220

The land referred to in this Commitment is located in Tulsa County, State of Oklahoma and described as follows:

Tract 1

A tract of land that is a part of Lot One (1), in Block One (1), of Southcrest Medical Campus, a Subdivision in the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 5304, more particularly described as follows, to-wit:

Beginning at the Southwest corner of said Lot 1;

Thence North 01°19’39” West along the Westerly line of Lot 1 a distance of 503.02 feet to a point of curve;

Thence continuing along said Westerly line on a curve to the left with a central angle of 32°59’00” and a radius of 260.00 feet a distance of 149.67 feet to a point of reverse curve;

Thence Northwesterly, Northerly and Northeasterly along the Westerly line of Lot 1 on a curve to the right with central angle of 74°02’42” and a radius of 30.00 feet a distance of 38.77 feet to a point of reverse curve;

Thence Northeasterly and Northerly along the Westerly line of Lot 1 on a curve to the left with a central angle of 41°03’42” a radius of 160.00 feet a distance of 114.67 feet to a point of tangency;

Thence North 01°19’39” West along said tangency and along the Westerly line of Lot 1 a distance of 740.15 feet to the Northwest corner of Lot 1;

Thence North 89°01’17” East along the Northerly line of Lot 1 a distance of 315.00 feet;

Thence South 01°19’39” East and parallel with the Westerly line of Lot 1 a distance of 403.91 feet;

Thence North 88°40’21” East a distance of 38.84 feet;

Thence South 35°09’51” East a distance of 303.30 feet;

Thence North 88°40’21” East a distance of 32.51 feet;

Thence South 35°09’51” East a distance of 73.99 feet;

Thence North 54°50’09” East a distance of 141.00 feet;

Thence South 35°09’51” East a distance of 294.63 feet;

Thence South 63°14’25” East a distance of 74.94 feet to a point on the Easterly line of said Lot 1;

Thence South 26°12’49” East a distance of 0.00 feet to a point of curve;

Thence Southwesterly along the Easterly line of Lot 1 on a curve to the right with a central angle of 13°10’00” and a radius of 274.50 feet a distance of 63.08 feet to a point of tangency;

Thence South 39°22’49” West along said tangency and along the Southeasterly line of said Lot 1 a distance of 630.16 feet to a point of curve;

Thence Southwesterly and Westerly along the Southerly line of said Lot 1 on a curve to the right with a central angle of 49°17’32” and a radius of 275.50 feet a distance of 237.02 feet to a point of tangency;

Thence South 88°40’21” West along said tangency and along the Southerly line of Lot 1 a distance of 306.19 feet to the Point of Beginning.

And

Tract 2

A tract of land that is a part of Lot One (1), in Block One (1), of Southcrest Medical Campus, a Subdivision in the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 5304, more particularly described as follows, to-wit:

Starting at the Northwest corner of said Lot 1;

Thence North 89°01’17” East along the Northerly line of Lot 1 a distance of 315.00 feet to the Point of Beginning;

Thence continuing North 89°01’17” East along said Northerly line a distance of 350.21 feet to the most Northerly Northeast corner of Lot 1;

Thence South 35°09’51” East along the Northeasterly line of Lot 1 a distance of 704.74 feet;

Thence South 17°04’35” West along the Easterly line of Lot 1 a distance of 306.71 feet to a point of curve;

Thence Southwesterly on a curve to the right with a central angle of 9°08’14” and a radius of 274.50 feet a distance of 43.78 feet;

Thence North 63°14’25” West a distance of 74.94 feet;

Thence North 35°09’51” West a distance of 294.63 feet;

Thence South 54°50’09” West a distance of 141.00 feet;

Thence North 35’09’51” West a distance of 73.99 feet;

Thence South 88°40’21” West a distance of 32.51 feet;

Thence North 35°09’51” West a distance of 303.30 feet;

Thence South 88°40’21” West a distance of 38.84 feet;

Thence North 01°19’39” West a distance of 403.91 feet to the Point of Beginning.

And

Tract 3

A tract of land that is part of the Southwest Quarter (SW/4) of Section Eighteen (18), Township Eighteen (18) North, Range Fourteen (14) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the U.S. Government Survey thereof, said tract of land being more particularly described as follows, to-wit:

Starting at the Southwest corner of the Southwest Quarter of said Section 18;

Thence North 88°58’12” East along the Southerly line of Section 18 for a distance of 1136.02 feet;

Thence North 01°19’39” West and parallel with the Easterly line of the Southwest Quarter of said Section 18 for a distance of 78.33 feet to the Point of Beginning of said tract of land, said point being on the Northerly Right-of-Way line of the Mingo Valley Expressway;

Thence continuing North 01°19’39” West and parallel with the Easterly line of the Southwest Quarter of Section 18 for a distance of 2051.00 feet;

Thence North 89°01’17” East and parallel with the Northerly line of the Southwest Quarter of Section 18 for a distance of 1400.00 feet to a point on the Easterly line of the Southwest Quarter of Section 18, said point also being on the Westerly Right-of-Way line of the Mingo Valley Expressway;

Thence along said Right-of-Way line as follows: South 01°19’39” East for a distance of 809.84 feet;

Thence South 15°33’20” West for a distance of 699.23;

Thence South 30°38’16” West for a distance of 312.24 feet;

Thence South 30°38’15” West for a distance of 296.47 feet;

Thence South 83°32’48” West for a distance of 316.28 feet;

Thence North 01°01’06” East for a distance of 31.93 feet;

Thence North 07°09’49” East for a distance of 3.40 feet;

Thence South 88°58’12” West parallel with the Southerly line of the Southwest Quarter of Section 18 for a distance of 20.75 feet;

Thence South 01°01’48” East for a distance of 37.09 feet;

Thence South 83°32’48” West for a distance of 140.63 feet;

Thence South 88°58’12” West for a distance of 200.25 feet;

Thence South 87°03’39” West for a distance of 200.27 feet to the Point of Beginning of said tract of land.

Less:

Southcrest Medical Campus

And

Southcreek Medical Plaza

And

Less Road Right-of-Way

That certain road Right-of-Way known as Parcel CR 306 and described in Journal Entry of Judgment recorded in Book 6776, Page 2, of Tulsa County, Oklahoma, Clerk of Court Records.

The above mentioned Tract 3 is more particularly described as follows, to-wit:

Commencing at the Southwest corner of the Southwest Quarter (SW/4) of Section Eighteen (18), Township Eighteen (18) North, Range Fourteen (14) East, Tulsa County, State of Oklahoma;

Thence North 88°58’12” East along the Southerly line of Section 18 for a distance of 1136.02 feet;

Thence North 01°19’39” West and parallel with the Westerly line of the Southwest Quarter of said Section 18 for a distance of 78.33 feet to the Northerly Right-of-Way line of Mingo Valley Expressway/East 91st Street Interchange;

Thence along said Northerly Right-of-Way line the following three (3) courses and distances:

(1) North 87°03’39” East a distance of 200.27 feet;

(2) North 88°58’12” East for a distance of 200.25 feet;

(3) North 83°32’48” East for a distance of 66.07 feet to the Southeast corner of Southcreek Medical Plaza and the Point of Beginning;

From said Point of Beginning run along the East and North line of said Southcreek Medical Plaza the following three (3) courses and distances:

(1) North 01°01’54” West for a distance of 506.39 feet to a point on a curve concave Northerly having a radius of 325.50 feet and a central angle of 29°56’31”;

(2) Thence from a radial bearing of North 31°07’51” West run Westerly along the arc of said curve a distance of 170.10 feet to a point of tangency;

(3) South 88°48’40” West for a distance of 306.29 feet to a point on the East Right-of-Way line of South 101st East Avenue;

Thence North 01°19’29” West along said East Right-of-Way line for a distance of 50.59 feet to the South line of Southcrest Medical Campus, a Subdivision of the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 5304;

Thence run along the Southerly and Easterly lines of said plat the following six (6) courses and distances

(1) North 88°40’21” East for a distance of 306.19 feet to a point of curvature of a curve to the left;

(2) Thence Northeasterly a distance of 237.02 feet along the arc of said curve having a radius of 275.50 feet a central angle of 49°17’35”, a chord bearing of North 64°01’37” East, a chord distance of 229.78 feet to a point of tangency;

(3) North 39°22’06” East for a distance of 603.59 feet to a point of curvature of a curve to the left;

(4) Thence Northeasterly 106.81 feet along the arc of said curve having a radius of 274.50 feet, a central; a angle of 22°17’42”, a chord bearing of North 28°16’58” East, a chord distance of 106.14 feet to a point of tangency;

(5) North 17°03’18” East or a distance of 306.38 feet;

(6) North 35°09’51” West for a distance of 704.74 feet to the Northeast corner of Lot 1, Block 1, of said Southcrest Medical Center, Plat No. 5304;

Thence North 89°01’17” East along an Easterly projection of the North line of said plat for a distance of 734.79 feet to a point of the Westerly Right-of-Way of Mingo Valley Expressway/U.S. Highway 169;

Thence run the following four (4) courses and distances along said Westerly Right-of- Way line:

(1) South 01°19’39” East for a distance of 441.38 feet;

(2) South 18°36’59” West for a distance of 621.72 feet;

(3) South 37°59’45” West for a distance of 1090.61 feet;

(4) South 01°03’22” East for a distance of 159.82 feet to a point on the aforementioned North Right-of-Way line of Mingo Valley Expressway/East 91st Street Interchange;

Thence South 83°32’48” West along said North Right-of-Way line for a distance of 29.91 feet to the Point of Beginning.

Together with an Appurtenant Easement for ingress and egress established by the Declaration of Covenants, Restrictions and Easements entered by and between Southcrest, L.L.C., an Oklahoma limited liability company and MOB Southcreek Plaza, Ltd., a Texas limited partnership, filed August 19, 2003, recorded in Book 7103, Page 122.

Together with that certain non-exclusive, perpetual access easement for roadway purposes as granted and conveyed in the Mutual Access Easement dated July 16, 2012, and recorded July 18, 2012 as Document No. 2012069792.

Physical Address: 9699 East 81st Street South, 9099 South Mingo Road, Tulsa, Oklahoma

713980-76

Tax ID: 98313-83-13-47210

The land referred to in this Commitment is located in Tulsa County, State of Oklahoma and described as follows:

A tract of land that is part of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section Thirteen (13), Township Eighteen (18) North, Range Thirteen (13) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the U.S. Government Survey thereof, being more particularly described as follows, to-wit:

Beginning at a point that is the Southeast corner of said Section 13;

Thence South 89°46’46” West along the Southerly line of Section 13 for a distance of 709.63 feet;

Thence North 00°00’57” West and parallel with the Westerly line of said SE/4 of the SE/4 for a distance of 847.69 feet;

Thence North 89°46’46” East and parallel with the Southerly line of Section 13 for a distance of 709.21 feet to a point on the Easterly line of Section 13;

Thence South 00°02’39” East along said Easterly line for a distance of 847.68 feet to the Point of Beginning.

10502 and 10512 North 110th East Avenue, Owasso, Oklahoma

713980-7

Tax ID: 61260-14-18-018160 and 61260-14-18-02650

The land referred to in this Commitment is located in Tulsa County, State of Oklahoma and described as follows:

Tract 1:

Lot One (1), Block One (1), Bailey Medical Center, a Subdivision in the City of Owasso, Tulsa County, State of Oklahoma, according to the recorded plat thereof, Less and Except Lot One (1), Block One (1), of the Final Replat of BMC-Medical Office Building One, a Subdivision in the City of Owasso, Tulsa County, State of Oklahoma, according to the recorded plat thereof.

Tract 2:

Lot One (1), Block One (1), of the Final Replat of BMC-Medical Office Building One, a Subdivision in the City of Owasso, Tulsa County, State of Oklahoma, according to the recorded plat thereof.

Tract 3:

Together with a perpetual, non-exclusive easement for drainage purposes, as granted by that certain Drainage Easement dated May 31, 2005 and recorded June 1, 2005 as Document No. 2005062504, over, through and across the following described land:

A tract of land in Section Eighteen (18), Township Twenty-one (21) North, Range Fourteen (14) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the U.S. Government Survey thereof, more particularly described as follows, to-wit:

Commencing at a brass cap located at the Northeast corner of said Section 18, Township 21 North, Range 14 East;

Thence South 88°35’48” West a distance of 991.11 feet to a point;

Thence South 01°24’12” East a distance of 50.00 feet to a point;

Thence South 88°35’48” West a distance of 219.34 feet to a point;

Thence South 46°24’12” East a distance of 84.85 feet to a point;

Thence South 01°24’12” East a distance of 28.08 feet to a point;

Thence along a curve having a radius of 254.33 feet, a chord bearing of South 15°02’04” East, a chord distance of 119.88 feet and a distance of 121.02 feet to a point;

Thence South 28°39’57” East a distance of 36.67 feet to a point;

Thence along a curve having a radius of 948.03 feet, a chord bearing of South 26°24’05” East a chord distance of 74.92 feet and a distance of 74.94 feet to the Point of Beginning;

Thence due West a distance of 290.30 feet to a point;

Thence North 39°54’30 West a distance of 135.91 feet to a point;

Thence South 55°00’00” West a distance of 736.22 feet to a point;

Thence South 17°51’51” East a distance of 148.86 feet to a point;

Thence South 41°41’36” East a distance of 82.33 feet to a point;

Thence North 81°50’06” East a distance of 106.76 feet to a point;

Thence North 60°21’57” East a distance of 165.30 feet to a point;

Thence South 70°07’45” East a distance of 57.41 feet to a point;

Thence South 44°56’52” East a distance of 139.04 feet to a point;

Thence North 71°52’42” East a distance of 76.12 feet to a point;

Thence North 01°29’34” East a distance of 265.84 feet to a point;

Thence North 56°59’03” East a distance of 157.10 feet to a point;

Thence North 87°05’01” East a distance of 98.42 feet to a point;

Thence North 64°53’26” East a distance of 216.63 feet to a point;

Thence along a curve having a radius of 948.03 feet, a chord bearing of North 21°52’21” West, a chord distance of 74.92 feet and a distance of 74.94 feet to the Point of Beginning.

305, 315 and 320 South Dogwood Street, 310 and 320 South Owasso Expressway East,

Owasso, Oklahoma

713980-37

Tax ID: 61195-14-31-01940, 61195-14-31-01960, 61195-14-31-01950, 61195-14-31-01970, 61195-14-31-01890

The land referred to in this Commitment is located in Tulsa County, State of Oklahoma and described as follows:

Lot Three (3), Block One (1); Lots Four (4) and Five (5), Block Two (2); and Lots One (1) and Two (2), Block Three (3), Owasso Business Park, an Addition to the City of Owasso, Tulsa County, State of Oklahoma, according to the recorded Plat No. 4204.

56th St North and N 145th East Avenue, Owasso, Oklahoma

713980-40

Tax ID: 90409-04-09-35620

The Northwest Quarter (NW/4) of the Northeast Quarter (NE/4) of the Northeast Quarter (NE/4) of Section Nine (9), Township Twenty (20) North, Range Fourteen (14) East of the Indian Base and Meridian, Tulsa County, State of Oklahoma, according to the U.S. Government Survey thereof, Less and Except: A strip of land Twenty (20) feet in width along the Easterly side of the Northwest Quarter (NW/4) of the Northeast Quarter (NE/4) of the Northeast Quarter (NE/4) of said Section Nine (9), Commencing at the North line thereof and continuing for Ten (10) feet toward the Southerly boundary line thereof.

1202 North Muskogee Place and 1501 North Florence, Avenue, Claremore, Oklahoma

713980-15

Tax ID: 660003257, 66003225, 66003251, 66003252

Tract 1

The East Half (E/2) of the Southwest Quarter (SW/4) of the Southwest Quarter (SW/4) of the Southeast Quarter (SE/4) and the East Half (E/2) of the West Half (W/2) of the Southwest Quarter (SW/4) of the Southwest Quarter (SW/4) of the Southeast Quarter (SE/4), less and except the North 220 feet of the East 250 feet of the East Half of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter and Less and Except the following street and utility easements, which easements are excepted and reserved unto the City of Claremore, Oklahoma, a municipal corporation, and held in trust for the benefit of the public, to-wit:

The West 25 feet and the South 40 feet of the East Half of the West Half of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter and the East 50 feet of the South 440 feet and the South 40 feet of the East Half of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter, all of which is in Section Four (4), Township Twenty-four (21) North, Range Sixteen (16) East of the Indian Base and Meridian, Rogers County, Oklahoma.

and

Tract 2

The North 200 feet (record) 220 feet (measured) of the West 200 feet of the East 250 feet of the East Half (E/2) of the Southwest Quarter (SW/4) of the Southwest Quarter (SW/4) of the Southeast Quarter (SE/4) of Section Four (4), Township Twenty-one (21) North, Range Sixteen (16) East of the Indian Base and Meridian, Rogers County, Oklahoma.

and

Tract 3

The South 322 feet of the following tract of land in the East Half (E/2) of the Northeast Quarter (NE/4) of the Southwest Quarter (SW/4) of Section Four (4), Township Twenty-one (21) North, Range Sixteen (16) East of the Indian Base and Meridian, Rogers County, Oklahoma, more particularly described as follows:

Beginning at the Southeast corner of the said East Half of the Northeast Quarter of the Southwest Quarter;

Thence North along the East line a distance of 820 feet to a point;

Thence West a distance of 67.1 feet to the East right of way line of U.S. Highway No. 66;

Thence Southwesterly on a curve to the right having a radius of 2964.8 feet a distance of 875.4 feet to the South line of the East Half of the Northeast Quarter of the Southwest Quarter, being the Easterly right of way line of U.S. Highway No. 66;

Thence East along the South line of the East Half of the Northeast Quarter of the Southwest Quarter a distance of 363.7 feet to the Point of Beginning.

and

Tract 4

The Northwest Quarter (NW/4) of Southwest Quarter (SW/4) of Southeast Quarter (SE/4) of Section Four (4), Township Twenty-one (21) North, Range Sixteen (16) East of the Indian Base and Meridian, Rogers County, Oklahoma, according to the U.S. Government Survey thereof, Less and Except the North 415.00 feet of the East 425.00 feet and the East 50 feet of the South 243.46 feet thereof.

The above tracts being more particularly described as follows:

Tracts 1 and 2 Combined

Beginning at the Northwest corner of the East Half (E/2) of the West Half (W/2) of the Southwest Quarter (SW/4) of the Southwest Quarter (SW/4) of the Southeast Quarter (SW/4) of Section Four (4), Township Twenty-one (21) North, Range Sixteen (16) East, Rogers County, Oklahoma;

Thence run North 90° East along the North line of said Southwest Quarter of the Southwest Quarter of the Southeast Quarter a distance of 444.82 feet to the West line of the East 50 feet of said Southwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run South 00°15’08” West along said West line a distance of 220.00 feet to the South line of the North 220 feet of said Southwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run North 90° East along said South line 50.00 feet to the East line of said Southwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run South 00°15’08” West along said East line a distance of 439.15 feet to the South line of said Southwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run North 90° West along said South line 494.83 feet to the West line of aforesaid East Half of the West Half of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run North 00°15’08” East along said West line a distance of 659.15 feet to the Point of Beginning.

Tract 3

Beginning at the Southeast corner of the East Half (E/2) of the Northeast Quarter (NE/4) of the Southwest Quarter (SW/4) of Section Four (4), Township Twenty-one (21) North, Range Sixteen (16) East, Rogers County, Oklahoma;

Thence run North 00°05’25” East along the East line of said East Half of the Northeast Quarter of the Southwest Quarter a distance of 322.00 feet to the North line of the South 322.00 feet of said East Half of the Northeast Quarter of the Southwest Quarter;

Thence run North 89°59’41” West along said South line a distance of 214.13 feet to a point on the Easterly right of way line of U. S. Highway 66; said point being on a curve concave Northwesterly having a radius of 2964.80 feet and a central angle of 06°52’10”;

Thence from a radial bearing of North 61°34’30” West run Southwesterly along the arc of said curve and said right of way line a distance of 355.46 feet to the South line of aforementioned East Half of the Northeast Quarter of the Southwest Quarter;

Thence run South 89°59’41” East along said South line a distance of 363.70 feet to the Point of Beginning.

Tract 4

Beginning at the Northwest corner of the Northwest Quarter (NW/4) of the Southwest Quarter (SW/4) of the Southeast Quarter (SE/4) of Section Four (4), Township Twenty-one (21) North, Range Sixteen (16) East, Rogers County, Oklahoma;

Thence run South 89°59’50” East along the North line of said Northwest Quarter of the Southwest Quarter of the Southeast Quarter a distance of 234.56 feet to the West line of the East 425 feet of said Northwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run South 00°05’51” West along said West line a distance of 415.00 feet to the South line of the North 415.00 feet of said Northwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run South 89°59’50” East along said South line a distance of 375.53 feet to the West line of the East 50.00 feet of said Northwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run South 00°05’51” West along said West line a distance of 244.33 feet to the South line of said Northwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run North 89°59’55” West along said South line a distance of 610.00 feet to the Southwest corner of said Northwest Quarter of the Southwest Quarter of the Southeast Quarter;

Thence run North 00°05’25” East along the West line of said Northwest Quarter of the Southwest Quarter of the Southeast Quarter a distance of 659.36 feet to the Point of Beginning.

601 Dr. Martin Luther King Jr. Avenue NE, 505 Elm Street NE, 715 Dr. Martin Luther King Jr. Avenue NE, 500 Walter NE, 400 Walter Street, Elm Street NE (parking garage), Elm Street NE, Albuquerque, NM

713980-1

APN: 1-015-057-045-471-23920, 1-015-058-057-001-30810

Tract 1A and 2A, of Plat of Tracts 1A, 2A, 2B & 2C of the St. Joseph Hospital Complex situate in (projected) Sections 16, 20 and 21, T.10N., R.3E., N.M.P.M., Albuquerque, Bernalillo County, New Mexico, as the same is shown and designated on the plat filed in the office of the County Clerk of Bernalillo County, New Mexico, on August 5, 1998, in Plat Book 98C, Folio 229.

Being more particularly described as follows:

BEING THAT CERTAIN PARCEL OF LAND SITUATED WITHIN THE TOWN OF ALBUQUERQUE GRANT, WITHIN PROJECTED SECTIONS 16, 17, 20 AND 21, TOWNSHIP 10 NORTH, RANGE 3 EAST, NEW MEXICO PRINCIPAL MERIDIAN, CITY OF ALBUQUERQUE, BERNALILLO COUNTY, NEW MEXICO, BEING IDENTIFIED AS TRACT 1A, ST. JOSEPH HOSPITAL COMPLEX, AS SAID TRACT 1A IS SHOWN AND DESIGNATED ON THE “PLAT OF TRACTS 1A, 2A, 2B & 2C, ST. JOSEPH HOSPITAL COMPLEX” FILED IN THE OFFICE OF THE COUNTY CLERK, BERNALILLO COUNTY, NEW MEXICO, ON AUGUST 05, 1998, IN BK-98C, PG-229, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS; BEGINNING AT THE SOUTHEAST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING A POINT AT THE INTERSECTION OF THE WESTERLY RIGHT-OF-WAY LINE OF ELM STREET N.E. AND THE NORTHERLY RIGHT-OF-WAY LINE OF DR. MARTIN LUTHER KING JR. AVENUE N.E. AND A POINT ON CURVE, WHENCE THE ACS/NMSHC CONTROL STATION “I-25-2G” BEARS S 86°45’58” E, 562.27 FEET DISTANCE; THENCE, SOUTHWESTERLY, 45.57 FEET DISTANCE ALONG THE ARC OF A CURVE BEARING TO THE RIGHT (SAID ARC

HAVING A RADIUS OF 30.00 FEET, A CENTRAL ANGLE OF 87°01’35” AND A CHORD WHICH BEARS S 52°43’48” W, 41.31 FEET DISTANCE) TO THE POINT OF TANGENCY; THENCE, N 83°45’24” W, 421.03 FEET DISTANCE TO THE POINT ON CURVE; THENCE, NORTHWESTERLY, 179.82 FEET DISTANCE ALONG THE ARC OF A CURVE BEARING TO THE RIGHT (SAID ARC HAVING A RADIUS OF 5,676.58 FEET, A CENTRAL ANGLE OF 01°48’54” AND A CHORD WHICH BEARS N 82°32’06” W, 179.81 FEET DISTANCE) TO THE POINT OF COMPOUND CURVE BEING A POINT AT THE INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY LINE OF DR. MARTIN LUTHER KING JR. AVENUE N.E. AND THE EASTERLY RIGHT-OF-WAY LINE OF WALTER STREET N.E.; THENCE, NORTHWESTERLY, 48.50 FEET DISTANCE ALONG THE ARC OF A CURVE BEARING TO THE RIGHT (SAID ARC HAVING A RADIUS OF 30.00 FEET, A CENTRAL ANGLE OF 92°37’10” AND A CHORD WHICH BEARS N 37°07’23” W, 43.39 FEET DISTANCE) TO THE POINT OF TANGENCY; THENCE, N 09°11’46” E, 573.55 FEET DISTANCE TO A POINT; THENCE, S 84°00’09” E, 388.52 FEET DISTANCE TO A POINT; THENCE, N 09°24’11” E, 432.46 FEET DISTANCE TO THE POINT OF CURVATURE; THENCE, NORTHWESTERLY, 11.20 FEET DISTANCE ALONG THE ARC OF A CURVE BEARING TO THE LEFT (SAID ARC HAVING A RADIUS OF 11.50 FEET, A CENTRAL ANGLE OF 55°47’49” AND A CHORD WHICH BEARS N 18°29’44” W, 10.76 FEET DISTANCE) TO THE NORTHWEST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING A POINT AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF HIGH STREET N.E. AND THE SOUTHERLY RIGHT-OF-WAY LINE OF FRUIT AVENUE N.E.; THENCE, S 81°19’54” E, 188.90 FEET DISTANCE TO THE POINT OF CURVATURE; THENCE, SOUTHEASTERLY, 76.92 FEET DISTANCE ALONG THE ARC OF A CURVE BEARING TO THE RIGHT (SAID ARC HAVING A RADIUS OF 78.00 FEET, A CENTRAL ANGLE OF 56°30’00” AND A CHORD WHICH BEARS S 53°04’42” E, 73.84 FEET DISTANCE) TO THE POINT OF COMPOUND CURVATURE BEING A POINT AT THE INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LINE OF FRUIT AVENUE N.E. AND THE WESTERLY RIGHT-OF-WAY LINE OF ELM STREET N.E.; THENCE, SOUTHEASTERLY, 94.77 FEET DISTANCE ALONG THE ARC OF A CURVE BEARING TO THE RIGHT (SAID ARC HAVING A RADIUS OF 159.49 FEET, A CENTRAL ANGLE OF 34°02’43” AND A CHORD WHICH BEARS S 07°48’21” E, 93.38 FEET DISTANCE TO THE POINT OF TANGENCY; THENCE, S 09°13’00” W, 534.46 FEET DISTANCE TO A POINT; THENCE, S 14°37’29” W, 60.27 FEET DISTANCE TO A POINT; THENCE, S 09°13’00” W, 293.74 FEET DISTANCE TO THE SOUTHEAST CORNER AND POINT OF BEGINNING OF THE PARCEL OF LAND HEREIN DESCRIBED.

EXCEPTING THEREFROM:

those portions of rights-of-way dedicated to the City of Albuquerque, New Mexico, as shown and provided for on the plat of ST. JOSEPH HOSPITAL COMPLEX, filed in the office of the County Clerk of Bernalillo County, New Mexico, on August 5, 1998, in Map Bock 98C, Folio 229.

504 Elm Street, 700 Lomas and 700 High Street, Albuquerque, NM

713980-2

APN: 1 015 058 072 022 30804, 1 015 058 093 073 30809, 1 015 058 068 058 30806

Parcel 1

Tract 2B-2 of ST. JOSEPH HOSPITAL COMPLEX, Albuquerque, New Mexico, as the same is shown and designated on the plat thereof, filed in the Office of the County Clerk of Bernalillo County, New Mexico on October 1, 2002 in Map Book 2002C, page 322.

Parcel 2 Tract R-2-B-2 of the Replat of Tract R-2-B of LANDS OF SOUTHWESTERN CONSTRUCTION COMPANY, Albuquerque, New Mexico, as the same is shown and designated on the plat thereof filed in the Office of the County Clerk of Bernalillo County, New Mexico on December 18, 1984 in Vol. C25, folio 184.

Parcel 3 Non-exclusive rights of easement as contained in that certain instrument entitled “Parking and Access Easements and Agreement of Protective Covenants”, dated September 30, 2002, filed October 1, 2002, in Book A-42, page 5864, as Document No. 2002-126215, records of Bernalillo County, New Mexico, to the extent of and only for the duration as provided for therein.

Parcel 4

Tract 2C, of Plat of Tracts 1A, 2A, 2B & 2C of the ST. JOSEPH HOSPITAL COMPLEX situate in Sections 16 & 17, T.10N., R.3E., N.M.P.M., Albuquerque, Bernalillo County, New Mexico, as the same is shown and designated on said Plat filed in the Office of the County Clerk of Bernalillo County, New Mexico, on August 5, 1998, in Plat Book 98C, folio 229.

Grand NE, Martin Luther King Jr. Ave., and Walter Street NE, Albuquerque, NM

713980-83

APN: 1 014 057 507 448 12613, 1 014 057 509 460 12612, 1 014 057 523 454 12611

Parcel 1 BEING THAT CERTAIN PARCEL OF LAND SITUATED WITHIN THE TOWN OF ALBUQUERQUE GRANT, WITHIN PROJECTED SECTION 20, TOWNSHIP 10 NORTH, RANGE 3 EAST, NEW MEXICO PRINCIPAL MERIDIAN, CITY OF ALBUQUERQUE, BERNALILLO COUNTY, NEW MEXICO, BEING IDENTIFIED AS LOT 11-A, BLOCK 24, HUNING’S HIGHLAND ADDITION, AS SAID LOT 11-A IS SHOWN AND DESIGNATED ON “LAND DIVISION PLAT SHOWING VACATED PORTION OF LOTS 1 & 11, BLOCK 24, HUNING’S HIGHLAND ADDITION”, FILED IN THE OFFICE OF THE COUNTY CLERK, BERNALILLO COUNTY, NEW MEXICO, ON OCTOBER 18, 1977, IN VOLUME B13, FOLIO 140;

AND

LOTS 12, 13, 14 AND 15, BLOCK 24, HUNING’S HIGHLAND ADDITION, AS SAID LOTS 12-15 ARE SHOWN AND DESIGNATED ON THE “AMENDED AND SUPPLEMENTAL PLAT OF HUNING’S HIGHLAND ADDITION” FILED IN THE OFFICE OF THE COUNTY CLERK, BERNALILLO COUNTY, NEW MEXICO, ON MAY 12, 1887, IN MAP BOOK D1, FOLIO 14,

TOGETHER BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING THE SOUTHEAST CORNER OF LOT 15 AND THE NORTHEAST CORNER OF LOT 16, BLOCK 24, HUNING’S HIGHLAND ADDITION, AND A POINT ON THE WESTERLY LINE OF 16’ WIDE PUBLIC ALLEY, WHENCE THE ACS/NMSHC CONTROL STATION “I-25-26” BEARS N 77 deg. 24’55” E, 1,161.95 FEET DISTANCE; THENCE,

N 80 deg. 52’42” W, 142.00 FEET DISTANCE TO THE SOUTHWEST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING THE SOUTHWEST CORNER OF LOT 15, THE NORTHWEST CORNER OF LOT 16, BLOCK 24, HUNING’S HIGHLAND ADDITION, AND A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF WALTER STREET N.E.;

THENCE, N 09 deg. 17’59” E, 191.20 FEET DISTANCE TO THE NORTHWEST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING THE NORTHWEST CORNER OF LOT 12, THE SOUTHWEST CORNER OF LOT 11-A, BLOCK 24, HUNING’S HIGHLAND ADDITION, AND A POINT ON CURVE; THENCE,

NORTHEASTERLY, 34.58 FEET DISTANCE ALONG THE ARC OF A CURVE BEARING TO THE RIGHT (SAID ARC HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 79 deg. 15’09” AND A CHORD WHICH BEARS N 58 deg. 34’33” E, 31.89 FEET DISTANCE TO A POINT OF NON-TANGENCY AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF WALTER STREET N.E. AND THE SOUTHERLY RIGHT-OF-WAY LINE OF DR. MARTIN LUTHER KING JR. AVENUE N.E.; THENCE,

S 82 deg. 28’13” E, 117.89 FEET DISTANCE TO THE NORTHEAST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING THE NORTHEAST CORNER OF LOT 11-A, BLOCK 24, HUNING’S HIGHLAND ADDITION AND A POINT AT THE INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LINE OF DR. MARTIN LUTHER KING JR. AVENUE N.E. AND THE WESTERLY LINE OF 16’ WIDE PUBLIC ALLEY; THENCE,

S 09 deg. 17’59” W, 215.20 FEET DISTANCE TO THE SOUTHEAST CORNER AND POINT OF BEGINNING OF THE PARCEL OF LAND HEREIN DESCRIBED.

Parcel 2

BEING THAT CERTAIN PARCEL OF LAND SITUATED WITHIN THE TOWN OF ALBUQUERQUE GRANT, WITHIN PROJECTED SECTION 20, TOWNSHIP 10 NORTH, RANGE 3 EAST, NEW MEXICO PRINCIPAL MERIDIAN, CITY OF ALBUQUERQUE, BERNALILLO COUNTY, NEW MEXICO, BEING IDENTIFIED A3 LOT 1-A, BLOCK 24,

HUNING’S HIGHLAND ADDITION, AS SAID LOT 1-A IS SHOWN AND DESIGNATED ON “LAND DIVISION PLAT SHOWING VACATED PORTION OF LOTS 1 & 11, BLOCK 24, HUNING’S HIGHLAND ADDITION”, FILED IN THE OFFICE OF THE COUNTY CLERK, BERNALILLO COUNTY, NEW MEXICO, ON OCTOBER 18, 1977, IN VOLUME B13, FOLIO 140, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;

BEGINNING AT THE SOUTHEAST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING THE SOUTHEAST CORNER OF LOT 1-A AND THE NORTHEAST CORNER OF LOT 2, BLOCK 24, HUNING’S HIGHLAND ADDITION AND A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF HIGH STREET WHENCE THE ACS/NMSHC CONTROL STATION “I-25-26” BEARS N 84 deg. 36’01” E, 951.36 FEET DISTANCE; THENCE,

N 80 deg. 52’42” 142.00 FEET DISTANCE TO THE SOUTHWEST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING THE SOUTHWEST CORNER OF LOT 1-A, THE NORTHWEST CORNER OF LOT 2, BLOCK 24, HUNING’S HIGHLAND ADDITION, AND A POINT ON THE EASTERLY LINE OF 16’ WIDE PUBLIC ALLEY; THENCE,

N 09 deg. 17’59” E, 24.66 FEET DISTANCE TO THE NORTHWEST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING THE NORTHWEST CORNER OF LOT 1-A, BLOCK 24, HUNING’S HIGHLAND ADDITION AND A POINT AT THE INTERSECTION OF THE EASTERLY LINE OF 16’ WIDE PUBLIC ALLEY AND THE SOUTHERLY RIGHT-OF-WAY LINE OF DR. MARTIN LUTHER KING JR. AVENUE N.E. AND A POINT ON CURVE; THENCE,

SOUTHEASTERLY, 19.06 FEET DISTANCE ALONG THE ARC OF A CURVE BEARING TO THE LEFT (SAID ARC HAVING A RADIUS OF 5,022.63 FEET, A CENTRAL ANGLE OF 00 deg. 13’03” AND A CHORD WHICH BEARS S 83 deg. 26’03” E, 19.06 FEET DISTANCE) TO THE POINT OF TANGENCY; THENCE,

S 83 deg., 32’34” E, 96.84 FEET DISTANCE TO THE POINT OF CURVATURE AT THE NORTHEAST CORNER OF THE PARCEL OF LAND HEREIN DESCRIBED BEING THE NORTHEAST CORNER OF LOT 1-A, BLOCK 24, HUNING’S HIGHLAND ADDITION AND A POINT AT THE INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LINE OF DR. MARTIN LUTHER KING JR. AVENUE N.E., AND THE WESTERLY RIGHT-OF-WAY LINE OF HIGH STREET N.E.; THENCE,

SOUTHEASTERLY, 40.51 FEET DISTANCE ALONG THE ARC OF A CURVE BEARING TO THE RIGHT (SAID ARC HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 92 deg. 50’33” AND A CHORD WHICH BEARS S 37 deg. 07’17” E, 35.22 FEET DISTANCE) TO THE POINT OF TANGENCY; THENCE, S 09 deg., 17’59” W, 4.96 FEET DISTANCE TO THE SOUTHEAST CORNER AND POINT OF BEGINNING.

Part of 4701 Montgomery Blvd., 4705 Montgomery Blvd., and Jefferson a/k/a 102 Hospital Loop Road NE, Albuquerque, NM

713980-5

APN: 1-017-061-402-036-40129, 1-017-061-359-067-40102

PARCEL 1

Being that certain parcel of land situated within Section 35, Township 11 North, Range 3 East, New Mexico Principal Meridian, Albuquerque, Bernalillo County, New Mexico and being identified as Tract M-1, University Heights Hospital, said Tract M-1 shown and designated on “PLAT OF UNIVERSITY HEIGHTS HOSPITAL, ALBUQUERQUE, BERNALILLO COUNTY, NEW MEXICO”, filed in the Office of the County Clerk of Bernalillo County, New Mexico on July 18, 1996, in Volume 96C, Folio 319, and being more particularly described as follows:

BEGINNING at the: Southwest corner of the parcel of land herein described; whence, the NMSHC/ACS Control Station “M-6” bears N.89°29’54“W., 4,392.34 feet distance; thence,

N.00°08’21“W., 590.52 feet distance to the Northwest corner of the parcel of land herein described; thence,

N.89°51’39“E., 862.88 feet distance to the Northeast corner of the parcel of land herein described; thence,

S.00°08’21“E., 571.52 feet distance to the Southeast corner of the parcel of land herein described, being a point on the Northerly right of way line of Montgomery Blvd., NE; thence, along said right-of-way line

S.89°51’39“W., 767.88 feet distance to the point of curvature; thence,

Northwesterly, 80.20 feet distance along the arc of a curve bearing to the right (said arc having a radius of 90.00 feet, a central angle of 51°03’27” and a chord which bears N.64°36’38“W., 77.57 feet distance) to a point; thence,

S.00°08’21“E, 16.43 feet distance to a point; thence, N.89°51’39“E, 5.00 feet distance to the point of curvature; thence,

Southeasterly, 56.55 feet distance along the arc of a curve bearing to the right (said arc having a radius of 18.00 feet, a central angle of 180°00’00” and a chord which bears S.00°08’21“E., 36.00 feet distance) to the point of tangency; thence,

S.89°51’39“W., 30.00 feet distance to the Southwest corner and POINT OF BEGINNING.

Excepting therefrom that portion conveyed by Special Warranty Deed, filed December 27, 2007, as Document No. 2007172258 and Corrective Special Warranty Deed filed July 28, 2015, as Document No. 2015064731 records of Bernalillo County, New Mexico.

PARCEL 2

A certain parcel of land, identified as a “Private Road & Private Utility Easement”, as shown and designated on the corrected plat of MONTGOMERY VILLAGE ADDITION, filed in the Office of the County Clerk of Bernalillo County, New Mexico on September 16, 1983, in Map Book C22, Folio 34; said parcel lying situate within Section 35, Township 11 North, Range 3 East of the New Mexico Principal Meridian, City of Albuquerque, Bernalillo County, New Mexico, and being more particularly described as follows:

BEGINNING at the Southwest corner of said parcel herein described, being a point on the Easterly right-of-way line of Jefferson Street and also being the same point as the Northwest corner of Tract N, Montgomery Heights Addition (C12-74); whence, the NMSHC/ACS Brass Tablet stamped “STA M-6” (having New Mexico State Plane coordinate values of Y=1,503,152.62 and X=393,499.33) bears S. 82°19.58” W., a distance of 4132.40 feet; thence, from said point of beginning,

N.00°08’21“W., along said Easterly right-of-way line, a distance of 75.00 feet to a point on a curve, being the Northwest corner of said parcel herein described; thence, leaving said Easterly right-of-way line,

Southeasterly, along a curve to the left through a central angle of 90°00’00” having a radius of 25.00 feet and an arc length of 39.27 feet (chord=S.45°08’21“E., 35.36’) to 21 point of tangency; thence,

N.89°51’39“E., a distance of 550.00 feet to a point of curvature; thence,

Northeasterly, along a curve to the left through a central angle of 90°00.00” having a radius of 25.00 feet and an arc length of 39.27 feet (chord=N.44°51’39“E., 35.36’) to a point of non tangency, being the Northeast corner of said parcel herein described, being a point on the west line of Tract 5A-1, Montgomery Village Addition (C22-34); thence, along said west line, S.00°08’21“E., a distance of 75.00 feet to the Southeast corner of said parcel herein described, being a point on North line of Tract M-1, Montgomery Village Addition (96C-319) and said Tract N, Montgomery Heights Addition; thence, along said North line, S.89°51’39“W., a distance of 600.00 feet to the Southwest corner of said parcel herein described, the POINT OF BEGINNING.

Part of 4701 Montgomery Blvd, Albuquerque, NM

713980-24

APN: 1-017-061-402-036-40128

A tract of land being and comprised of a portion of Tract M-1 UNIVERSITY HEIGHTS HOSPITAL Albuquerque, New Mexico as the same is shown and designated on said plat thereof, filed in the Office of County Clerk of Bernalillo County, New Mexico on July 18, 1996 in Volume  96C, folio 319 and being more particularly described as follows: BEGINNING at the Southwest corner of said Tract M-1, being a point on the North right-of-way of Montgomery Boulevard NE; thence from said point of beginning, leaving said right-of-way N 00° 08’ 51” W,

223.05 feet to the Northwest corner; thence S 89° 56’ 05” E, 179.79 feet; thence S 00° 14’ 57” E, 28.42 feet; thence N 89° 51’ 30” E, 112.86 feet to the Northeast corner; thence S 00° 08’ 30” E, 9.53 feet; thence S 60° 48’ 45” E, 17.02 feet; thence; thence S 30° 20’ 52” W, 27.75 feet; thence S 00° 08’ 51” E, 133.17 feet to the Southeast corner, being a point on the North right-of-way of Montgomery Boulevard NE, thence along said right-of-way S 89° 51’ 09” W, 198.44 feet to a point of curvature to the right having a central angle of 51° 03’ 27”, with a radius of 90.00 feet, a distance of 80.20 feet; thence S 00° 08’ 51” E, 16.43 feet; thence N 89” 51’ 09” E, 5.00 feet; to a point of curvature to the right having a central angle of 180° 00’ 00”, with a radius of 18.00 feet, a distance of 56.55 feet to a point of tangency; thence S 89° 51’ 09” W, 30.00 feet to the POINT OF BEGINNING.

101 Hospital Loop Road, 101 Hospital Loop Road, Units 101, 103, 108, 109, 110-A, 113,

201, 202, 203, 205, 206, 208, 210 and 214

713980-79

APN: 1 017 061 359 077 40101

Units numbered One Hundred One (101), One Hundred Three (103), One Hundred Eight (108), One Hundred Nine (109), One Hundred Thirteen (113), Two Hundred One (201), Two Hundred Two (202), Two Hundred Three (203), Two Hundred Five (205), Two Hundred Six (206), Two Hundred Eight (208), Two Hundred Ten (210), and Two Hundred Fourteen (214) of Heights General Medical Center, a condominium enterprise, according to a Condominium Declaration of Covenants, Conditions and Restrictions for Heights General Medical Center, filed for record June 14, 1984, in the office of the County Clerk of Bernalillo County, New Mexico, in Book Misc. 124-A, Page 957, together with the undivided interest in common areas declared in the Condominium Declaration to be appurtenant to such condominium unit.

Said Heights General Medical Center being located on Lot 1-A of the Connected Replat of Lots 1 thru 4, Lots 5-A and 5-B and Lots 6 thru 13, inclusive, together with vacated portions of Jefferson Place N.E. of Montgomery Village Addition Albuquerque, New Mexico, as the same is shown and designated on said Corrected Plat thereof filed in the office of the County Clerk for Bernalillo County, New Mexico, on September 16, 1983, in Volume C22, Folio 34.

AND

Unit numbered One Hundred Ten-A (110-A) of Heights General Medical Center, a condominium enterprise, according to Second Condominium Declaration of Covenants, Conditions and Restrictions for Heights General Medical Center, filed for record December 22, 2005, in the office of the County Clerk for Bernalillo County, New Mexico, as Document No. 2005187219, together with the undivided interest in common areas declared in the Condominium Declaration filed for record June 14, 1984, in the office of the County Clerk for Bernalillo County, New Mexico, in Book Misc. 124-A, Page 957, to be appurtenant to such condominium unit.

Said Heights General Medical Center being located on Lot 1-A of the Corrected Replat of Lots 1 thru 4, Lots 5-A and 5-B and Lots 6 thru 13, inclusive, together with vacated portions of Jefferson Place N.E. of Montgomery Village Addition Albuquerque, New Mexico, as the same is shown and designated on said Corrected Plat thereof, filed in the office of the County Clerk for Bernalillo County, New Mexico, on September 16, 1983, in Volume C22, Folio 34.

10501 Golf Course Road, Albuquerque, NM

713980-4

APN: 1 012 066 459 153 40401

TRACT ONE-A-2 (1-A-2) OF ST. JOSEPH WEST MESA HOSPITAL, PARADISE HEIGHTS- UNIT NO. ONE, FILED MARCH 4, 2005, IN PLAT BOOK 2005C, FOLIO 88, RECORDS OF BERNALILLO COUNTY, NEW MEXICO.

10511 Golf Course Road, Albuquerque, NM

713980-4A

APN: 101206640917540402 and 101206641717940403

Parcel 1

TRACTS “1-A-1-A” AND “1-A-3-A” OF THE PLAT OF TRACTS 1-A-1-A AND 1-A-3-A OF TRACTS 1- A1, 1-A2, 1-A3 AND 2-A1 ST. JOSEPH WST MESA HOSPITAL PARADISE HEIGHTS—UNIT NO. ONE WITHIN THE PROJECTED SECTION 1, T.11N., R2E., NMPM, TOWN OF ALAMEDA GRANT BERNALILLO COUNTY, NEW MEXICO, FILED OCTOBER 25, 2005, IN PLAT BOOK 2005C, FOLIO 354, RECORDS OF BERNALILLO COUNTY, NEW MEXICO.

Parcel 2

Non-exclusive rights of easement for access, parking and utility easements over, across and under the land described below as the “Easement Parcel,” under and in accord with the Declaration of Covenants, Restrictions and Easements, for Lovelace Sandia Health Systems, Inc., a New Mexico corporation d/b/a West Mesa Medical Center, filed February 22, 2005, in Book A92, page 4762, as Document No. 2005024851, records of Bernalillo County, New Mexico, to the extent of and only for the duration as provided for therein.

Stonebridge Point Subdivision @ the corner of McMahon Blvd. and Bandelier Drive, Albuquerque, NM

713980-21

APN: 1 012 066 230 240 22333

Parcel B-1 of Plat of Parcels B-1 and B-2, STONEBRIDGE POINTE SUBDIVISION (a replat of Parcel B Stonebridge Pointe Subdivision) Albuquerque, New Mexico, as the same are shown and designated on said Plat filed in the Office of the County Clerk of Bernalillo County, New Mexico, on December 20, 2004, in Plat Book 2004C, folio 394.

EXCEPTING THEREFROM a Southerly portion of Parcel B-1 conveyed to the City of Albuquerque, a New Mexico municipal corporation by Quitclaim Deed filed January 31, 2005, recorded in Book A91, page 4878, as Document No. 2005014934 and refiled February 9, 2005, recorded in Book A91, page 9146, as Document No. 2005019219, records of Bernalillo County, New Mexico.

4420 Irving Boulevard Northwest, Albuquerque, NM

713980-26

APN: 1 013 065 258 074 32519

Tract Numbered Ten-B (10-B), EAGLE RANCH, of the plat of Lots B-l through B-17, inclusive and Tracts 10-A and 10-B Eagle Ranch, Albuquerque, Bernalillo County, New Mexico, as the same is shown and designated on the plat thereof filed in the Office of the County Clerk of Bernalillo County, New Mexico, on November 7, 2001, in Plat Book 2001C, page 293.

4801 McMahon Blvd. NW, Suites #100, #110, #130, #145, #150, #200, #210 Albuquerque, NM

713980-20

APN: 1-012-066-420-147-40427

“SUITE 100”, “SUITE 110”, SUITE 130”, “SUITE 145”, “SUITE 150”, “SUITE 200”, and “SUITE 210” and of WEST MESA MEDICAL OFFICE BUILDING, according to the Declaration of Covenants, Conditions and Restrictions of St. Joseph West Mesa Professional Building Owners Association, Inc., dated January 28, 1985, recorded in Book Misc. 196A, page 509, as modified by the documents recorded in Book Misc. 197A, page 510, and Book Misc. 409A, page 220, records of Bernalillo County, New Mexico. WEST MESA MEDICAL OFFICE BUILDING is located within Tract 2-A-1, ST. JOSEPH WEST MESA HOSPITAL PARADISE HEIGHTS—UNIT NO. ONE, Town of Alameda Grant, City of Albuquerque, Bernalillo County, New Mexico, filed March 4, 2005, in Plat Book 2005C, folio 88.

117 East 19th Street, Roswell, NM

713980-6

APN: R006542

All of Summary Replat of Lot lA, Physicians Development Land Replat, a Replat of Lot 1, Physicians Development Land Replat and Lot 2, Plaza Verde Unit One, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on February 11, 2005 and recorded in Book X of Plat Records, at Page 45B. APN 4136060060228000000.

2335 Main Street, Roswell, NM

713980-78

APN: R002313

LOTS TWENTY (20), TWENTY-ONE (21) and the North 9.5 feet of LOT TWENTY-TWO (22) of SALEE’S SUBDIVISION, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on October 28,1940 and recorded in Book B of Plat Records, at Page 14 less and except that portion conveyed by Warranty Deed recorded in Book 216, Page 397, from LaCima corporation to New Mexico State Highway Commission, more particularly described as follows: Beginning at the Northwest corner of Lot 20, thence Southerly along the Westerly line of Lots 20, 21, 22, 23, 24 and 25 a distance of 285.25 feet, thence Northerly along a 2.0355 degree curve (radius 2815 feet) through an arc of 4 degrees 47 minutes 19 seconds to the right 235.25 feet to the point of reverse curve, thence Northerly on a 1.9657 degree curve (radius 2915 feet) through an arc of 0 degrees 59 minutes 20 seconds to the left 50.31 feet to the Northerly line of Lot 20, thence Westerly along the Northerly line of Lot 20 a distance of 13.5 feet to the point of beginning. And together with that part of the unnumbered tract of said Salee’s Subdivision, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on October 28, 1940 and recorded in Book B of Plat Records, at Page 14, described as follows: Beginning at the Northeast corner of Lot 20, thence East 140 feet, thence South 109.5 feet, thence West 140 feet, thence North along the lot line of Lots 20, 21 and 22 a distance of 109.5 feet to the point of beginning. Also described as: A certain tract of land being Lots 20 and 21 and the North 9.5 feet of Lot 22 and a portion of the unnumbered tract of Salee’s Subdivision (less and except that portion of said Lots 20, 21 and 22 conveyed to the New Mexico State Highway Commission by Warranty Deed Book 216, at Page 397) and being more particularly described as follows: Beginning at the intersection of the North line of Lot 20 of Salee’s Subdivision and the East right-of-way line of North Main Street (U.S. Highway 70/285) from which the Northwest corner of said Lot 22 bears N. 89 degrees 33 minutes 44 seconds W. a distance of 13.59 feet; thence, from said point of beginning, S. 89 degrees 33 minutes 44 seconds E. along the North line of said Lot 20 and the prolongation of said North line a distance of 266.51 feet to a point on the West line of a 25 feet wide alley; thence S. 00 degrees 09 minutes 34 seconds W. along said West line a distance of 109.52 feet to a point; thence N. 89 degrees 33 minutes 17 seconds W. a distance of 274.63 feet to a point on the East right-of-way line of North Main Street (U.S. Highway 70/285); thence along said right-of-way line and along the arc of a curve to the right a distance of 59.42 feet, said curve having a radius of 2815.00 feet, a delta angle of 01 degrees 12 minutes 34 seconds and a chord bearing N. 04 degrees 20 minutes 58 seconds E. a distance of 59.42 feet; thence along the arc of a curve to the left a distance of 50.33 feet, said curve having a radius of 2915.00 feet, a delta angle of 00 degrees 59 minutes 21 seconds and a chord bearing N. 04 degrees 27 minutes 34 seconds E. a distance of 50.33 feet to the point of beginning.

EXHIBIT C

INTENTIONALLY OMITTED

C-1

EXHIBIT D

INTENTIONALLY OMITTED

D-1

EXHIBIT E

FORM OF LEASE GUARANTY

GUARANTY OF MASTER LEASE

THIS GUARANTY OF MASTER LEASE (this “Guaranty”) is made as of [            ] [    ], 20[    ], by EGI-AM Holdings, L.L.C., a Delaware limited liability company, Ardent Legacy Holdings, Inc., a Delaware corporation, and Ardent Legacy Acquisitions, Inc., a Delaware corporation (individually and/or collectively, as the context may require, “Guarantor”), to [VENTAS LANDLORD ENTITY], a [                 [type of entity] (“Landlord”).

R E C I T A L S

A. Landlord has been requested by Tenant to enter into a Master Lease, dated as of the date hereof (as renewed, extended, modified, altered, amended or restated from time to time, the “Lease”), whereby Landlord would lease to Tenant, and Tenant would lease from Landlord, the Premises (as defined in the Lease).

B. Guarantor owns either directly or indirectly an Equity Interest in each of the entities constituting the Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein (including Exhibit A hereof) have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

2.1 Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Minimum Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, whether due by acceleration or otherwise, including costs and expenses of collection (collectively, the “Monetary Obligations”), and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations, indemnities and agreements to be performed by Tenant under the Lease, including any indemnities or other obligations of Tenant that survive the expiration or earlier termination of the Lease (all of the obligations described in clauses (i) and (ii), are collectively referred to herein as the “Obligations”).

2.2 Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Tenant, Guarantor or any Other Guarantor of the Lease (if any, “Other Guarantor”), to collect Monetary Obligations for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Lease Term in any subsequent Action against Tenant, Guarantor or any Other Guarantor, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant or any Other Guarantor in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or any Other Guarantor, or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or any Other Guarantor or against any security of Tenant held by Landlord under the Lease, (iv) Landlord may (but shall not be required to) exercise its rights against each of Tenant, Guarantor or any Other Guarantor concurrently, and (v) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant or any Other Guarantor, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

2.3 Any default or failure by Guarantor to perform any of its Obligations under this Guaranty after expiration of applicable notice and cure periods therefor provided under the Lease shall be deemed an immediate Event of Default by Tenant under the Lease.

2.4 Guarantor agrees that, in the event of the rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy, pursuant to bankruptcy law or any other law affecting creditors’ rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor was a party to such document and there had been no such rejection or disaffirmance; and Guarantor will confirm such assumption, in writing, at the request of Landlord upon or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease to the fullest extent permitted by law.

2.5 If Landlord proposes to grant a Facility Mortgage on, or refinance any Facility Mortgage encumbering the Premises or any portion thereof, Guarantor shall reasonably cooperate in the process at Landlord’s expense, and shall permit Landlord and the proposed Facility Mortgagee to meet with Guarantor or, if applicable, officers of Guarantor at Guarantor’s offices during regular business hours and to discuss Guarantor’s business and finances. On reasonable request of Landlord, Guarantor agrees to provide any such prospective Facility Mortgagee the information to which Landlord is entitled hereunder, subject to the confidentiality provisions of Section 16 of the Lease. Guarantor agrees to promptly execute, acknowledge and deliver (and in any event within ten (10) Business Days) documents reasonably requested by the prospective Facility Mortgagee (such as a consent to the financing, without encumbering Guarantor’s or Tenant’s assets, a consent to a collateral assignment of the Lease and of this Guaranty, an estoppel certificate in accordance with Section 11.3 hereof, and a subordination, non-disturbance and attornment agreement), customary for tenants and their guarantors to sign in connection with mortgage loans to landlords (provided, the same do not adversely change Tenant’s rights or obligations under the Lease or adversely change Guarantor’s rights or obligations under this Guaranty).

2.6 Guarantor shall not obtain, guaranty, assume, suffer to exist, be an obligor under or incur any Funded Indebtedness with respect to any Facility (or its operations) (“Permitted Financing”) unless (a) such Permitted Financing relates solely to assets wholly-owned (directly or indirectly) and Controlled (directly or indirectly) by Guarantor, (b) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.10 of the Lease, the Portfolio Coverage Ratio, the Consolidated Guarantor Fixed Charge Coverage Ratio and the Consolidated Guarantor Leverage Ratio, in each case, recomputed on a Pro Forma Basis giving effect to the incurrence of such Permitted Financing, shall be in compliance with the applicable requirements under the financial covenants contained in Section 5.15 of the Lease and Section 10 of this Guaranty, (c) Landlord and the lender or lenders for the Permitted Financing have entered into an intercreditor or other similar agreement governing the relative rights and remedies of each of Landlord and the lender or lenders in form and substance reasonably satisfactory to Landlord and such lender or lenders (such agreement is a “Relative Rights Agreement”), provided that such Relative Rights Agreement shall not be required to be entered into if the Funded Indebtedness (i) has a principal amount of less than $5,000,000 individually and the aggregate amount of principal for Funded Indebtedness at the time of such incurrence is less than $15,000,000 or (ii) is a Capital Lease, and (d) no Monetary Default or Event of Default exists (or would result therefrom) under the Lease immediately after giving effect to the consummation of any such Permitted Financing. As of the Effective Date, Tenant has entered into that certain Term Loan Credit Agreement Agreement by and among Ardent Legacy Holdings, Inc., a Delaware corporation, Ardent Legacy Acquisitions, Inc., a Delaware corporation, AHS Legacy Operations LLC, a Delaware limited liability company, formerly known as AHS Newco 14, LLC, and AHS New Mexico Holdings, Inc., a New Mexico corporation, the subsidiary borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto (the “Term Loan Lenders”), Bank of America, N.A. as sole administrative and collateral agent for the Term Loan Lenders and Merrill Lynch, Pierce, Fenner & Smith Incorporated as a lead arranger and bookrunner which provides for a term loan facility in an original principal amount of $250 million, and that certain ABL Credit Agreement by and among Ardent Legacy Holdings, Inc., a Delaware corporation, Ardent Legacy Acquisitions, Inc., a Delaware corporation, AHS Legacy Operations LLC, a Delaware limited liability company, formerly known as AHS Newco 14, LLC, and AHS New Mexico Holdings, Inc., a New Mexico corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “ABL Lenders”), Bank of America, N.A. as sole administrative and collateral agent for the ABL Lenders and Merrill Lynch, Pierce, Fenner & Smith Incorporated as a lead arranger and bookrunner which provides for a revolving loan facility in an original principal amount of $100 million (the “Closing Date Credit Agreements”). As of the Effective Date, Landlord hereby acknowledges that (y) the Relative Rights Agreement executed herewith in connection with the Closing Date Credit Agreements satisfies the requirements of this Section 2.6 (it being acknowledged that the same form of Relative Rights Agreement in connection with any future financings or refinancings may not so satisfy the requirements of this Section 2.6 ) and (z) Guarantor has represented to Landlord in a written certification delivered to Landlord on or prior to the Effective Date that, after giving effect to the Closing Date Credit Agreements, Sections 2.6(a), (b), and (d) of this Guaranty have not been breached.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

3.1 This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of, and may exceed, the obligations of Tenant.

3.2 This Guaranty shall apply notwithstanding any extension or renewal of the Lease, or any holdover following the expiration or termination of the Lease Term or any renewal or extension of the Lease Term.

3.3 This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of any or all of the following: (i) any renewals, extensions, modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same); (ii) any releases or discharges of Tenant or any Other Guarantor other than the full release and complete discharge of all of the Obligations; (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant or any Other Guarantor; (iv) any extension of time that may be granted by Landlord to Tenant or any Other Guarantor; (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise); (vi) any subletting, concession, franchising, licensing or permitting of the Premises or any portion thereof; (vii) any changed or different use of the Premises (or any portion thereof); (viii) any other dealings or matters occurring between Landlord and Tenant or any Other Guarantor; (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from Tenant, any Other Guarantor or any other persons or entities; (x) the release by Landlord of any Other Guarantor; (xi) Landlord’s release of any security provided under the Lease or any other guaranty; (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Legal Requirements; (xiii) any assumption by any person of any or all of Tenant’s obligations under the Lease or any Other Guarantor’s obligations under any other guaranty, or Tenant’s assignment of any or all of its rights and interests under the Lease, (xiv) the power or authority or lack thereof of Tenant to execute, acknowledge or deliver the Lease; (xv) the existence, non-existence or lapse at any time of Tenant as a legal entity or the existence, non-existence or termination of any corporate, ownership, business or other relationship between Tenant and Guarantor; (xvi) any sale or assignment by Landlord of any or all of this Guaranty, any other guaranty and the Lease (including any direct or collateral assignment by Landlord to any Facility Mortgagee); (xvii) the solvency or lack of solvency of Tenant or any Other Guarantor at any time or from time to time; or (xviii) any other cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge of Guarantor (whether or not Guarantor shall have knowledge or notice thereof) other than payment and performance in full of the Obligations. Without in any way limiting the generality of the foregoing, Guarantor specifically agrees that (A) if Tenant’s obligations under the Lease are modified or amended with the express written consent of Landlord, this Guaranty shall extend to such obligations as so amended or modified without notice to, consideration to, or the consent of, Guarantor, and (B) this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions or omissions.

3.4 Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective if at any time the payment of any amount due under the Lease or this Guaranty is rescinded or must otherwise be returned by Landlord for any reason, including the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

4. WAIVERS OF GUARANTOR.

4.1 Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty, protest, demand and dishonor, presentment, and demands of any kind now or hereafter provided for by any statute or rule of law, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of Monetary Obligations or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant, any Other Guarantor or any other person or entity (including any additional guarantor or Guarantor) or against any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

4.2 GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: THIS GUARANTY; THE LEASE; ANY LIABILITY OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES OR ANY PORTION THEREOF; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE AND/OR THE PREMISES (OR ANY PORTION THEREOF); ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT

OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES (OR ANY PORTION THEREOF). GUARANTOR SHALL NOT INTERPOSE ANY CLAIMS FOR SET-OFF, RECOUPMENT, OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES (OTHER THAN A DEFENSE BASED ON FULL PAYMENT AND/OR PERFORMANCE OF THE APPLICABLE OBLIGATIONS) AGAINST ANY CLAIM ASSERTED BY LANDLORD OR IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY. NOTWITHSTANDING THE FOREGOING, TO THE EXTENT THAT TENANT SUCCESSFULLY RAISES A DEFENSE TO OBLIGATIONS UNDER THE LEASE, THEY SHALL NOT BE DEEMED TO BE OBLIGATIONS HEREUNDER. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

4.3 Guarantor expressly waives any and all rights to defenses arising by reason of (i) any “one-action” or “anti-deficiency” law or any other law that may prevent Landlord from bringing any action, including a claim for deficiency, against Guarantor before or after Landlord’s commencement or completion of any action against Tenant or any Other Guarantor; (ii) ANY ELECTION OF REMEDIES BY LANDLORD (INCLUDING ANY TERMINATION OF THE LEASE) THAT DESTROYS OR OTHERWISE ADVERSELY AFFECTS GUARANTOR’S SUBROGATION RIGHTS OR GUARANTOR’S RIGHTS TO PROCEED AGAINST TENANT FOR REIMBURSEMENT; (iii) any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution, or other defense of Tenant, of any other guarantor (or any Other Guarantor), or of any other person or entity, or by reason of the cessation of Tenant’s liability from any cause whatsoever, other than full and final payment in legal tender and performance of the Obligations; (iv) any right to claim discharge of any or all of the Obligations on the basis of unjustified impairment of any collateral for the Obligations; (v) any change in the relationship between Guarantor and Tenant or any Other Guarantor or any termination of such relationship; (vi) any irregularity, defect or unauthorized action by any or all of Landlord, Tenant, any Other Guarantor or surety, or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Obligations or in carrying out or attempting to carry out the terms of any such agreements; (vii) any assignment, endorsement or transfer, in whole or in part, of the Obligations, whether made with or without notice to or consent of Guarantor; (viii) if the recovery from Tenant or any other Person (including any Other Guarantor) becomes barred by any statute of limitations or is otherwise prevented; (ix) the benefits of any and all statutes, laws, rules or regulations applicable in the State of Illinois which may require the prior or concurrent joinder of any other party to any action on this Guaranty; (x) any release or other reduction of the Obligations arising as a result of the expansion, release, substitution, deletion, addition, or replacement (whether or not in accordance with the terms of the Lease) of the Premises or any portion thereof; or (xi) any neglect, delay, omission, failure or refusal of Landlord to take or prosecute any action for the collection or enforcement of any of the Obligations or to foreclose or take or prosecute any action in connection with any lien or right of security (including perfection thereof) existing or to exist in connection with, or as security for, any of the Obligations, it being the intention hereof that Guarantor shall remain liable as a principal on the Obligations notwithstanding any act, omission or event that might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.

5. SUBORDINATION; SUBROGATION.

5.1 During (a) the continuance of an Event of Default, or (b) in the event that payments are received by Guarantor from Tenant in violation of the Lease, Guarantor subordinates to and postpones in favor of the Obligations (i) any present and future debts and obligations of Tenant or any Other Guarantor to Guarantor (the “Indebtedness”), including: (A) salary, bonuses, and other payments pursuant to any employment arrangement; (B) fees, reimbursement of expenses and other payments pursuant to any independent contractor arrangement; (C) principal and interest pursuant to any Indebtedness; (D) distributions payable to any partners, members or shareholders of Guarantor or Affiliates of Guarantor; (E) lease payments pursuant to any leasing arrangement; (F) any management fees; and (G) all rights, liens and security interests of Guarantor, whether now or hereafter arising, in any assets of the Tenant or any Other Guarantor, and (ii) any liens or security interests securing payment of the Indebtedness. During (a) the continuance of an Event of Default, or (b) in the event that payments are received by Guarantor from Tenant in violation of the Lease, Guarantor shall have no right to possession of any assets of Tenant or any Other Guarantor or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until the Obligations have been paid and performed in full. During (a) the continuance of an Event of Default, or (b) in the event that payments are received by Guarantor from Tenant in violation of the Lease, Guarantor agrees that Landlord shall be subrogated to Guarantor with respect to Guarantor’s claims against Tenant or any Other Guarantor and Guarantor’s rights, liens and security interest, if any, in any of Tenant’s or any Other Guarantor’s assets and proceeds thereof until all of the Obligations have been paid and performed in full.

5.2 After the occurrence of an Event of Default and until such Event of Default is cured or after the commencement of any bankruptcy or insolvency proceeding by or against Tenant and until such proceeding is dismissed, Guarantor shall not: (i) make any distributions or other payments to any shareholder, member, partner, other equity interest holder or Affiliates of Guarantor (other than to Tenant); or (ii) ask for, sue for, demand, take or receive any payment, by setoff or in any other manner, including the receipt of a negotiable instrument, for all or any part of the Indebtedness owed by Tenant, or any successor or assign of Tenant, including a receiver, trustee or debtor in possession (the term “Tenant” shall include any such successor or assign of Tenant) until the Obligations have been paid in full; however, if Guarantor receives such a payment, Guarantor shall immediately deliver the payment to Landlord for credit against the then outstanding balance of the Obligations, whether matured or unmatured. Notwithstanding anything in this Section 5 to the contrary, after an Event of Default has occurred and is outstanding, Guarantor may make cash contributions to Tenant.

5.3 Intentionally Omitted.

5.4 Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in the Premises (or any portion thereof), which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall immediately deliver the payment to Landlord for credit against the then outstanding balance of the Obligations, whether matured or unmatured.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

6.1 This Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or condition.

6.2 The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) materially contravene any applicable Legal Requirements, the organizational documents of Guarantor, if applicable, any order, writ, injunction, decree applicable to Guarantor, or any contractual restriction binding on Guarantor or any of its properties or assets; (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties or assets.

6.3 No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Guarantor of this Guaranty or any other instrument or agreement required hereunder.

6.4 There is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

6.5 Each Tenant is directly or indirectly owned and controlled by Guarantor.

6.6 Guarantor has derived or expects to derive financial and other advantages and benefits directly or indirectly, from the making of the Lease and the payment and performance of the Obligations. Guarantor hereby acknowledges that Landlord will be relying upon Guarantor’s guarantee, representations, warranties and covenants contained herein.

6.7 (i) All financial statements of Guarantor furnished by Guarantor to Landlord in connection with this Guaranty or the Lease are (a) true and correct, in all material respects, as of the applicable date or period provided therein; (b) do not omit to state any material fact or circumstance necessary to make the statements contained therein not misleading; and (c) fairly represent the financial condition of Guarantor as of the respective date thereof, and (ii) no material adverse change has occurred in the financial condition of Guarantor since the date of the most recent of such financial statements.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be in writing and shall be given as provided in the Lease, as follows or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7:

If to Guarantor:	If to Landlord:

c/o Equity Group Investments	Ventas Realty, Limited Partnership
Two North Riverside Plaza	c/o Ventas, Inc.
Suite 600	10350 Ormsby Park Place, Suite 300
Chicago, Illinois 60606	Louisville, Kentucky 40223
Attention: Jon Wasserman	Attention: Lease Administration
Chris Nilan	Telephone: (502) 357-9000
Fax No.: (312) 454-0335	Fax No.: (502) 357-9001

With a copy (which shall not constitute notice) to:	With a copy to:

McDermott Will & Emery LLP	Ventas Realty, Limited Partnership
227 West Monroe Street	353 N. Clark Street, Suite 3300
Chicago, Illinois 60606	Chicago, Illinois 60654
Attention: John M. Callahan	Attention: Legal Department
Ankur Gupta	Telephone: (312) 660-3800
Fax No.: (312) 276-4954	Fax No.: (312) 660-3850

With a copy (which shall not
constitute notice) to:

With a copy to:	Waller Lansden Dortch & Davis, LLP

Ardent Medical Services	511 Union Street, Suite 2700
Nashville, Tennessee 37219
One Burton Hills Blvd.	Attention: John D. Claybrook
Nashville, Tennessee 37215	Brian R. Browder
Attention: General Counsel	Telephone: (615) 244-6380
Fax No.: (615) 296-6384	Fax No.: (615) 244-6804

8. CONSENT TO JURISDICTION. Landlord, by acceptance of this Guaranty, and Guarantor, each hereby for themselves (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois with respect to any dispute arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, and (c) agrees to join the other in any petition for removal to either such court. Guarantor irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law.

9. CERTAIN ADDITIONAL COVENANTS.

9.1 Financial Deliveries. Guarantor shall provide Landlord with the reports listed and other information or documentation listed or otherwise described on Exhibit F of the Lease within the time frames described therein. All financial information provided shall be prepared in accordance with GAAP in all material respects, consistent with past practice and shall be submitted electronically in a form acceptable to Landlord. If Guarantor becomes subject to any reporting requirements of the Securities and Exchange Commission during the Lease Term, it shall concurrently deliver to Landlord such reports as are delivered pursuant to applicable securities laws. Upon the delivery of any financial information by or on behalf of Guarantor pursuant to this Section 9.1 from time to time during the Lease Term, Guarantor shall deliver to Landlord an Officer’s Certificate certifying to Landlord that the financial information delivered to Landlord is true and correct in all material respects, presents fairly in all material respects the results of operations of Guarantor for the respective periods covered thereby (and, with respect to quarterly financial information, subject to absence of footnotes, changes resulting from audit and normal year-end audit adjustments), and that there has been no material adverse change in the financial condition of Guarantor since the date of the then applicable financial information.

9.2 Disclosure. Guarantor agrees that any financial statements of Guarantor and, if applicable, its Consolidated Subsidiaries required to be delivered to Landlord may, without the prior consent of, or notice to, Guarantor, be included and disclosed, to the extent required by applicable law, regulation or stock exchange rule, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of Landlord’s (or the entities directly or indirectly controlling Landlord) securities or interests, and in any registration statement, report or other document permitted or required to be filed under applicable federal and state laws, including those of any successor to Landlord. Guarantor agrees to provide such other reasonable financial and other information necessary to facilitate a private placement or a public offering or to satisfy the SEC or regulatory disclosure requirements. Guarantor agrees to use commercially reasonable efforts to cause its independent auditors, at Landlord’s cost, to consent, in a timely manner, to the inclusion of their audit report issued with respect to such financial statements in any registration statement or other filing under federal and state laws and to provide the underwriters participating in any offering of securities or interests of Landlord (or the entities directly or indirectly controlling Landlord) with a standard accountant’s “comfort” letter with regard to the financial information of Guarantor and, if applicable, its Consolidated Subsidiaries included or incorporated by reference into any prospectus or other offering document.

9.3 Review Right. Upon the occurrence of an Event of Default, Landlord shall have the right, during normal business hours after five Business Days prior written notice to Guarantor, itself or through any attorney, accountant or other agent or representative retained by Landlord (“Landlord’s Representatives”), to examine and audit all financial and other records and pertinent corporate documents of Guarantor at the office of Guarantor or such other Person that maintains such records and documents and to make such copies or extracts thereof as Landlord or Landlord’s Representatives may request and Guarantor hereby agrees to reasonably cooperate with any such examination or audit; provided, however, Landlord shall not require or perform any act that would cause Guarantor or any of its Affiliates to violate any Legal Requirements, including those relating to employment records or that protect the privacy rights of Guarantor’s or its Affiliate’s employees or healthcare patients, or to disclose otherwise privileged information, including materials subject to attorney-client privilege and medical studies act/peer review privileges. The reasonable and documented third party out-of-pocket costs of such examination or audit shall be borne by Guarantor and shall be payable within 15 days of Landlord’s written demand therefor.

9.4 Assignment; Sale of Assets; Change in Control. Without the prior consent of Landlord, which consent may be withheld or granted in Landlord’s sole discretion, Guarantor shall not assign (whether directly or indirectly), in whole or in part, this Guaranty or any obligation hereunder or, through one or more step transactions or tiered transactions, do, or permit to be done, any activity, transaction or Transfer prohibited under Section 11.1 of the Lease. Notwithstanding anything to the contrary herein, in the event that a new guaranty is executed as contemplated in Section 11.3.7.10 of the Lease, the Guarantor hereunder shall be released from liability under this Guaranty as to all future liabilities and obligations arising or accruing with respect to the period after such date.

9.5 Payment Method; Default Interest. Guarantor shall make any payments due hereunder in immediately available funds by wire transfer to Landlord’s bank account as notified by Landlord, unless Landlord agrees to another method of payment of immediately available funds. If Guarantor does not pay an amount due hereunder on its due date, Guarantor shall pay, on demand, interest at the Agreed Rate on the amount due for a period ending on the full payment of such amount, including the day of repayment, whether before or after any judgment or award, to the extent permitted under applicable law.

9.6 Guarantor Commitment. Guarantor agrees that each member of the Senior Management of Guarantor and its direct or indirect affiliates, including any Manager that is an Affiliate, so long as such Person remains employed by Guarantor or any of its direct or indirect subsidiaries, shall devote all of their business time, attention and resources to the business and affairs of Guarantor and its direct and indirect subsidiaries, and shall not participate in or provide services to any other material business ventures.

10. FINANCIAL COVENANTS. Until the payment and performance in full of the Obligations, Guarantor shall maintain, (i) at a minimum, the Consolidated Guarantor Fixed Charge Coverage Ratio and (ii) the Consolidated Guarantor Leverage Ratio set forth on Schedule 1 attached hereto. The Consolidated Guarantor Fixed Charge Coverage Ratio and Consolidated Guarantor Leverage Ratio of Guarantor shall be measured as of the last day of each Quarter and evidence of the compliance by Guarantor of this Section 10, which evidence shall be certified as true and correct by Guarantor or, if applicable, Guarantor’s CFO (or equivalent), shall be submitted to Landlord concurrently with the delivery of the Quarterly financial statements required under Section 9.1 above. Guarantor hereby represents and warrants to Landlord that as of the date hereof, Guarantor’s Consolidated Guarantor Fixed Charge Coverage Ratio and Consolidated Guarantor Leverage Ratio equals or exceeds the Consolidated Guarantor

Fixed Charge Coverage Ratio and Consolidated Guarantor Leverage Ratio set forth on Schedule 1. Any failure to maintain the Consolidated Guarantor Fixed Charge Coverage Ratio or the Consolidated Guarantor Leverage Ratio, unless, as to the Consolidated Guarantor Leverage Ratio, such failure is cured within the timeframe and in the manner set forth in this Section 10 below, shall constitute an Event of Default under the Lease and under this Guaranty. Notwithstanding the foregoing, Guarantor shall have the rights set forth at Section 5.15.2 of the Lease to cure any defaults in this Section 10.

11. MISCELLANEOUS.

11.1 Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole in connection with an assignment of Landlord’s interest in the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns.

11.2 Guarantor promises to pay all costs of collection or enforcement incurred by Landlord in exercising any remedies provided for in the Lease or this Guaranty whether at law or in equity. If any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Guaranty, or to recover damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-prevailing party all attorneys’ fees and costs and expenses incurred by the prevailing party. As used herein, “attorneys’ fees” shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The term “attorneys’ fees” shall also include all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings.

11.3 Guarantor shall, from time to time within ten (10) Business Days after receipt of Landlord’s request, and in no event more than twice in any twelve (12) month period, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), and whether, to the knowledge of Guarantor, any default exists under the Lease or this Guaranty. Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises (or any portion thereof).

11.4 If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

11.5 The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its heirs, successors, legal representatives and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

11.6 Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

11.7 Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

11.8 The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

11.9 The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

11.10 This Guaranty may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one instrument. The signature page of any counterpart may be detached therefrom and reattached to any other counterpart to physically form a single document.

11.11 The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.

11.12 Guarantor hereby acknowledges and agrees to be bound by the restrictive covenants set forth in Exhibit G to the Lease.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

EGI-AM HOLDINGS, L.L.C.

By:
Name:
Its:

ARDENT LEGACY HOLDINGS, INC.
By:
Name:
Its:

ARDENT LEGACY ACQUISITIONS, INC.
By:
Name:
Its:

EXHIBIT A

CERTAIN DEFINED TERMS

As used in this Guaranty, the following terms shall have the meanings set forth below:

“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Lease Term” means the term of the Lease.

“Quarter” means a calendar quarter.

* * *

Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

SCHEDULE 1

Financial Covenants

Consolidated Guarantor Fixed Charge Coverage Ratio:

As of the last day of each Test Period, commencing with the Quarter ending December 31, 2015, Guarantor shall maintain a Consolidated Guarantor Fixed Charge Coverage Ratio of at least 1.10 to 1.0 for the first two Lease Years and at least 1.2 to 1.0 for each Lease Year thereafter.

Consolidated Guarantor Leverage Ratio:

Commencing with the Quarter ending December 31, 2015, Guarantor shall not permit the Consolidated Guarantor Leverage Ratio to be greater than 6.75 to 1.0 as of the last day of each Test Period. As used in this Schedule 1, the term “Test Period” shall mean each period of twelve (12) calendar months that ends on the last day of each Quarter following the Effective Date; provided, that, in the case of each of the first four Quarters ending after the Effective Date (or the first three Quarters ending after the Effective Date, if the Effective Date occurs on the first day of a Quarter), the term “Test Period” shall mean the period beginning on the Effective Date (after giving effect to the transactions occurring on the Effective Date) and ending on the last day of such Quarter; provided further that, Consolidated EBITDAR for the fiscal quarter ended September 30, 2014 shall be deemed $55,047,113, Consolidated EBITDAR for the fiscal quarter ended December 31, 2014 shall be deemed $75,978,434 and Consolidated EBITDAR for the fiscal quarter ended March 31, 2015 shall be deemed $63,876,164.

In any case in this Guaranty where a specified amount or measurement is required to be more or less than, or equal to or greater than, or equal to or less than, a specified other amount or measurement, such requirement may not be met through rounding.

EXHIBIT F

FINANCIAL MANAGEMENT AND REGULATORY REPORTS

Monthly Financial Reports: No later than 30 days after the end of each calendar month (but excluding those months where the quarterly financial reports are required), Guarantor shall deliver to Landlord, on a Facility-by-Facility basis and Market-by-Market basis, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Guarantor, including:

(a)

consolidated and consolidating balance sheet and statements of income as of the end of such month and year to date period, with comparisons to budget and prior year, with sufficient detail for the statements of income related to Tenants and non-Tenants;

(b)	consolidated (only) members’, partners’ or owners’ capital and cash flows for such month and year to date period, with comparison to prior year (cash flows only);

(c)

consolidated and consolidating statements of income (reflecting the calculation of Net Operating Income) for the trailing 12 months, in each case, ending at the end of the calendar month as to which such statement is being delivered, with sufficient detail for the statements of income related to Tenants and non-Tenants;

(d)	a narrative describing Guarantor performance towards the operating income budget for each market as of the end of such month and year to date period; and

(e)

an Officer’s Certificate (1) reporting in reasonable detail the occurrence during such month of any event that is reasonably likely to result in a material adverse effect on the ability of a Tenant to perform any material provision of this Lease, or the value, use or enjoyment of any of the Facilities or the operation thereof, and also certifying (2) that the foregoing financial statements are true and correct in all material respects and were prepared in accordance with GAAP, applied on a consistent basis, subject to absence of footnotes, changes resulting from audit and normal year-end audit adjustments.

Quarterly Financial Reports: No later than 45 days after the end of each calendar quarter, Guarantor shall deliver to Landlord, on a Facility-by-Facility basis and Market -by-Market basis, quarterly and year-to-date unaudited financial statements prepared for the applicable quarter with respect to Guarantor, including:

(a)

consolidated and consolidating balance sheet and statements of income as of the end of such quarter and year to date period, with comparisons to budget and prior year, with sufficient detail for the statements of income related to Tenants and non-Tenants;

(b)	consolidated (only) members’, partners’ or owners’ capital and cash flows for such quarter and year to date period, with comparison to prior year (cash flows only);

(c)

consolidated and consolidating statements of income (reflecting the calculation of Net Operating Income) for the trailing 12 months, in each case, ending at the end of the calendar quarter as to which such statement is being delivered, with sufficient detail for the statements of income related to Tenants and non-Tenants;

(d)	a narrative describing Guarantor performance towards the operating income budget for each market as of the end of such quarter and year to date period;

(e)

a statement setting forth in reasonable detail the calculation of and compliance with the Portfolio Coverage Ratio for the applicable Test Period, ending at the end of the Test Period as to which such statement is being delivered (if, however, the Test Period does not end on the same date as the fiscal quarter for which the other financial statements are being delivered under this Section, the calculations made in the statement described in this subsection (e) shall relate to the Test Period that ended closest in time to such fiscal quarter);

(f)	a rolling 12-month trend showing the calculation of net days in accounts receivable (by market and consolidated) and net days in accounts payable (by market and consolidated);

(g)

a breakdown of Patient Revenues and other revenues itemized by payor type and a reasonably detailed breakdown of patient census information by payor type for each market in which Facilities operate (collectively, “Census Information”);

(h)	a report of Capital Expenditures by Facility, including amounts spend on maintenance and a reasonable level of detail/description of the projects undertaken;

(i)

an Officer’s Certificate (1) reporting in reasonable detail the occurrence during such quarter of any event that is reasonably likely to result in a material adverse effect on the ability of a Tenant to perform any material provision of this Lease, or the value, use or enjoyment of any of the Facilities or the operation thereof, and also certifying (2) that the foregoing financial statements are true and correct and were prepared in accordance with GAAP, applied on a consistent basis, subject to absence of footnotes, changes resulting from audit and normal year-end audit adjustments; and

(j)

a statement setting forth in reasonable detail the calculation of and Guarantor’s compliance with, the Consolidated Guarantor Fixed Charge Coverage Ratio and Consolidated Guarantor Leverage Ratio, for the applicable Test Period, in each case, ending at the end of the Test Period as to which such statement is being delivered (if, however, the Test Period does not end on the same date as the fiscal quarter for which the other financial statements are being delivered under this Section, the calculations made in the statement described in this subsection (e) shall relate to the Test Period that ended closest in time to such fiscal quarter).

Notwithstanding the foregoing, no more than twice per calendar year, Guarantor, if working in good faith, is unable to produce the Monthly Financial Reports or Quarterly Financial Reports required by this Exhibit F, shall be given an additional 15 days to produce the reports to Landlord. In addition to the information set forth above, Tenant shall provide to Landlord such additional financial information as periodically and reasonably requested by Landlord and as reasonably agree to by Guarantor and provided that, upon such request, Landlord and Tenant mutually agree upon the timeframe in which Tenant has to produce the additional information.

Annual Financial Information: As soon as available, and in any event within 120 days after the close of each fiscal year of Guarantor, Guarantor shall deliver to Landlord, presented on a consolidated basis, financial statements prepared for such fiscal year with respect to Guarantor, including a balance sheet, statement of income and statement of cash flows as of the end of such fiscal year, together with related statements members’, partners’ or owners’ capital for such fiscal year, audited by an independent certified public accounting firm (of a National or Big 4 firm), whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP, applied on a consistent basis, and shall not be qualified as to the scope of the audit or as to the status of Guarantor as a going concern. As a supplement, Guarantor will provide a consolidating balance sheet and statement of income reconciling to such audited consolidated statements.

Regulatory Reports With Respect To Each Facility: Within five Business Days after Tenant’s receipt of any notice of an event that is, or is reasonably likely to result in, a Regulatory Event, Tenant shall provide Landlord with a copy of such notice. Within two (2) Business Days after Tenant’s submission of any voluntary self-disclosure or similar report to any Government Authority disclosing any actual or potential violation of Legal Requirements, Tenant shall deliver to Landlord copies of the same, so long as such delivery does not conflict with any legal obligations to any Government Authority.

Annual Budgets: At least 30 days prior to the commencement of each calendar year of Guarantor during the Term, Guarantor shall deliver to Landlord, at Guarantor’s expense, a Draft of the Annual Budget presented on a consolidated and consolidating as well as on a Facility-by-Facility basis and Market-by-Market basis for the ensuing fiscal year. No later than 45 days after the end of such calendar year, Guarantor will provide Landlord the final Annual Budget, with reasonable explanations of revisions from the Draft. Guarantor has previously delivered to Landlord the Annual Budget for calendar year 2015.

Annual Capital Expenditure Budget: No later than 45 days after the end of the calendar year during the Term, Guarantor shall deliver to Landlord, at Guarantor’s expense, a Capital Budget setting forth Guarantor’s reasonable estimate of the capital repairs, replacements and improvements to the Premises, and each Facility included therein, that Guarantor anticipates will be necessary in such calendar year to comply with the maintenance, repair and replacement obligations contained in this Lease.

Insurance Related Reports: Tenant shall provide Landlord with copies of property loss reports when prepared by its insurance carrier or outside consultant within 10 days following Tenant’s receipt of such property loss report, and Tenant shall provide Landlord with Tenant’s response and position with respect to any and all recommendations included therein within 30 days.

Audit and Other Investigation Rights: Upon the occurrence of an Event of Default Landlord shall have the right, from time to time, at Tenant’s expense for reasonable and documented third party out-of-pocket expenses incurred, to audit, and/or prepare or perform such appraisals or other operational, accounting or financial reviews, abstracts, reports and other investigations as Landlord chooses of or relating to, the books, records and accounts of Tenant and its Affiliates and/or relative to any Facility(ies) designated by Landlord from time to time (all of the foregoing activities, “Investigations”), provided, however, that, (a) Landlord shall give Tenant not less than five Business Days advance written notice of the commencement of any Investigation and (b) Landlord shall not require or perform any act that would cause Tenant or any of its Affiliates to violate any Legal Requirements, including those relating to employment records or that protect the privacy rights of Tenant’s employees or healthcare patients, or to disclose otherwise privileged information, including materials subject to attorney-client privilege and medical studies act/peer review privileges. Any such Investigation instituted by Landlord shall commence on such date as Landlord specifies, subject to any advance notice requirement set forth above. Landlord’s Investigations shall be conducted by Landlord through agents, employees, representatives or designees of its choosing, and Tenant shall reasonably cooperate (and shall cause its independent accountants and other financial advisors to reasonably cooperate) with all Investigations. Landlord shall consult with Tenant in good faith so as to ensure that Investigations are conducted in a manner that does not interfere with Tenant’s business operations or the business operations relative to any affected Facility(ies). Unless otherwise agreed in writing by Tenant, Investigations shall occur during normal business hours. Landlord’s Investigations may include performing audits of, or other operational, accounting or financial reviews or reports relating to, the Consolidated EBITDAR attributable to and/or the Net Operating Income of a particular Facility(ies) for a particular period(s) and the terms and conditions of contracts with Tenant’s Affiliates and/or other Persons for the provision of particular goods and services to a particular Facility(ies).

Defined Terms: When used in this Exhibit F, the following terms shall have the respective meanings set forth below and include the plural as well as the singular and all shall be computed consistent with GAAP:

“Annual Budget” shall mean Guarantor’s projection of Guarantor’s Operating Revenue and Operating Expenses for the coming calendar year in a format and containing such information as is reasonably consistent with the previously provided 2015 budget in the format set forth in the PowerPoint presentation made to Ardent’s Board.

“Net Operating Income ” shall mean, for any period, the amount by which Operating Revenue for such period exceeds Operating Expenses for such period.

“ Operating Expenses” shall mean, with respect of all of the Facilities or a Facility, as the case may be, and without duplication, all costs and expenses incurred by Tenant or any subtenant or licensee of Tenant, determined on an accrual basis, relating to the operation, maintenance, repair, use and management of the applicable Facility or Facilities, including utilities, repairs and maintenance, insurance, Real Property Taxes, advertising expenses, payroll and related taxes, equipment lease payments and actual management fees, but excluding (a) Minimum Rent or any rent or license fee paid by any subtenant or licensee, (b) depreciation, amortization and other non-cash expenses of the applicable Facility or Facilities; provided, however, that such costs and expenses shall be subject to reasonable adjustment by Landlord to normalize such costs and expenses, and (c) capital expenditures.

“Operating Revenue” shall mean all revenue derived from the operation of all of the Facilities or a Facility, as the case may be, and received by Tenant and its subtenants and licensees from whatever source, determined on an accrual basis adjusted for an allowance for doubtful accounts in a manner consistent with historical net realizable value, but excluding (a) sales, use and occupancy or other taxes on receipts required to be accounted for by Tenant or its subtenants or licensees to any Governmental Authority, (b) non-recurring revenues as reasonably determined in good faith by Tenant, subject to Landlord’s approval, which will not be unreasonably withheld, conditioned or delayed (e.g., proceeds from a sale of assets or refinancing), (c) Property Loss Insurance Proceeds and Awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the Facility or Facilities in question), (d) any proceeds from the permitted sale or refinancing of any Facility or recapitalization of the applicable Tenant(s), and (e) any rent or license fee received by Tenant from any subtenant or licensee.

“Patient Revenues” shall mean revenues generated from the sale of goods or services at or through a Facility, whether by Tenant or any subtenant or licensee of Tenant, or any other party, which revenues are primarily derived from services provided to patients, including revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed or goods sold at such Facility, but excluding revenues received by Tenant as rent or other consideration from the permitted assignment of this Lease or any part thereof or a permitted sublease of any Facility or any part thereof.

EXHIBIT G

RESTRICTIVE COVENANTS

1. Noncompetition. For a period commencing on the Effective Date and expiring on the expiration or termination of this Lease (the “Restricted Period”), Tenant, Guarantor and each of their respective Affiliates (collectively, the “Restricted Parties”) shall not, either directly or indirectly (formally or informally) without the prior written consent of Landlord: (a) own, develop, lease, operate, finance, manage, or invest in, control, conduct, or engage in any Competing Facility (as hereinafter defined); (b) participate in the ownership, development, leasing, operation, financing, management or control of, or the investment in, any Competing Facility; (c) act as an officer, director, member, employee, principal, agent, representative, consultant, investor, owner, developer, partner, manager or joint venturer in or with respect to any Competing Facility; or (d) permit his, her or its name to be used by, or in connection with, any Competing Facility. During the period commencing on the Effective Date and expiring on the expiration or termination of this Lease, the Restricted Parties shall not, either directly or indirectly (formally or informally): (a) own, develop, lease, operate, finance, manage, invest in, control, conduct, or engage in any business that is not a Competing Facility without complying with the terms and provisions of the Right of First Offer/Refusal Agreement to the extent applicable. Notwithstanding the preceding, with respect to a Restricted Party’s engaging in any of the foregoing activities with respect to a Competing Facility that is a freestanding diagnostic imaging center or free-standing emergency department, Landlord’s consent shall not be unreasonably delayed or withheld following the Restricted Party’s presentation of information that such Competing Facility is intended to enhance a Facility’s business and not to reduce or diminish the operations of a Facility.

2. Competing Facility. For purposes of this Lease, a “Competing Facility” shall mean: a medical surgical hospital or psychiatric hospital, birthing center or women’s hospital, specialty hospital, ambulatory surgery center, freestanding diagnostic imaging center or free-standing emergency department that (a) competes in any direct or indirect way with any Protected Facility, (b) is located within a 35-mile radius of any protected Facility (the “Protected Area”), and (c) is not a Facility. As used herein, a “Protected Facility’ is any Facility that is demised under this Lease or any other lease between Landlord and any of its Affiliates and Tenant or Guarantor or any other Restricted Party. For purposes of this Section 2, any hospital or other healthcare facility described above that is located outside of the Protected Area will nevertheless be deemed to be a Competing Facility under the following circumstances if such healthcare facility shares its operating license or other Authorization required for the facility’s business operation with a Competing Facility. Notwithstanding anything to the contrary, any Competing Facility owned by a Restricted Party or that the Restricted Party is in the process of acquiring as set forth in Attachment A to this Exhibit G, shall not be deemed a Competing Facility.

3. Landlord Employees. During the Restricted Period, no Restricted Party shall (a) engage, hire or otherwise employ any Vice President or more senior employee of Landlord or any Affiliate of Landlord (collectively, “Landlord Employees”); or (b) hire or offer employment to any former Landlord Employee within 180 days following termination of such employment with Landlord or any Affiliate of Landlord, as applicable, or (c) except for

G-1

medically appropriate reasons, recommend or solicit the removal or transfer of any patient from any Protected Facility to any other hospital or actively divert actual patients of the Business conducted at any Protected Facility to any other facilities owned or operated by a Restricted Party or from which they receive any type of referral fees or other compensation for transfers.

4. Rights and Remedies Upon Breach. If any Restricted Party breaches, or threatens to commit a breach of, any of the provisions of this Exhibit G (the “Restrictive Covenants”), then Landlord or the applicable Affiliate of Landlord shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction without the necessity of posting bond, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Landlord or the applicable Affiliate of Landlord and that money damages would not provide an adequate remedy to Landlord or its Affiliates, which right and remedy is in addition to, and not in lieu of, any other rights and remedies available to Landlord or the applicable Affiliate of Landlord under law or in equity.

5. Severability of Covenants. The Restricted Parties acknowledge and agree that the Restrictive Covenants are reasonable, necessary and valid in duration and geographical scope and in all other respects. However, if any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because it is too broad in scope to permit enforcement to its fullest extent, then such court is authorized to modify such covenants to permit enforcement to the fullest extent permitted by law and Tenant and Landlord agree to be bound by the terms of such modified covenant. Alternatively, if such court finds that any provision contained in this Lease is unenforceable, and such provision cannot be amended so as to make it enforceable, such finding shall not affect the validity and enforceability of any of the other provisions contained in the Restrictive Covenants and the remainder of the Restrictive Covenants shall not be affected thereby and shall be given full effect without regard to the invalid portions.

G-2

ATTACHMENT A TO EXHIBIT G

Hillcrest Henryetta Hospital

2401 W Main Street

Henryetta, OK 74437

Hillcrest Cushing Hospital

1027 E Cherry Street

Cushing, OK 74023

Tulsa Spine & Specialty Hospital

6901 S Olympia Avenue

Tulsa, OK 74132

Physician Surgical Hospital in Amarillo

a.	Quail Creek Surgical Hospital- 6819 Plum Creek, Amarillo, TX

b.	Panhandle Surgical Hospital- 7100 SW 9th Avenue, Amarillo, TX

Amarillo Surgery and Endoscopy

1 Care Circle

Amarillo, TX

Advanced Diagnostic Imaging in Amarillo

7010 SW 9th Avenue

Amarillo, TX

ER on Soncy in Amarillo

3530 Soncy Road

Amarillo, TX

Free Standing ER south of Albuquerque, Los Lumas, NM

Open Air MRI (a d/b/a of Advanced Imaging Centers)

7400 Wallace Blvd

Amarillo, TX 79106

EXHIBIT H

COMBINATION OF LEASES AND NEW LEASES; TENANT’S PROPORTIONATE

SHARES

1. Combination of Properties. If Landlord and Tenant desire to combine this Lease with one or more properties (“Additional Properties”) under a Combination Lease, Landlord and Tenant shall execute an amendment to this Lease pursuant to which (a) if this Lease is the Surviving Lease, the Additional Properties covered by the Combination Lease are added as Facilities under this Lease and otherwise merged into this Lease or (b) if the Combination Lease is the Surviving Lease, the Facilities covered by this Lease are added as Facilities under the Combination Lease and otherwise merged into the Combination Lease, in each case subject to the following terms and conditions:

1.1. Surviving Lease. References in this Lease to the “Surviving Lease” shall mean and refer to whichever of this Lease or the Combination Lease is chosen by Landlord and Tenant to be the Surviving Lease.

1.2. Additional Properties. If this Lease is the Surviving Lease, effective as of the date specified in Section 2.1 of this Exhibit H (the “Surviving Lease Date”), this Lease shall be deemed to be amended as follows:

1.2.1. The Additional Properties shall be included as Facilities under this Lease and the appropriate exhibits to this Lease shall be amended to add the addresses and legal descriptions of such Additional Properties;

1.2.2. Minimum Rent under this Lease shall be the combination of the respective amounts of the Minimum Rent under this Lease and the Combination Lease;

1.2.3. Any rental escalations that are to be made with respect to the Facilities under this Lease shall also be made with respect to the Additional Properties as if such Additional Properties had been Facilities under this Lease since the beginning of the Term;

1.2.4. Schedule 1 and the Tenant’s Proportionate Shares shall be amended as provided in Section 4.2 of this Exhibit H;

1.2.5. Tenant under this Lease shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under the Combination Lease, insofar as they relate to the Additional Properties, that were not paid, performed and satisfied in full prior to the Surviving Lease Date; and

1.2.6. The Additional Properties shall otherwise be incorporated into this Lease as Facilities included under this Lease.

2. Combination Lease. If this Lease is not the Surviving Lease, effective as of the Surviving Lease Date, this Lease shall be amended as necessary (a) to incorporate into the Combination Lease as Facilities thereunder the Facilities covered by this Lease and (b) otherwise to comply with the requirements of the Combination Lease. Landlord and Tenant acknowledge and agree that the amendment referenced in this Section 2 of this Exhibit H shall not result in Landlord or Tenant being released from any duties, liabilities or obligations that had accrued under this Lease through the Surviving Lease Date.

2.1. Surviving Lease Date. In the case of any combination of leases pursuant to this Section 2.1 of this Exhibit H, such combination shall be effective on the date that is the earlier of (a) the date the required amendments to this Lease and the Combination Lease are fully executed and delivered by the parties thereto or (b) the date mutually agreed by Landlord and Tenant.

2.2. Additional Actions. Landlord and each Tenant shall take such actions and execute and deliver such documents, including required amendments to this Lease and the Combination Lease, as are reasonably necessary and appropriate to effectuate fully the provisions and intent of Section 15.1 and Section 1 of this Exhibit H and, in the event any ambiguity, or actual or apparent conflict in the terms or provisions of this Lease and the Combination Lease, arises on account of any combination of leases pursuant to Section 1 of this Exhibit H, such ambiguity or conflict shall be resolved by Landlord and Tenant, in their reasonable discretion.

3. New Lease. If Landlord and Tenant agree to separate from this Lease one or more Transferred Facilities and move them to a New Lease, Landlord and Tenant shall execute such New Lease and an amendment to this Lease, pursuant to the following terms:

3.1. New Lease Terms. Landlord and Tenant shall execute a New Lease for such Transferred Facilities, effective as of the date specified in Section 3.3 of this Exhibit H (the “Property Transfer Date”), in the same form and substance as this Lease, but with the following changes thereto:

3.1.1. Minimum Rent. The initial Minimum Rent for such Transferred Facilities shall be an amount of Allocated Facility Rent for the Transferred Facilities immediately prior to the Property Transfer Date (based upon the Tenant’s Proportionate Shares of such Transferred Facilities and as described in Section 4 of this Exhibit H). Any rental escalations required under this Lease shall be made under the New Lease on the same date and in the same manner as is required under this Lease, in the full amount required as if such Transferred Facilities had been under the New Lease for a full year, notwithstanding that the period from the Property Transfer Date to the rent escalation date may be less than one full year.

3.1.2. Tenant’s Proportionate Shares. The Tenant’s Proportionate Shares for the Transferred Facilities shall be determined as provided in Section 4.3 of this Exhibit H.

3.1.3. Liabilities and Obligations. The New Lease shall provide that each Tenant thereunder shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Transferred Facilities subject to the New Lease, that were not paid, performed and satisfied in full prior to the Property Transfer Date (and Tenant under this Lease shall also be responsible for the payment, performance and satisfaction of the aforesaid duties, obligations and liabilities not paid, performed and satisfied in full prior to the Property Transfer Date), and shall further provide that the Tenant thereunder shall not be responsible for the payment, performance or satisfaction of any duties, obligations and liabilities of Tenant under this Lease arising after the Property Transfer Date.

3.1.4. Deletion of Provisions. At the election of Landlord, any one or more of the provisions of the New Lease pertaining to the REIT Requirements of any REIT Affiliate shall be deleted.

3.1.5. Security Deposit; Escrow Deposits; Capital Expenditures Records. Such New Lease shall contain a security deposit and escrow and Capital Expenditures records in the same manner or fashion as described in this Lease. Such amounts under the New Lease shall initially be funded by Landlord from the security deposit or escrow deposit, if applicable, held by Landlord and from the Capital Expenditures Records credited to Tenant, with all of such amounts under the New Lease to be equal to such amounts, as determined by Landlord, in its reasonable discretion, as are held by Landlord under this Lease with respect to the Transferred Facilities immediately prior to the Property Transfer Date.

3.1.6. Guaranties. Such New Lease shall be guaranteed in the same manner or fashion as this Lease. Accordingly, contemporaneously with the execution and delivery of the New Lease, Tenant shall cause each Guarantor to execute and deliver to Landlord a Lease Guaranty in the same form and substance with respect to the New Lease and the duties, liabilities and other obligations of Tenant under such New Lease as such Guarantor’s Lease Guaranty with respect to this Lease and the duties, liabilities and other obligations of Tenant under this Lease.

3.2. Amendments to this Lease. Upon execution of such New Lease, and effective as of the Property Transfer Date, this Lease shall be deemed to be amended to provide that (a) the Transferred Facilities shall be excluded from the Facilities hereunder, (b) Minimum Rent hereunder shall be reduced by the amount of Allocated Facility Rent for the Transferred Facilities (based upon the Tenant’s Proportionate Shares of such Transferred Facilities and as described in Section 4 of this Exhibit H) and (c) Schedule 1 of this Lease shall be amended as provided in Section 4.3 of this Exhibit H. Such amendments shall occur automatically and without the necessity of any further action by Landlord or Tenant, but, at Landlord’s election, the same shall be reflected in a formal amendment to this Lease, which amendment shall be promptly executed by Tenant.

3.3. Effective Date. Any New Lease shall be effective on the date the New Lease is fully executed and delivered by the parties thereto.

3.4. Other Undertakings. Landlord and Tenant shall take such actions and execute and deliver such documents, including the New Lease and, if requested by the other party, an amendment to this Lease, as are reasonably necessary and appropriate to effect fully the provisions and intent of this Section 3 of this Exhibit H, and Landlord and Tenant shall execute and deliver an amendment of this Lease in accordance with Section 3.2 of this Exhibit H.

3.5. Renewal Rights under this Lease and Other Leases. Notwithstanding anything to the contrary contained in Section 3 of this Lease, this Exhibit H or elsewhere in this Lease, Landlord and Tenant acknowledge and agree that (a) any purported Renewal Notice sent by it under this Lease shall be void and of no force or effect unless, simultaneously with the issuance of any such Renewal Notice, the tenant under each of the Other Leases that is coterminous with this Lease and that remains in effect, also issues a Renewal Notice (as such term may be defined in such Other Leases) with respect to the property(ies) to which each such Other Lease applies and (b) if the tenant under any such Other Lease is for any reason precluded by the terms of such Other Lease from exercising its renewal rights thereunder (e.g., due to the existence of an Event of Default under such Other Lease), Tenant shall be precluded from exercising its renewal rights under this Lease.

4. New Tenant’s Proportionate Shares. As of the Effective Date, Schedule 1 includes, with respect to each Tenant and each Facility, each Tenant’s Proportionate Share, expressed as a percentage (to two decimal places), represents each Tenant’s allocable share of the Minimum Rent obligations in this Lease and is subject to adjustment as follows:

4.1. Deletion of a Facility(ies) pursuant to Section 8.2.10. In the event a Facility or Facilities are removed from this Lease as provided in Section 8.2.10, Schedule 1 to this Lease shall be revised to remove the allocations of Minimum Rent and the Tenant’s Proportionate Share(s) for the Deleted Facility or Facilities, and to recalculate the Tenant’s Proportionate Shares applicable to the remaining Facilities set forth on such Schedule 1 so that each Tenant of a remaining Facility shall have a Tenant’s Proportionate Share equal to the percentage that the Tenant’s Proportionate Share for the Facility(ies) operated by such Tenant prior to such revision of Schedule 1 comprises of the aggregate Tenant’s Proportionate Shares, prior to such revision of Schedule 1, for all of the Facilities remaining under this Lease such that the aggregate of all of such recalculated Tenant’s Proportionate Shares equals 100%.

4.2. Combination of Leases pursuant to Section 15.1 and Exhibit H. In the event this Lease is combined with a Combination Lease as provided in Section 15.1 and this Lease is the Surviving Lease, Schedule 1 to this Lease shall be amended so as to add thereto the Tenant’s Proportionate Share(s) relative to the Tenant(s) under the Combination Lease that was/were previously included in Schedule 1 to the Combination Lease, and the Tenant’s Proportionate Share(s) of the Tenant(s) included in this Lease (including the additional Tenant(s) from the Combination Lease) shall be recalculated so that each such Tenant shall have a Tenant’s Proportionate Share equal to the percentage that the Minimum Rent allocable to the Facility(ies) operated by such Tenant (which allocable portion of Minimum Rent shall remain equal to the share of Minimum Rent that was allocated to such Facility(ies) under this Lease or the Combination Lease, as applicable, prior to the combination of such leases pursuant to such Section 15.1 and Exhibit H) comprises of the aggregate Minimum Rent for all Facilities included in this Lease (including the Additional Properties) and so that the aggregate of all Tenant’s Proportionate Shares equals 100%.

4.3. New Lease pursuant to Section 15.1 and Exhibit H. In the event a New Lease is entered into pursuant to Section 15.1 and Exhibit H:

4.3.1. Such New Lease shall include a schedule comparable to Schedule 1 of this Lease, and such schedule shall include therein a Tenant’s Proportionate Share for each Facility located on the Transferred Facilities covered by the New Lease equal to the percentage that the Minimum Rent allocable to such Facility under the New Lease comprises of the aggregate Minimum Rent for all Facilities located on all of the Transferred Facilities under such New Lease (and the aggregate of all such Tenant’s Proportionate Shares under such New Lease shall equal 100%); and

4.3.2. Upon the execution of such New Lease, and effective as of the Property Transfer Date, Schedule 1 of this Lease shall be deemed amended so as to remove the Tenant’s Proportionate Shares for the Transferred Facilities, and the Tenant’s Proportionate Shares for the Facilities remaining under this Lease shall be recalculated so that each such Facility shall have a Tenant’s Proportionate Share equal to the percentage that the Minimum Rent for such Facility comprises of the aggregate Minimum Rent for all Facilities remaining under this Lease, and so that the aggregate of all Tenant’s Proportionate Shares remaining under this Lease equals 100%. Such amendments shall occur automatically and without the necessity of any further action by Landlord or Tenant, but, at Landlord’s or Tenant’s election, the same shall be reflected in a formal amendment to this Lease, which amendment shall be promptly executed by Landlord and Tenant.

EXHIBIT I

SPECIAL PURPOSE ENTITY REQUIREMENTS

Tenant hereby covenants, as of the date hereof and until the expiration or earlier termination of this Lease, that each Tenant:

(1) other than pursuant to the terms of this Lease, does not presently guarantee and will not guarantee, has not presently pledged and will not pledge its assets as security for, and is not presently and will not otherwise become liable on or in connection with, any obligation of any other Person (excluding any other Ardent Party);

(2) does not own and will not own any asset other than (a) its leasehold interest in the Premises applicable to such Tenant, (b) incidental personal property necessary for the operation of such Premises, and (c) equity interests of subsidiaries reasonably necessary in connection with directly or indirectly employing physicians;

(3) is not engaged and will not engage, either directly or indirectly, in any material business other than the ownership, management and operation of the aforesaid Premises and business related thereto;

(4) other than loans to employees or any other Ardent Party, has not presently made and will not make any loans or advances to any Person (including any Affiliate) other than in the ordinary course of business in connection with the recruitment of any physician;

(5) will conduct and operate the Business in its own name and each Facility for the applicable Primary Intended Use and for ancillary services relating thereto;

(6) will maintain financial statements, books and records separate from those of its Affiliates; provided, however, that such Tenant may be included in consolidated financial statements of another Person, provided that such consolidated financial statements contain a note indicating that such Tenant is a separate legal entity;

(7) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate);

(8) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require Guarantor or any direct or indirect beneficial owner of Tenant to fund equity into Tenant;

(9) will not commingle the funds and other assets of Tenant with those of any Person (other than any other Ardent Party);

(10) is presently maintaining and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Person (other than any other Ardent Party);

J-1

(11) does not and will not hold itself out to be responsible for the debts or obligations of any other Person (other than an Affiliate of Tenant or Guarantor);

(12) will not hold title to such Tenant’s assets other than in such Tenant’s name;

(13) will correct any known misunderstanding regarding its separate identity and existence;

(14) will participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for Facilities, goods or services provided to multiple entities; and

(15) will not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consenting to, reorganization or relief under any applicable Legal Requirements relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Tenant or a substantial part of such Tenant’s property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any of the foregoing.

Notwithstanding anything herein to the contrary, each Tenant may, from time to time, (a) make lawful distributions in accordance with applicable Legal Requirements or loans on an arm’s length basis to its Affiliates subject to the provisions of Item (8) above, or (b) obtain loans on an arm’s-length basis or lawful capital contributions in accordance with applicable Legal Requirements from its Affiliates to the extent necessary to satisfy its obligations as they become due; provided, however, that all such transactions are accurately reflected in the books and records of such Tenant and each of its applicable Affiliates and are otherwise permitted under this Lease.

J-2

EXHIBIT J

TENANT ORGANIZATIONAL CHART

J-1

Ardent Medical Services, Inc. – Final OpCo Structure

EGI-AM Investments, L.L.C.
Management
Ardent Medical Services, Inc. (DE)
EGI-AM Holdings, LLC
[4.9]%
ALH Holdings, LLC
Corporation
Disregarded Entity
Partnership
* Minority ownership is not shown.
Ardent Legacy Holdings, Inc.
[5.2576]%
Ardent Legacy Acquisitions, Inc.
Third Party Debt
AHS Legacy Operations, LLC (DE)
AHS Leasing Company, LLC (DE)
AHS Newco 15, LLC (DE)
AHS Newco 16, Inc. (DE)
AHS Newco, 17 LLC (DE)
AHS Newco, 18 LLC (DE)
AHS Newco 19, Inc. (DE)
AHS Management Company, Inc.
AHS Pharmacy Management Services, LLC (DE)
AHS New Mexico Holdings, Inc. (NM)
AHS Albuquerque Holdings, LLC (NM)
Lovelace Health System, Inc. (NM)
Southwest Medical Associates, LLC (NM)
LHS Services, Inc. (NM)
Lovelace IP, LLC (NM)
AHS Hillcrest Healthcare Systems, LLC (DE)
AHS Louisiana Hospitals, Inc. (DE)
AHS Louisiana Holdings, Inc. (DE)
1%
99%
AHS Summit Hospital, LLC (DE)
AHS Amarillo Health System, LLC (DE)
AHS Claremore Regional Hospital, LLC (DE)
AHS Cushing Hospital, LLC (DE)
AHS Henryetta Hospital, LLC (DE)
AHS Hillcrest Medical Center, LLC (DE)
AHS Management Services of Oklahoma, LLC (DE)
AHS Oklahoma Cardiology ACE, LLC (DE)
AHS Oklahoma Heart, LLC (DE)
AHS Oklahoma Orthopedic ACE, LLC (DE)
AHS Oklahoma Physician Group, LLC (DE)
AHS Southcrest Hospital, LLC (DE)
AHS Tulsa Regional Medical Center, LLC (DE)
AHS Tulsa Holdings, LLC (DE)
Bailey Medical Center, LLC (DE)
51 %
Tulsa Spine and Specialty Hospital, LLC (OK)
RV Properties (DE)
33.33%
48.05%
Heck and Mourning JV (OK)
BSA Health System of Amarillo, LLC (TX)
BSA Physician Holding Company, LLC (TX)
BSA Health System Holdings, LLC (TX)
BSA Hospital, LLC (TX)
BSA Physicians Group, Inc. Texas 501(a)
BSA Harrington Physicians, Inc. Texas 501(a)
BSA Amarillo Diagnostic Clinic, Inc. Texas 501(a)
BSA Amarillo Surgery & Endoscopy GP, LLC
BSA Health System Management, LLC
66 2/3%
Panhandle Nuclear Rx Ltd.*
51%
Advanced Imaging Centers of Amarillo, LLP*
50%
FMC Services LLC*
62%
Physician Surgical Hospitals, LLC*
82%
Physician Surgical Real Estate, LLC*
1% GP
50%
Amarillo Surgery and Endoscopy

Project Aces

July 29, 2015

SCHEDULE 1

FACILITY INFORMATION: BUSINESS, BEDS, ETC.

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
BSA Hospital, LLC	BAPTIST ST ANTHONY’S HOSPITAL, BSA Data Center, HCC Central Plan, BSA Sleep Disorder Clinic	1600 Wallace Boulevard	Amarillo	TX	R-001-0750- 1655.0, R-001- 0750-1650.0	BSA	BSA	Acute care hospital	General medical surgical hospital	445

BSA Hospital, LLC	HARRINGTON CANCER CTR - MAIN	1500 Wallace Boulevard	Amarillo	TX	R-001-0750- 1660.0	BSA	BSA	Hospital-based outpatient oncology	n/a	n/a

BSA Hospital, LLC	Harrington Cancer Center	1300 Wallace Boulevard	Amarillo	TX	R-001-0750- 0410.0	BSA	BSA	Health care goods and services	n/a	n/a

BSA Hospital, LLC	Harrington Breast Center (CBC Campus)	1310 Wallace Boulevard	Amarillo	TX	R-001-0750- 0410.0	BSA	BSA	Health care goods and services	n/a	n/a	32.09%

BSA Hospital, LLC	n/a	0 Southwest 9th Avenue	Amarillo	TX	R-044-9222- 0200.0	BSA	BSA	land	n/a	n/a

BSA Hospital, LLC	n/a	Southwest 9th Avenue	Amarillo	TX	R-370-0250- 3010.0	BSA	BSA	land	n/a	n/a

BSA Hospital, LLC	n/a	7010 Southwest 9th Avenue	Amarillo	TX	R-044-9222- 0260.0	BSA	BSA	Health care goods and services	n/a	n/a

BSA Hospital, LLC	Outpatient Therapy Services	5111 Canyon Drive	Amarillo	TX	R-073-0550- 0155.0, R-073- 0550-0156.0	BSA	BSA	Health care goods and services	n/a	n/a

BSA Hospital, LLC	Outpatient Therapy Services Parking Lot	5113 Canyon Drive	Amarillo	TX	R-073-0550- 0130.0	BSA	BSA	Health care goods and services	n/a	n/a

Sched. 1 - 1

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
BSA Hospital, LLC	Danvers Office	3310 Danvers Drive	Amarillo	TX	R-001-1800- 8917.0	BSA	BSA	General office	n/a	n/a

BSA Hospital, LLC	BSA Hospital, LLC/BSA Inpatient Hospice	606 North Tyler	Amarillo	TX	R-031-0500- 7955.0	BSA	BSA	Health care goods and services	n/a	n/a

BSA Hospital, LLC	Wickes	8217 West Amarillo Boulevard	Amarillo	TX	R-005-7540- 1745.0	BSA	BSA	Storage/General office	n/a	n/a

AHS Hillcrest Medical Center, LLC	HILLCREST MEDICAL CENTER	1120 South Utica Avenue	Tulsa	OK	14825-93-07- 04670, 14825- 93-07-04550	Hillcrest	Hillcrest Main	Acute care hospital	General medical surgical hospital	590

AHS Hillcrest Medical Center, LLC	Kaiser Rehabilitation Center	1125 South Trenton	Tulsa	OK	14825-93-07- 04550	Hillcrest	Hillcrest Main	Health care goods and services	n/a	n/a

AHS Hillcrest Medical Center, LLC	Tulsa Center for Renal Care	1124 South St Louis Avenue	Tulsa	OK	14825-93-07- 04970	Hillcrest	Hillcrest Main	Health care goods and services	n/a	n/a	17.03%

AHS Tulsa Holdings, LLC	Hillcrest Child Development Center	1121 South Victor Avenue South	Tulsa	OK	32725-93-07- 14680	Hillcrest	Hillcrest Main	Health care goods and services	n/a	n/a

AHS Hillcrest Medical Center, LLC	n/a	1808 East 11th Street South	Tulsa	OK	32725-93-07- 14440	Hillcrest	Hillcrest Main	General office	n/a	n/a

Sched. 1 - 2

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
AHS Hillcrest Medical Center, LLC	n/a	1919 East 8th Street	Tulsa	OK	07375-93-06- 02775	Hillcrest	Hillcrest Main	General office	n/a	n/a

AHS Hillcrest Medical Center, LLC	n/a	1135 South Victor Avenue East	Tulsa	OK	32725-93-07- 14650	Hillcrest	Hillcrest Main	General office	n/a	n/a

AHS Hillcrest Medical Center, LLC	n/a	1137 South Victor	Tulsa	OK	725-93-07-14640	Hillcrest	Hillcrest Main	General office	n/a	n/a

RV Properties , LLC	n/a	1533 East 11th Street	Tulsa	OK	31175-93-06- 20540	Hillcrest	Hillcrest Main	Land	n/a	n/a

RV Properties , LLC	n/a	1545 East 11th Street	Tulsa	OK	31175-93-06- 20520	Hillcrest	Hillcrest Main	Land	n/a	n/a

1734 East
AHS Tulsa Holdings, LLC	Data Processing Center	11th Street South a/k/a 1732 E. 11th Street	Tulsa	OK	32725-93-07- 14500, 32725- 93-07-14490	Hillcrest	Hillcrest Main	General office	n/a	n/a

AHS Hillcrest Medical Center, LLC	AHS Hillcrest Medical Center, LLC/Land Only - OU Family Medicine Center - on schedule for GL only	1111 South St. Louis Avenue	Tulsa	OK	14825-93-07- 04610	Hillcrest	Hillcrest Main	Medical office building	n/a	n/a

Sched. 1 - 3

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
AHS Tulsa Holdings, LLC	Parking Lot (On market to sell ($275,000) “Rolled on their books under the main campus.”-GL Only	1415 South Utica Ave	Tulsa	OK	42125-93-07- 21240	Hillcrest	Hillcrest Main	Parking	n/a	n/a

RV Properties , LLC	Vacant land - GL Only	1017 South Saint Louis Ave	Tulsa	OK	31175-93-06- 20570	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1020 South Troost Ave	Tulsa	OK	31175-93-06- 20340	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Parking Lot-GL Only	1101 South Utica Ave	Tulsa	OK	32750-93-07- 14810	Hillcrest	Hillcrest Main	Parking	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1115 South Victor Ave	Tulsa	OK	32725-93-07- 14700	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Parking Lot-GL Only	1118 South Victor Ave	Tulsa	OK	32725-93-07- 14520	Hillcrest	Hillcrest Main	Parking	n/a	n/a

AHS Tulsa Holdings, LLC	Parking Lot-GL Only	1121 South Utica Ave	Tulsa	OK	32750-93-07- 14860	Hillcrest	Hillcrest Main	Parking	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1125 South Victor Ave	Tulsa	OK	32725-93-07- 14670	Hillcrest	Hillcrest Main	Land	n/a	n/a

Sched. 1 - 4

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1131 South Victor Ave	Tulsa	OK	32725-93-07- 14660	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1143 South Victor Ave	Tulsa	OK	32725-93-07- 14620	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1145 South Victor Ave	Tulsa	OK	32725-93-07- 14630	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1149 South Victor Ave	Tulsa	OK	32725-93-07- 14600	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1150 South Victor Ave	Tulsa	OK	32725-93-07- 14590	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1152 South St Louis Avenue East	Tulsa	OK	14825-93-07- 05040	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	117 South Victor Ave	Tulsa	OK	32725-93-07- 14690	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1207 South Wheeling Ave	Tulsa	OK	34625-93-07- 15440	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1210 South Xanthus Ave	Tulsa	OK	34625-93-07- 15330	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1215 South Wheeling Ave	Tulsa	OK	34625-93-07- 15430	Hillcrest	Hillcrest Main	Land	n/a	n/a

Sched. 1 - 5

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1221 South Wheeling Ave	Tulsa	OK	34625-93-07- 15420	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land	South Xanthus Avenue	Tulsa	OK	34625-93-07- 15360	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1227 South Wheeling Ave	Tulsa	OK	34625-93-07- 15410	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1231 South Wheeling Ave	Tulsa	OK	34625-93-07- 15400	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1232 South Xanthus Ave	Tulsa	OK	34625-93-07- 15340	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1235 South Wheeling Ave	Tulsa	OK	34625-93-07- 15390	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1236 South Xanthus Ave	Tulsa	OK	34625-93-07- 15350	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	South Utica Avenue East (between East 13th Street South and East 13th Place)	Tulsa	OK	42025-93-07- 18690	Hillcrest	Hillcrest Main	Land	n/a	n/a

Sched. 1 - 6

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1707 E 13th Place	Tulsa	OK	42025-93-07- 18710	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1708 East 13th Street South	Tulsa	OK	42025-93-07- 18680	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	1711 E 14th Place South	Tulsa	OK	42100-93-07- 20570	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	1916 E 12th St	Tulsa	OK	34625-93-07- 15320	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	2728 W 51st St	Tulsa	OK	99234-92-34- 15140	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Hillcrest Medical Center, LLC	Vacant land - GL Only	8653 East 11th Street South	Tulsa	OK	08650-93-01- 01135	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Pawnee Clinic with Mobile Home - GL Only	1701 4th Street	Pawnee	OK	0000-06-21N- 05E-4-023-00	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	MOB North	1133 South Utica East	Tulsa	OK	32750-93-07-14880	Hillcrest	Hillcrest Main	Medical office building	n/a	n/a

AHS Tulsa Holdings, LLC	MOB South	1145 South Utica East	Tulsa	OK	32750-93-07-14930	Hillcrest	Hillcrest Main	Medical office building	n/a	n/a

Sched. 1 - 7

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
AHS Tulsa Holdings, LLC	AHS Tulsa Holdings, LLC/Parking Lot - GL Only	1109 South Utica East	Tulsa	OK	32750-93-07- 14720, 32750- 93-07-14740	Hillcrest	Hillcrest Main	Parking	n/a	n/a

AHS Tulsa Holdings, LLC	Parking Lot	S. Wheeling Avenue and East 13th Street South	Tulsa	OK	34625-93-07- 15380	Hillcrest	Hillcrest Main	Parking	n/a	n/a

AHS Hillcrest Medical Center, LLC	Parking Lot	1604 S. Trenton Ave East	Tulsa	OK	14825-93-07- 05400	Hillcrest	Hillcrest Main	Parking	n/a	n/a

AHS Tulsa Holdings, LLC	Bell Building I and II	1245 and 1265 South Utica Avenue East	Tulsa	OK	35100-93-07- 15900	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Bell Building III	1809 East 13th Street South	Tulsa	OK	35100-93-07- 15690	Hillcrest	Hillcrest Main	Land	n/a	n/a

AHS Oklahoma Physician Group, LLC	Utica Park Clinic - Broken Arrow South	2617 South Elm Place West	Broken Arrow	OK	79510-84-23- 21990	Hillcrest	Hillcrest Main	Health care goods and services	n/a	n/a

AHS Oklahoma Physician Group, LLC	Family Medical Care	7600 South Lewis Avenue	Tulsa	OK	71014-83-07- 23460	Hillcrest	Hillcrest Main	Health care goods and services	n/a	n/a

AHS Southcrest Hospital, LLC	HILLCREST HOSPITAL SOUTH	8801 South 101st East Avenue	Tulsa	OK	77061-84-18- 39220, 98418- 84-18-66820, 77061-84-18- 38620	Hillcrest	Hillcrest South	Acute care hospital	General medical surgical hospital	180	9.45%

Sched. 1 - 8

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
AHS Southcrest Hospital, LLC	n/a	8701 South 101st Ave	Tulsa	OK	R770618418386 20	Hillcrest	Hillcrest South	General Office	n/a	n/a

AHS Southcrest Hospital, LLC	Hillcrest South MOB	8803 South 101st East Avenue	Tulsa	OK	77061-84-18- 38630	Hillcrest	Hillcrest South	Medical office building	n/a	n/a

RV Properties, LLC	RV Properties, LLC/South Mingo Land - GL Only	East 91st Street and Mingo Road	Tulsa	OK	98313-83-13- 47210	Hillcrest	Hillcrest South	Land	n/a	n/a

Bailey Medical Center, LLC	Bailey Medical Center MOB	10512 North 110th East Avenue	Owasso	OK	R612601418026 50	Hillcrest	Bailey	Medical office building	n/a	n/a

Bailey Medical Center, LLC	Bailey Medical Center	10502 North 110th East Avenue	Owasso	OK	61305-14-18- 18160	Hillcrest	Bailey	Acute care hospital	General medical surgical hospital	73

AHS Tulsa Holdings, LLC	Vacant land - GL Only	305 South Dogwood Street	Owasso	OK	61195-14-31- 01940	Hillcrest	Bailey	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	310 South Owasso Expy E	Owasso	OK	61195-14-31- 01960	Hillcrest	Bailey	Land	n/a	n/a	0.96%

AHS Tulsa Holdings, LLC	Vacant land - GL Only	315 South Dogwood Street	Owasso	OK	61195-14-31- 01950	Hillcrest	Bailey	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	320 South Dogwood Street East	Owasso	OK	61195-14-31- 01890	Hillcrest	Bailey	Land	n/a	n/a

AHS Tulsa Holdings, LLC	Vacant land - GL Only	320 South Owasso Expressway East	Owasso	OK	61195-14-31- 01970	Hillcrest	Bailey	Land	n/a	n/a

Sched. 1 - 9

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/ PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
AHS Tulsa Holdings, LLC	AHS Tulsa Holdings, LLC/Vacant land - GL Only	56th St. North and N 145th East Avenue	Owasso	OK	90409-04-09- 35620	Hillcrest	Bailey	Land	n/a	n/a

AHS Claremore Regional Hospital, LLC	MOB	1501 N Florence	Claremore	OK	660003251	Hillcrest	Claremore Regional	Medical office building	n/a	n/a	3.35%

AHS Claremore Regional Hospital, LLC	HILLCREST HOSPITAL CLAREMORE	1202 North Muskogee Place	Claremore	OK	660003252, 660003257, 660003225	Hillcrest	Claremore Regional	Acute care hospital	General medical surgical hospital	81

Lovelace Health System, Inc.	LOVELACE MEDICAL CENTER DOWNTOWN	601 Dr Martin Luther King Jr Avenue Northeast	Albuquerque	NM	1-015-057-045- 471-23920	Lovelace	Lovelace Downtown	Acute care hospital	Acute care hospital	318

Lovelace Health System, Inc.	HEART HOSPITAL OF NEW MEXICO	504 Elm Street	Albuquerque	NM	1-015-058-072- 022-30804	Lovelace	Lovelace Downtown	Acute care hospital	Acute care hospital	0 (licensed as part of LMC and beds included in that license)	12.24%

Lovelace Health System, Inc.	St. Joseph Square	715 Martin Luther King Drive	Albuquerque	NM	1-015-057-045- 471-23920	Lovelace	Lovelace Downtown	Health care goods and services	n/a	n/a

Lovelace Health System, Inc.	Lovelace Medical Towers	500 Walter NE	Albuquerque	NM	1-015-057-045- 471-23920	Lovelace	Lovelace Downtown	Medical office building	n/a	n/a

Lovelace Health System, Inc.	Kindred Hospital	700 High Street	Albuquerque	NM	1 015 058 068 058 30806	Lovelace	Lovelace Downtown	Land	n/a	n/a

Sched. 1 - 10

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/ PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share

Lovelace Health System, Inc.	Parking Garage	400 Walter Street	Albuquerque	NM	1-015-057-045- 471-23920	Lovelace	Lovelace Downtown	Parking	n/a	n/a

Lovelace Health System, Inc.	New Garage	Elm St. NE (parking garage)	Albuquerque	NM	1 015 057 045 471 23920	Lovelace	Lovelace Downtown	Parking	n/a	n/a

Lovelace Health System, Inc.	Parking Lot	Elm Street NE	Albuquerque	NM	1 015 058 057 001 30810	Lovelace	Lovelace Downtown	Parking	n/a	n/a

Lovelace Health System, Inc.	n/a	Grande NE	Albuquerque	NM	1 014 057 523 454 12611	Lovelace	Lovelace Downtown	Parking	n/a	n/a

Lovelace Health System, Inc.	n/a	Martin Luther King Jr. Ave. NE	Albuquerque	NM	1 014 057 509 460 12612	Lovelace	Lovelace Downtown	Parking	n/a	n/a

Lovelace Health System, Inc.	n/a	Walter Street NE	Albuquerque	NM	1 014 057 507 448 12613	Lovelace	Lovelace Downtown	Parking	n/a	n/a

Lovelace Health System, Inc.	HHNM-Vacant Lot - On Schedule for GL Only	700 Lomas	Albuquerque	NM	1-015-058-093- 073-30809	Lovelace	Lovelace Downtown	Land	n/a	n/a

Lovelace Health System, Inc.	LOVELACE REHABILITATION HOSPITAL	505 Elm Street NE	Albuquerque	NM	1-015-057-045- 471-23920	Lovelace	Lovelace Rehab Hospital	Inpatient rehabilitation facility	Special hospital (rehabilitation hospital)	62	1.10%

Sched. 1 - 11

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/ PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
Lovelace Health System, Inc.	LOVELACE WOMEN’S HOSPITAL	4701 Montgomery Boulevard Northeast	Albuquerque	NM	1-017-061-402- 036-40128; 1- 017-061-402- 036-40129	Lovelace	Lovelace Women’s	Acute care hospital	Acute care hospital	120

Lovelace Health System, Inc.	Medical Pavilion at Lovelace Women’s Hospital	4705 Montgomery Boulevard Northeast	Albuquerque	NM	1-017-061-374- 016-40129	Lovelace	Lovelace Women’s	Health care goods and services	n/a	n/a

Lovelace Health System, Inc.	Access Road	Jefferson a/k/a 102 Hospital Loop Road NE-Road Parcel for Access	Albuquerque	NM	1 017 061 359 067 40102	Lovelace	Lovelace Women’s	Land	n/a	n/a	18.61%

Lovelace Health System, Inc.	Heights General MOB	101 Hospital Loop Road, Units 101, 103, 108, 109, 110A, 113, 201, 202, 203, 205, 206, 208, 210 and 214	Albuquerque	NM	1 017 061 359 077 40101	Lovelace	Lovelace Women’s	Medical office building	n/a	n/a

Lovelace Health System, Inc.	LOVELACE WESTSIDE HOSPITAL	10501 Golf Course Road NW	Albuquerque	NM	1-012-066-459- 153-40401	Lovelace	Lovelace Westside	Acute care hospital	Acute care hospital	80

Lovelace Health System, Inc.	Westside Pavilion MOB	10511 Golf Course Road (MOB)	Albuquerque	NM	1 012 066 417 179 40403	Lovelace	Lovelace Westside	Medical office building	n/a	n/a	1.63%

Lovelace Health System,	Westside Pavilion MOB Parking Lot	10511 Golf Course Road (parking lot)	Albuquerque	NM	1 012 066 409 175 40402	Lovelace	Lovelace Westside	Parking	n/a	n/a

Sched. 1 - 12

Tenant	Subfacility Name	Subfacility Address	City	State	Parcel/PIN Number	Market	Facility Group	Business	Licensure Type	No. of Licensed Beds	Tenant’s Proportionate Share
Inc.
Lovelace Health System, Inc.	Unimproved Property valued @ $2.3M-GL Only	Stonebridge Pointe Subdivision @ the corner of McMahon Blvd. & Bandelier Drive	Albuquerque	NM	1 012 066 230 240 22333	Lovelace	Lovelace Westside	Land	n/a	n/a

Southwest Medical Associates , LLC	Southwest Medical Associates Westside	4420 Irving Boulevard Northwest	Albuquerque	NM	1-013-065-258- 074-32519	Lovelace	Lovelace Westside	Health care goods and services	n/a	n/a

Lovelace Health System, Inc.	Condo Units/MOB	4801 McMahon Blvd NW Suites #100, #110, #130, #145, #150, #200 and #210	Albuquerque	NM	1 012 066 420 147 40427	Lovelace	Lovelace Westside	Medical office building	n/a	n/a

Lovelace Health System, Inc.	ROSWELL REGIONAL HOSPITAL	117 East 19th Street	Roswell	NM	R006542	Lovelace	Roswell Regional	Acute care hospital	Acute care hospital	26	3.55%

Lovelace Health System, Inc.	Lovelace Urgent Care	2335 North Main Street	Albuquerque	NM	4-136-060-020- 064-000000	Lovelace	Roswell Regional	Health care goods and services	n/a	n/a

Sched. 1 - 13

SCHEDULE 4.7

WIRING INSTRUCTIONS

BANK:	Bank of America
100 West 33rd Street
New York, NY 10001

PAYEE	Ventas, Inc.
ABA:	***
A/C #:	***

SCHEDULE 5.12.1

EXISTING GROUND LEASES

Landlord	Tenant	Lease Title	Premises	City	State
AHS Claremore	Windrose	Ground	This Is A Ground Lease Of The	Claremore	OK
Regional Hospital, LLC As Successor In Interest To C-OK, LLC	Claremore Properties, LLC	Lease Agreement	Parcel Underlying 1501 N. Florence.

Lovelace Health System, Inc., As Successor In Interest To Lovelace Sandia Health System, Inc. D/B/A West Mesa Medical Center	Health Care Property Investors, Inc.	Ground Lease	This Is A Ground Lease Of The Parcel Underlying 10511 Golf Course Road NW (The Lovelace Westside Pavilion MOB).	Albuquerque	NM

AHS Tulsa Holdings, LLC, As Successor In Interest To HHS Property Company	Hillcrest Real Estate Development Co., LLC	Ground Lease Agreement	This Is A Ground Lease Of The Parcel Underlying Following Buildings:	Tulsa	OK

The William H. Bell Medical

Building I: 1245 S. Utica

Avenue

The William H. Bell Medical

Building II: 1265 S. Utica

Avenue

The Hillcrest North Physicians

Building: 1133 S. Utica Avenue

The Hillcrest South Physicians

Building: 1145 S. Utica

Avenue.

AHS Tulsa Holdings, LLC, As Successor In Interest To HHS Property Company	Hillcrest Real Estate Development Co., LLC	Ground Lease Agreement	This Is A Ground Lease Of The Parcel Underlying 1809 E. 13th Street (Bell Building III).	Tulsa	OK

Bailey Medical Center, LLC D/B/A Bailey Medical Center	HCP Owasso MOB, LLC	Ground Lease	This Is A Ground Lease Of The Parcel Underlying 10502 North 110th East Avenue.	Owasso	OK

SCHEDULE 6.5.1

ALTERATIONS

BSA Emergency Department Project

$27,000,000 project (the “BSA Emergency Department Project”) for the emergency department (ED) expected to open late 2015 and final construction on existing ED space to occur in 2016. BSA Hospital’s new emergency department consists of the expansion and replacement of the hospitals existing emergency department. A three phase project, phase one and two will provide a fully functional emergency department. The pre-ED phase consists of garage modifications and a temporary ambulance entrance structure. A single level ED will be composed of 40 exam rooms over four separate pods, three resuscitation rooms (one of which serves as the departments isolation room), an eight room minor care suite and imaging component (CT and X-ray). All of the previously listed clinical areas will be a part of phase one of the ED construction. Phase two of the ED consists of a shelled fifth pod, staff support areas and shell space for TBD functions.

Harrington Cancer Center Project

A commitment was made by AHS as part of the BSAHS purchase to commit $25,000,000 of capital to build new facilities or refurbish or expand certain areas of Harrington Cancer Center. The cancer center is very old and does not allow for much efficiency due to the current space layout. The chemotherapy volume has grown to an extent to where patients are literally shoulder to shoulder in the infusion area. The project will include new construction in the space between BSA Hospital and the existing cancer center. Final space requirements and cost are still undetermined. Final selection of an architect has just been made.

SCHEDULE 14.3

GUARANTEED LEASES

10512 N. 10th	Bailey Medical	Ardent Medical Services,	HCP Owasso MOB,
East Ave., Suite	Center, LLC	Inc.	LLC
100, Owasso, OK

701 East Main	AHS Oklahoma	Ardent Medical Services,	Jenks Pointe, LLC
St., 1st and 2nd	Physician Group,	Inc.
floors, Jenks OK	LLC

10512 N. 10th	Bailey Medical	Ardent Medical Services,	HCP Owasso MOB,
East Ave., Suite	Center, LLC	Inc., as successor in interest	LLC
240, Owasso, OK		to AHS Holdings, Inc.

100 North	AHS Oklahoma	Ardent Medical Services,	Cleveland Area
Hickerson Dr.,	Physicians Group,	Inc., as successor in interest	Hospital Trust
Cleveland, OK	LLC	to AHS Holdings [sic]	Authority

10511 Golf	Lovelace Sandia	Ardent Medical Services,	Health Care Property
Course Road NW,	Health System,	Inc., as successor in interest	Investors, Inc.
Albuquerque, NM	Inc. d/b/a West	to AHS Holdings, Inc.
Mesa Medical
Center

Henryetta	AHS Henryetta	Ardent Medical Services,	The Henryetta Hospital
Hospital property	Hospital, LLC	Inc., as successor in interest	Authority
to Ardent Holdings, Inc., as
successor in interest to
Ardent Health Services,
Inc.